Exhibit 10.2

$40,000,000

TERM LOAN CREDIT AGREEMENT

Dated as of September 20, 2016

Among

CLAIRE’S STORES, INC.,

as Borrower,

THE LENDERS PARTY HERETO,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

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(continued)

		Page

ARTICLE III
Representations and Warranties
44

SECTION 3.01.	Organization; Powers	44

SECTION 3.02.	Authorization	44

SECTION 3.03.	Enforceability	45

SECTION 3.04.	Governmental Approvals	45

SECTION 3.05.	Financial Statements	45

SECTION 3.06.	Subsidiaries	45

SECTION 3.07.	Litigation	46

SECTION 3.08.	Federal Reserve Regulations	46

SECTION 3.09.	Investment Company Act	46

SECTION 3.10.	[Reserved]	46

SECTION 3.11.	Tax Returns	46

SECTION 3.12.	Employee Benefit Plans	47

SECTION 3.13.	Labor Matters	47

SECTION 3.14.	Security Documents	48

SECTION 3.15.	Location of Real Property and Leased Premises	48

SECTION 3.16.	No Default	49

SECTION 3.17.	Intellectual Property; Licenses, Etc.	49

SECTION 3.18.	Anti-Money Laundering and Economic Sanctions Laws	49

SECTION 3.19.	FCPA	50

SECTION 3.20.	Insurance	50

SECTION 3.21.	Title to Properties; Possession under Leases	50

ARTICLE IV
Closing Date
51

SECTION 4.01.	Closing Date	51

ARTICLE V
Affirmative Covenants
53

SECTION 5.01.	Existence; Businesses and Properties	53

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(continued)

		Page

SECTION 5.02.	Insurance	54

SECTION 5.03.	Taxes	55

SECTION 5.04.	Financial Statements, Reports, etc.	55

SECTION 5.05.	Litigation and Other Notices	56

SECTION 5.06.	Compliance with Laws	57

SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	57

SECTION 5.08.	[Reserved]	57

SECTION 5.09.	Further Assurances; Additional Security	57

ARTICLE VI
Negative Covenants
59

SECTION 6.01.	Indebtedness	59

SECTION 6.02.	Liens	64

SECTION 6.03.	Sale and Lease Back Transactions	68

SECTION 6.04.	Investments, Loans and Advances	68

SECTION 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	72

SECTION 6.06.	Restricted Payments	75

SECTION 6.07.	Transactions with Affiliates	77

SECTION 6.08.	Business of the Borrower and the Subsidiaries	80

SECTION 6.09.	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain Other Agreements; etc.	81

SECTION 6.10.	Qualified CFC Holding Companies	83

SECTION 6.11.	Fiscal Year; Accounting	83

ARTICLE VII
Events of Default
84

SECTION 7.01.	Events of Default	84

SECTION 7.02.	Exclusion of Immaterial Subsidiaries	86

ARTICLE VIII
The Agents
87

SECTION 8.01.	Appointment	87

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(continued)

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(continued)

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Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of U.S. Tax Compliance Certificate
Exhibit C	Form of Collateral Agreement
Exhibit D	Form of Joinder
Exhibit E	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit F	ABL Intercreditor Agreement
Exhibit G	First Lien Intercreditor Agreement
Exhibit H	Second Lien Intercreditor Agreement

Schedule 1.01A	Excluded Subsidiaries
Schedule 1.01B	Mortgaged Properties
Schedule 1.01C	Immaterial Subsidiaries
Schedule 1.01D	Unrestricted Subsidiaries
Schedule 2.01	Initial Lenders
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.06(a)	Subsidiaries
Schedule 3.06(b)	Subscriptions
Schedule 3.11	Taxes
Schedule 3.15	Material Real Estate
Schedule 3.17	Intellectual Property
Schedule 3.18	Anti-Money Laundering Laws
Schedule 3.21(b)	Possession under Leases
Schedule 3.21(c)	Intellectual Property
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

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TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (this “Agreement”), among CLAIRE’S STORES INC., a Florida corporation (the “Borrower”), the LENDERS party hereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to enter into this Agreement, pursuant to which the Lenders will provide Loans (as defined below) to the Borrower subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, the parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement (including the recitals hereto), the following terms shall have the meanings specified below:

“$40 Million Gibraltar Term Loan Facility” shall mean the $40,000,000 term loan credit facility under a term loan credit agreement dated as of August 12, 2016 and effective as of September 20, 2016 among Claire’s (Gibraltar) Holdings Limited, Credit Suisse AG, Cayman Islands Branch, as administrative agent (or such other bank that may be administrative agent thereunder from time to time) and the lenders party thereto from time to time, as such facility may be amended, restated, modified, replaced or refinanced from time to time.

“$60 Million Gibraltar Term Loan Facility” shall mean the $60,000,000 term loan credit facility under a term loan credit agreement dated on or about the date hereof among Claire’s (Gibraltar) Holdings Limited, Wilmington Trust, National Association, as administrative agent (or such other bank that may be administrative agent thereunder from time to time) and the lenders party thereto from time to time, as such facility may be amended, restated, modified, replaced or refinanced from time to time.

“$130 Million Term Loan Facility” shall mean the $130,000,000 term loan credit facility under a term loan credit agreement dated on or about the date hereof among the Borrower, Wilmington Trust, National Association, as administrative agent (or such other bank that may be administrative agent thereunder from time to time) and the lenders party thereto from time to time, as such facility may be amended, restated, modified, replaced or refinanced from time to time.

“ABL Facility” shall mean the $75,000,000 credit facility under a credit agreement dated as of August 12, 2016 and effective as of September 20, 2016 among the Borrower, Credit Suisse AG, as administrative agent (or such other bank that may be administrative agent thereunder from time to time), and the lenders party thereto from time to time, as such facility may be amended, restated, modified, replaced or refinanced from time to time.

“ABL Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of September 20, 2016 by and among the Credit Suisse AG, Cayman Islands Branch, as Initial ABL Agent, The Bank of New York Mellon Trust Company, N.A., as Notes Agent, each Additional First Lien Agent from time to time party thereto, Holdings, the Borrower and the Subsidiaries from time to time party thereto, attached hereto as Exhibit F as amended, restated, supplemented or otherwise modified from time to time.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.09(c).

“Additional Obligations” shall have the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean (a) when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified and (b) when used with respect to the Borrower, in addition to any “Affiliate” specified in the foregoing clause (a), shall include the Fund and any person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Fund.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.21(a).

“Affiliate Loan” shall have the meaning assigned to such term in Section 2.13(a).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Anti-Money Laundering Laws” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and acknowledged by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A to this Agreement or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Bankruptcy Event” shall mean, with respect to any person, when such person files a petition or application seeking relief under the U.S. Bankruptcy Code (or other insolvency law) or becomes the subject of a bankruptcy or insolvency or examinership proceeding, or has had a receiver, interim receiver, receiver and manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, examiner or similar person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent (acting at the written direction of the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such person with immunity from the jurisdiction of courts within the U.S. or any other applicable jurisdiction or from the enforcement of judgments or writs of attachment on its assets or permits such person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such person.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Qualified IPO” shall mean an initial public offering of Equity Interests of the Borrower constituting a Qualified IPO.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof accounted for as a liability at such time determined in accordance with GAAP.

A “Change in Control” shall be deemed to occur if:

(a) at any time, (i) prior to a Borrower Qualified IPO, Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower, (ii) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings (prior to a Borrower Qualified IPO) or the Borrower (following a Borrower Qualified IPO) shall at any time be occupied by persons who were neither (A) nominated or approved by the Board of Directors of Holdings (prior to a Borrower Qualified IPO) or the Borrower (following a Borrower Qualified IPO) or a Permitted Holder, (B) appointed by directors so nominated or approved nor (C) appointed by a Permitted Holder or (iii) a “change of control” (or similar event) shall occur under the Senior Unsecured Notes Indenture, the Senior Subordinated Notes Indenture, the Senior Secured First Lien Notes Indenture, the Senior Secured Second Lien Notes Indenture, the PIK Senior Subordinated Notes Indenture, any Material Indebtedness or any Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing or any Disqualified Stock (to the extent the aggregate amount of the applicable Disqualified Stock exceeds $35 million);

(b) at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; or

(c) at any time after a Qualified IPO, any person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Securities Exchange Act of 1934 as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders (so long as Permitted Holders own not less than a majority of the voting interest in Equity Interests of Holdings owned by all members of such “group” in the aggregate), shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Equity Interests of Holdings (prior to a Borrower Qualified IPO) or the Borrower (following a Borrower Qualified IPO) and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Equity Interests of Holdings (prior to a Borrower Qualified IPO) or the Borrower (following a Borrower Qualified IPO).

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean the date on which the conditions precedent set forth in Article IV have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the Closing Date (as amended, supplemented or otherwise modified from time to time), among the Borrower, each Subsidiary Loan Party and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on or prior to the Closing Date, the Collateral Agent shall have received (i) from the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement in the form of Exhibit C to this Agreement, duly executed and delivered on behalf of such person and (ii) to the extent not executed and delivered prior to the Closing Date, an Acknowledgment and Consent in the form attached to the Collateral Agreement, executed and delivered by each issuer of Pledged Collateral (as defined in the Collateral Agreement), if any, that is a Subsidiary of the Borrower but is not a Loan Party;

(b) on or prior to the Closing Date, (i) the Collateral Agent shall have received (A) a pledge of all the issued and outstanding Equity Interests of each Domestic Subsidiary (other than Subsidiaries listed on Schedule 1.01A) owned on the Closing Date directly by the Borrower or any Subsidiary Loan Party and (B) a pledge of 100% of the outstanding non-voting Equity Interests and 65% of the outstanding voting Equity Interests of each (1) “first tier” Foreign Subsidiary directly owned by any Loan Party and (2) each “first tier” Qualified CFC Holding Company directly owned by any Loan Party (other than Subsidiaries listed on Schedule 1.01A) and (ii) the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) any Indebtedness that is owing to any Loan Party in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the

Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent (acting at the written direction of Required Lenders)), and (ii) the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(e) in the case of any person that becomes a “first tier” Foreign Subsidiary directly owned by the Borrower or a Subsidiary Loan Party after the Closing Date, subject to Section 5.09(g), the Collateral Agent shall have received, as promptly as practicable following such event, a Foreign Pledge Agreement, duly executed and delivered on behalf of such Foreign Subsidiary and the direct parent company of such Foreign Subsidiary; provided, that such a pledge would not violate any applicable law or agreements with other shareholders or joint venture partners;

(f) after the Closing Date, (i) all the outstanding Equity Interests of (A) any person that becomes a Subsidiary Loan Party after the Closing Date and (B) subject to Section 5.09(g), all the Equity Interests that are acquired by a Loan Party after the Closing Date (including, without limitation, the Equity Interests of any Special Purpose Receivables Subsidiary established after the Closing Date), shall have been pledged pursuant to the Collateral Agreement or a Foreign Pledge Agreement; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of (1) any “first tier” Foreign Subsidiary or (2) any “first tier” Qualified CFC Holding Company directly owned by such Loan Party be pledged to secure Obligations of the Borrower, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Loan Party or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Loan Party be pledged to secure the Obligations, and (ii) the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(g) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, or actions required by law or reasonably requested by the Collateral Agent (acting at the written direction of Required Lenders) to be delivered, filed, registered, recorded or taken to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or arrangements shall have been made by the Borrower for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(h) the Collateral Agent shall have received evidence of the insurance required by the terms of this Agreement and the Mortgages (if any);

(i) except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(j) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.09, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.09.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall be entitled to receive any greater amount pursuant to Section 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender.

“Consolidated Debt” at any date shall mean the sum of (without duplication) the principal or face amount, regardless of whether GAAP would require a different amount to be recited on the balance sheet of the Borrower, of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and the Subsidiaries, in each case, as determined on a consolidated basis on such date.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i) any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to new product lines, plant shutdown costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, and expenses or charges related to any offering of Equity Interests or debt securities of Holdings or any Parent Entity, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), in each case, shall be excluded;

(ii) any net after tax income or loss from abandoned, closed or discontinued operations and any net after tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(iii) any net after tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded;

(iv) any net after tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Agreements or other derivative instruments resulting from fair-value accounting required by the applicable standards under GAAP shall be excluded;

(v) (A) the equity interest in the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (A);

(vi) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(vii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any acquisition consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(viii) any non-cash impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles, including key money amortization, arising pursuant to GAAP shall be excluded;

(ix) any non-cash expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(x) expenses associated with additional accruals and reserves that were established or adjusted within twelve months after February 28, 2012 and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standards under GAAP and related interpretations shall be excluded;

(xii) to the extent otherwise included in Consolidated Net Income any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded;

(xiii) (i) the non-cash portion of “straight-line” rent expense shall be excluded, (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded and (iv) cash received from landlords for tenant allowances shall be included;

(xiv) an amount equal to the amount of any Restricted Payments actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06 shall be included as though such amounts had been paid as income taxes directly by such person for such period;

(xv) any (a) one-time non-cash compensation charges, (b) costs and expenses after February 28, 2012 related to employment of terminated employees (including but not limited to change of control payments, “gross up” payments under Code Sections 280G and 4999 and the acceleration of options) or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on February 28, 2012 of officers, directors and employees, in each case of such person or any of its Subsidiaries, shall be excluded; and

(xvi) solely for the purpose of determining the amount available for Restricted Payments under clause (b) of the definition of Cumulative Credit, the difference, if positive, of the Taxes of the Borrower and its consolidated Subsidiaries on a consolidated basis calculated in accordance with GAAP and the actual Taxes paid in cash by the Borrower and its consolidated Subsidiaries during such period shall be included.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $50 million, plus:

(b) solely to the extent that (x) the Fixed Charge Coverage Ratio of the Borrower after giving effect to the applicable use of the Cumulative Credit would be at least 2.00:1.00 on a Pro Forma Basis and (y) the Borrower’s Consolidated Leverage Ratio (as defined in the Senior Secured First Lien Notes Indenture as in effect on the Closing Date) would be less than 6.00:1.00 on a Pro Forma Basis consistent with such definition of Consolidated Leverage Ratio (it being understood that if any amount is utilized pursuant to this clause (b), such amount shall continue to be taken into account for purposes of determining the Cumulative Credit notwithstanding whether the foregoing ratios are satisfied at the time of any subsequent determination), 50% of the Consolidated Net Income of the Borrower and its Subsidiaries for the period from January 29, 2012, to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(c) 100% of the aggregate amount, including cash and the fair market value (as determined in good faith by the Borrower) of property other than cash, received by the Borrower and its Subsidiaries after February 28, 2012 (other than any amount that was relied upon as the basis for the permissibility of any transaction pursuant to Section 6.04(a) or (bb), Section 6.06(c)(x) or (i) or Section 6.09(b)(i)(C)) from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock), including Equity Interests issued upon exercise of warrants or options, plus

(d) 100% of the aggregate amount of contributions to the capital of the Borrower and its Subsidiaries received in cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash after February 28, 2012 (other than any amount that was relied upon as the basis for the permissibility of any transaction pursuant to any other provision of Section 6.04, Section 6.06 or Section 6.09 other than the Cumulative Credit), plus

(e) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Borrower or any Subsidiary issued after February 28, 2012 (other than Indebtedness or Disqualified Stock issued to a Subsidiary and other than Junior Financing converted pursuant to Section 6.09(b)(i)(D)) which has been converted into or exchanged for Equity Interests in the Borrower (other than Disqualified Stock), Holdings or any Parent Entity (provided in the case of Holdings or any Parent Entity, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(f) 100% of the aggregate amount received by the Borrower or any Subsidiary in cash and the fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Subsidiary from:

(1) the sale or other disposition (other than to the Borrower or a Subsidiary of the Borrower) of Investments made by the Borrower and its Subsidiaries in reliance on the Cumulative Credit and from repurchases and redemptions of such Investments from the Borrower and its Subsidiaries by any person (other than the Borrower or any of its Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Investments in reliance on the Cumulative Credit,

(2) the sale (other than to the Borrower or a Subsidiary of the Borrower) of the Equity Interests of an Unrestricted Subsidiary to the extent of any Investment therein from the Cumulative Credit, or

(3) a distribution or dividend from an Unrestricted Subsidiary to the extent of any Investment therein from the Cumulative Credit, plus

(g) in the event any Unrestricted Subsidiary of the Borrower has been redesignated as a Subsidiary that is not an Unrestricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any other Subsidiary, the fair market value (as determined in good faith by the Borrower) of the Investment of the Borrower in such Unrestricted Subsidiary that was made in reliance on the Cumulative Credit at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); minus

(h) the aggregate amount of Investments made pursuant to Section 6.04(b)(iii)(y) and (j)(ii), Restricted Payments made pursuant to Section 6.06(e) and payments in respect of Junior Financing made pursuant to Section 6.09(b)(i)(F) following the Closing Date.

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both would constitute an Event of Default.

“Debt Fund Affiliate Lender” shall mean entities managed by the Fund or funds advised by its affiliated management companies that are primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings or the Borrower has the right to make any investment decisions.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or one of the Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the Final Maturity Date and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary, a Qualified CFC Holding Company or a Subsidiary listed on Schedule 1.01A.

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xiii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, state, franchise and similar Taxes and foreign withholding Taxes (including any penalties and interest related to such Taxes or arising from Tax examinations),

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and the Subsidiaries for such period),

(iii) depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including the amortization of intangible assets, key money expense, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the Obligations and (y) any amendment or other modification of the Obligations or other Indebtedness and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(v) restructuring charges or reserves,

(vi) any other non-cash charges; provided, that, for purposes of this subclause (vi) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period and any other item specifically identified in the definition of “Consolidated Net Income” or in this definition of “EBITDA”),

(vii) the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals related to such fees and related expenses) during such period; provided, that such amount shall not exceed in any four quarter period the sum of (i) the greater of $6 million and 2.0% of EBITDA for such four quarter period, plus any reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods, plus (ii) the amount of deferred fees (to the extent such fees would otherwise have been permitted to be included in clause (i) if paid, but were not included in such clause (i)), plus (iii) 2.0% of the value of transactions permitted hereunder and entered into by Holdings and the Subsidiaries with respect to which the Fund or any Fund Affiliate provides any of the aforementioned types of services, plus (iv) the payment of the present value of all amounts payable pursuant to any agreement described in this subclause (vii) of this clause (a) in connection with the termination of such agreement,

(viii) the amount of loss on sale of receivables and related assets to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing,

(ix) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Loan Party solely to the extent that such net cash proceeds are excluded from the calculation of Cumulative Credit (including any payment of dividend equivalent rights to option holders),

(x) non-cash stock compensation expense including GAAP charges associated with any long-term incentive plan now in effect or later established,

(xi) any non-cash charges associated with any income or loss from disposed, abandoned, discontinued operations or store closures to the extent not already captured in (a)(ii) of the definition of “Consolidated Net Income”, and

(xii) Exchange Transaction Expenses,

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States or other Governmental Authority pursuant to which Sanctions have been imposed on any person, entity, organization, country or regime, including without limitation the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Embargoed Person” shall mean (i) any country or territory that is the subject of a sanctions program administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) any party that (w) is publicly identified on the most current list of

“Specially Designated Nationals and Blocked Persons” published by OFAC, (x) is a “designated national” pursuant to OFAC’s Cuban Assets Control Regulations (31 C.F.R. 515.305), (y) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a sanctions program administered by OFAC or (z) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other requirement of law.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any applicable law (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, release or threatened release of, or exposure to, any hazardous material or to occupational health and safety matters (to the extent relating to the environment or hazardous materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b) and (c) of the Code.

“ERISA Event” shall mean (a) any Reportable Event occurs or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) and, on and after the effectiveness of Title I of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any

liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA (or, after the effectiveness of Title II of the Pension Act, that it is in endangered or critical status, within the meaning of Section 305 of ERISA); (h) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (i) on and after the effectiveness of Title I of the Pension Act, a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (j) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Transaction Documents” shall mean the Offer to Exchange by Claire’s Stores, Inc., CLSIP LLC, Claire’s (Gibraltar) Holdings Limited, dated August 12, 2016 (as may be amended or supplemented), and all documents related to the exchange contemplated therein, including, without limitation, each of the “Term Loan Credit Agreements” referred to in such Offer to Exchange and attached thereto as Annexes A-1, A-2 and A-3, together with all collateral agreements, intercreditor agreements and other documents entered into in connection with any of the foregoing.

“Exchange Transaction Expenses” shall mean any fees or expenses incurred or paid by the Fund, Holdings, the Borrower (or any direct or indirect parent of the Borrower) or any of the Subsidiaries directly or indirectly in connection with the Exchange Transactions, this Agreement and the other Loan Documents (including expenses in connection with Swap Agreements) and the transactions contemplated hereby and thereby including, without limitation, payments which are accelerated or increased by reason of the consummation of the Exchange Transactions.

“Exchange Transactions” shall mean, collectively, the transactions that have or will occur pursuant to the Exchange Transaction Documents.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any income Taxes imposed on (or measured by) its net income (however denominated or franchise Taxes imposed in lieu of net income Taxes) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Loan, (x) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 2.19, any U.S. federal withholding Tax that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan (or designates a new lending office) except to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding Tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e) or Section 2.17(f) with respect to such Loan, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of August 12, 2016 and effective as of September 20, 2016, by and among Holdings, the Borrower, the lenders party thereto, Credit Suisse AG, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Existing Indebtedness” shall mean any issued and outstanding Senior Secured Second Lien Notes, Senior Unsecured Notes, Senior Subordinated Notes and PIK Senior Subordinated Notes exchanged for Loans hereunder in the Exchange Transactions.

“Fair Market Value” shall mean, with respect to any asset or property, the price which could be negotiated in an arms’-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code) as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” shall mean that certain fee letter, dated as of even date herewith, between the Borrower and Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person.

“Final Maturity Date” shall mean September 20, 2021.

“First Lien Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement dated as of March 2, 2012 among Credit Suisse AG, Cayman Islands Branch, as Bank Collateral Agent under the Existing Credit Agreement, The Bank of New York Mellon Trust Company, N.A., as Indenture Agent under the Senior Secured First Lien Indenture, each grantor party thereto from time to time, and each additional agent from time to time party thereto, attached hereto as Exhibit G, as amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” shall have the meaning ascribed to such term in the Senior Secured First Lien Notes Indenture.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of Required Lenders); provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary be pledged to secure Obligations of the Borrower.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fund” shall mean Apollo Management VI, L.P. and other affiliated co-investment partnerships.

“Fund Affiliate” shall mean (i) each Affiliate of the Fund and (ii) any individual who is a partner or employee of Apollo Management, L.P. or the Fund.

“Fund Termination Fee” shall have the meaning specified in Section 6.07(b)(xiv).

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02;

provided that any reference to the application of GAAP in Sections 3.11(b), 3.13, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee or other letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Holdings” shall mean Claire’s Inc., a Delaware corporation.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis for the applicable Test Period, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of 10.0% of Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis for the applicable Test Period. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01C.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Initial Lenders” shall mean each person specified on Schedule 2.01 that (a) becomes party hereto by executing and delivering a Joinder pursuant to Section 2.03 and (b) holds a Loan pursuant to Section 2.01 on the Closing Date.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than the Borrower or a Subsidiary Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Swap Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean each February 15 and August 15, provided, that if any such date is not a Business Day, the Interest Payment Date shall be the next Business Day after such date.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Joinder” shall mean a Joinder Agreement substantially in the form of Exhibit D to this Agreement.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Lender” shall mean each Initial Lender (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04.

“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean this Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, the ABL Intercreditor Agreement, the Security Documents and any Note issued under Section 2.09(d).

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean, collectively, the term loans made by the Lenders pursuant to Section 2.01.

“Local Time” shall mean New York City time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of Holdings, the Borrower and the Subsidiaries, as the case may be, on the Closing Date together with (x) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (y) executive officers and other management personnel of Holdings, the Borrower and the Subsidiaries, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of the Borrower and the Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans) of the Borrower or any Subsidiary in an aggregate principal amount exceeding $30 million.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maturity Date” shall mean the earlier of (a) the date on which the outstanding Obligations become due and payable in accordance with the terms of this Agreement and (b) the Final Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the Real Properties owned in fee by the Borrower and each Subsidiary Loan Party that are set forth on Schedule 1.01B and each additional Real Property encumbered by a Mortgage pursuant to Section 5.09.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, each in form reasonably satisfactory to the Administrative Agent (acting at the written direction of Required Lenders), as amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall have the meaning assigned to such term in Section 2.09(d).

“Notes Offering Memorandum” shall mean the Offering Memorandum, dated September 6, 2012, in respect of additional Senior Secured First Lien Notes.

“Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including PIK Interest and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Agents or other Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each other Loan Document.

“OID” shall have the meaning assigned to such term in Section 2.21.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest, penalties and additions related thereto (but not Excluded Taxes).

“Parent Entity” shall mean any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” shall mean the Pension Protection Act of 2006, as amended.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (iv) to the extent required by Section 5.09, any person acquired in such acquisition, if acquired by the Borrower or a Domestic Subsidiary, shall be merged into the Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party, and (v) the aggregate amount of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or persons that do not become Subsidiary Loan Parties upon consummation of such acquisition shall not exceed the greater of (x) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition or investment for which financial statements have been delivered pursuant to Section 5.04 and (y) $150 million.

“Permitted Holder” shall mean each of (i) the Fund and the Fund Affiliates, and (ii) the Management Group.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated A by S&P or A by Moody’s;

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P;

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5 billion;

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(h).

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and an Affiliate Lender as an Assignee, as acknowledged by the Administrative Agent (if required by Section 9.04) in the form of Exhibit E or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided, that (A) recourse to the Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary) and (B) the aggregate Receivables Net Investment since the Closing Date shall not exceed $50 million at any time outstanding.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that such Indebtedness: (a) except with respect to Section 6.01(i), has a weighted average life to maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the shorter of (i) the remaining weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Final Maturity Date were instead due on such date one year following the Final Maturity Date; (b) has a stated final maturity that is not earlier than the earlier of (x) the final stated maturity of the Indebtedness being Refinanced or (y) 91 days following the Final Maturity Date; (c) to the extent such Permitted Refinancing Indebtedness is used to Refinance (i) Indebtedness junior in right of payment to the Loans or the Guarantee of a Loan Party, as applicable, such Permitted Refinancing Indebtedness is junior in right of payment to the Loans or such Guarantee, as applicable; and (d) shall not include Indebtedness of a Loan Party that Refinances Indebtedness of an Unrestricted Subsidiary; provided, further, that clauses (a) and (b) above will not apply to any Refinancing of Indebtedness secured by a Lien.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“PIK Amount” shall have the meaning assigned to such term in Section 2.13(a).

“PIK Interest” shall have the meaning assigned to such term in Section 2.13(a).

“PIK Senior Subordinated Notes” shall mean $183,556,002 aggregate principal amount of the Borrower’s 10.500% PIK Senior Subordinated Notes due 2017 issued pursuant to the PIK Senior Subordinated Notes Indenture and outstanding on the Closing Date.

“PIK Senior Subordinated Notes Indenture” shall mean the Indenture dated as of May 4, 2016, by and among the Borrower, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the PIK Senior Subordinated Notes were issued, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is, (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Preferred Stock” shall mean any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition, Investment, disposition, merger, amalgamation, consolidation (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any of the Subsidiaries that the Borrower or any of the Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or (x) in the case of restructurings determined to be made, will occur within twelve months after the date of such certificate or (y) in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to any other calculation of the Total Net Secured Leverage Ratio, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or other relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or any other calculation of the Total Net Secured Leverage Ratio, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or other relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include, (i) for any fiscal period ending on or prior to the second anniversary of any relevant pro forma event, adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Exchange Transactions) and (2) all adjustments of the type used in connection with the calculation of Adjusted EBITDA as set forth in footnote 2 to the “Summary Historical Consolidated Financial Information” under “Summary” in the Notes Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable. The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Borrower (a) that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, (b) the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) one or more other Qualified CFC Holding Companies and (c) has no outstanding Guarantee of Indebtedness of Holdings, the Borrower or any Domestic Subsidiary.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Qualified IPO” shall mean an underwritten public offering of the Equity Interests of the Borrower, Holdings or any direct or indirect parent of Holdings which generates cash proceeds of at least $50 million.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, Lenders having a majority in the aggregate principal amount of the outstanding Loans of all Lenders; provided, that prior to a Bankruptcy Event, the portion of any Loans held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” means, at any time, the amount of Loans required to be held by Lenders in order for such Lenders to constitute “Required Lenders” without giving effect to the foregoing proviso.

“Responsible Officer” of (a) any Agent shall mean any officer within the department of such Agent administering this matter, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of such Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement; and (b) of any other person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of March 4, 2011 among Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Agent, each other first lien obligations agent from time to time a party thereto, as a First Lien Agent, The Bank of New York Mellon Trust Company, N.A., as a Second Priority Agent, each other Second Priority Agent from time to time a party thereto, Holdings, the Borrower and each Subsidiary party thereto from time to time, attached hereto as Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the Foreign Pledge Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

“Senior Euro Revolver Agreement” shall mean that certain Multicurrency Revolving Facility Agreement, as originally dated as of October 2, 2014, as amended on July 15, 2015 and as amended and restated on September 20, 2016, by and among Claire’s (Gibraltar) Intermediate Holdings Limited, the guarantors party thereto and HSBC Bank PLC, as lender (as amended, restated, modified, replaced or refinanced from time to time).

“Senior Secured Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and the Subsidiaries outstanding at such date that consists of, without duplication, (A) Indebtedness that in each case is then secured by a Lien (other than Liens securing the Senior Secured Second Lien Notes and other Liens that are subordinated to the Liens securing the Obligations (it being understood that such Liens may be senior in priority to, or pari passu with, or junior in priority to, Liens securing Indebtedness other than the Obligations) and (B) Indebtedness of a Subsidiary that is not a Loan Party, less (ii) without duplication, the sum of (x) Unrestricted Cash and Permitted Investments of the Borrower and the Subsidiaries on such date plus (y) prior to a Borrower Qualified IPO, the lesser of (A) the Unrestricted Cash and Permitted Investments that would appear on an unconsolidated balance sheet of Holdings on such date and (B) 25% of EBITDA for the relevant four quarter period used in calculating the Total Net Secured Leverage Ratio.

“Senior Secured First Lien Notes” shall mean the 9.00% Senior Secured First Lien Notes due 2019 in an aggregate principal amount of $1,125 million and the 6.125% Senior Secured First Lien Notes due 2020 in a principal amount of $210 million, in each case, issued by the Borrower pursuant to the Senior Secured First Lien Notes Indenture and outstanding on the Closing Date.

“Senior Secured First Lien Notes Indenture” shall mean, collectively, the Indenture dated as of February 28, 2012 and the Indenture dated March 15, 2013 under which the Borrower issued its Senior Secured First Lien Notes, in each case, among the Borrower, certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements of this Agreement.

“Senior Secured Second Lien Notes” shall mean $450 million aggregate principal amount of the Borrower’s 8.875% Senior Secured Second Lien Notes due 2019 issued pursuant to the Senior Secured Second Lien Notes Indenture and outstanding on the Closing Date.

“Senior Secured Second Lien Notes Indenture” shall mean the Indenture dated as of March 4, 2011 under which the Senior Secured Second Lien Notes were issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Subordinated Notes” shall mean approximately $85.2 million aggregate principal amount of the Borrower’s 10.5% Senior Subordinated Notes due 2017 and $183.55 million 10.5% PIK Senior Subordinated Notes issued pursuant to the Senior Subordinated Notes Indenture and outstanding on the Closing Date.

“Senior Subordinated Notes Indenture” shall mean the Indenture dated as of May 14, 2013 under which the Senior Subordinated Notes were issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Unsecured Notes” shall mean approximately $320 million aggregate principal amount of the Borrower’s 7.75% Senior Notes due 2020, issued pursuant to the Senior Unsecured Notes Indenture and outstanding on the Closing Date.

“Senior Unsecured Notes Indenture” shall mean the Indenture dated as of May 14, 2013 under which the Senior Unsecured Notes were issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of Sections 3.07, 3.11, 3.12, 5.03, 5.09 and 7.01(k), and the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of the Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Parties” shall mean (a) each Wholly Owned Domestic Subsidiary of the Borrower on the Closing Date (other than a Wholly Owned Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and other than those set forth on Schedule 1.01D) and (b) each Wholly Owned Domestic Subsidiary of the Borrower (other than a Wholly Owned Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) that becomes, or is required to become, a party to the Collateral Agreement after the Closing Date.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest, penalties and additions related thereto.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period).

“Total Net Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Senior Secured Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Unfunded Pension Liability” shall mean, as of the most recent valuation date for the applicable Plan, the excess of (1) the Plan’s actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan for purposes of Section 412 of the Code or Section 302 of ERISA) of its benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Plan.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of the Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of the Subsidiaries; provided, that, solely for purposes of clause (ii)(y)(A) of the definition of “Senior Secured Debt”, “Unrestricted Cash” shall mean cash or cash equivalents of Holdings or any of the Subsidiaries (other than the Borrower and its Subsidiaries) that would not appear as “restricted” on a consolidated balance sheet of Holdings or any of the Subsidiaries.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary identified on Schedule 1.01D and (2) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of the Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(j), and any prior or concurrent Investments in such Subsidiary by the Borrower or any of the Subsidiaries shall be deemed to have been made under Section 6.04(j), (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04(j) and (d) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Senior Subordinated Notes Indenture, the Senior Unsecured Notes Indenture, the Senior Secured First Lien Notes Indenture, the Senior Secured Second Lien Notes Indenture, the PIK Senior Subordinated Notes Indenture and any other Indebtedness in excess of $100 million permitted to be incurred hereunder and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided, further, that at the time of the initial Investment by the Borrower or any of the Subsidiaries in such Subsidiary, the Borrower shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Borrower, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) all representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iv) both before and after giving effect to such designation, the Borrower could incur $1.00 of additional Indebtedness pursuant to Section 6.01(r) and (v) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive. Unrestricted Subsidiaries shall not be subject to the affirmative or negative covenants, or, except as specified in the definition of “Subsidiary,” Event of Default provisions contained in this Agreement.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary of such person that is a Wholly Owned Subsidiary.

“Wholly Owned Foreign Subsidiary” of any person shall mean a Foreign Subsidiary of such person that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Loans

SECTION 2.01. Debt Exchange. On the Closing Date, upon the satisfaction of the conditions set forth in Article IV, each Initial Lender severally agrees to deliver Existing Indebtedness in exchange for Loans in a principal amount for each such Initial Lender set forth opposite its name on Schedule 2.01 hereto. Once repaid, the Loans may not be reborrowed.

SECTION 2.02. [Reserved].

SECTION 2.03. Procedure for Closing. Each Initial Lender shall deliver Existing Indebtedness held by it in an amount set forth in the Joinder delivered by such Initial Lender in connection with the Exchange Transactions. Each Initial Lender that has taken the actions described in the preceding sentence shall be deemed to have made on the Closing Date, and shall have made, a Loan in the aggregate principal amount set forth opposite its name on Schedule 2.01 hereto. For the avoidance of doubt, the cashless exchange of Loans for Existing Indebtedness shall be the only means by which the Lenders shall make the Loans hereunder, and nothing in this Agreement shall (i) require any Lender to make its Loans by making funds available to the Administrative Agent or the Borrower or (ii) require the Administrative Agent to make any Loans or make funds available to the Borrower.

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. [Reserved].

SECTION 2.07. [Reserved].

SECTION 2.08. [Reserved].

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by such Lender and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(e) The outstanding unpaid principal balance and all accrued and unpaid interest on the Loans shall be due and payable on the Maturity Date.

SECTION 2.10. [Reserved].

SECTION 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, without premium or penalty in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Prior to any prepayment of the Loans, the Borrower shall notify the Administrative Agent in writing not later than 2:00 p.m., Local Time, one (1) Business Day before the scheduled date of such prepayment, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Loans. Each prepayment of Loans shall be applied to the Loans such that each Lender receives its ratable share of such prepayment (based upon the respective Loans held by the Lenders at the time of such prepayment). Prepayments of Loans shall be accompanied by accrued interest on the amount repaid.

SECTION 2.12. [Reserved].

SECTION 2.13. Interest.

(a) The Loans shall bear interest at a rate of 9.00% per annum. Subject to the immediately following sentence, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date and upon the Maturity Date; provided, that (x) interest accrued pursuant to Section 2.13(b) shall be payable on demand and (y) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, interest accrued (such interest, the “PIK Amount”) on each Loan held by a Lender that is an Affiliate of the Borrower (each such Loan, an “Affiliate Loan”) shall not be payable in cash on each Interest Payment Date and upon the Maturity Date, but shall instead automatically be added to the principal amount of such Affiliate Loan on each Interest Payment Date and upon the Maturity Date and shall thereafter constitute principal for all purposes of this Agreement (such amount, inclusive of all PIK Amounts, the “PIK Interest”). The principal amount of the Loans increased by the addition of any PIK Amount may be evidenced in writing only by the Administrative Agent (at the direction of the Required Lenders), which writing shall be deemed to be correct absent manifest error.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Loans as provided in paragraph (a) of this Section; provided, that this paragraph (b) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(c) All interest hereunder shall be computed on the basis of a year of 365 days or 366, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14. [Reserved].

SECTION 2.15. [Reserved].

SECTION 2.16. [Reserved].

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except where required by applicable law. If any applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then (i) to the extent the deduction is on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, the Collateral Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify each Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by such Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally eligible to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, or as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate. In addition, each Lender shall deliver such forms, if legally eligible to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate.

(f) Without limiting the generality of Section 2.17(e) above:

(A) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent or as otherwise required by applicable law), two executed originals, of whichever of the following is applicable: (i) duly completed Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) to the extent a Foreign Lender is not the beneficial owner, duly completed Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) as may be required, provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the benefits of the exemption for portfolio interest, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B on behalf of each such direct and indirect partner, or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(B) (i) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii) Notwithstanding anything herein to the contrary, the Borrower hereby agrees that the Administrative Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA for which the Administrative Agent shall not have liability. The Borrower agrees to indemnify and hold harmless the Administrative Agent for any losses it may suffer due to actions it takes to comply with FATCA. The terms of this section shall survive the termination of this Agreement and the resignation or removal of the Administrative Agent.

(C) Each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two executed originals of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.

(D) Notwithstanding any other provision of this Section 2.17, a Lender shall not be required to deliver any form pursuant to this section that such Lender is not legally eligible to deliver.

(g) If any Agent or Lender has received a refund (in cash or as an offset against other Taxes of the same type payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by such Agent or such Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.17 shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems in good faith to be confidential) to the Loan Parties or any other person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.17 or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, then unless otherwise provided with respect to such payment, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied pursuant to Section 5.02 of the Collateral Agreement.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption (but shall be under no obligation to do so), distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender with respect to Indemnified Taxes pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender with respect to Indemnified Taxes pursuant to Section 2.17, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from payments required to be made with respect to Indemnified Taxes pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non Consenting Lender by deeming such Non Consenting Lender to have assigned its Loans hereunder to one or more assignees; provided, that: (a) all Obligations of the Borrower owing to such Non Consenting Lender being replaced shall be paid in full to such Non Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20. AHYDO. Notwithstanding anything to the contrary contained in this Agreement, if (1) the Loans remain outstanding after the fifth anniversary of the Closing Date and (2) the aggregate amount of the accrued but unpaid interest on the Loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of any Testing Date (as defined below) occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual (as defined below), then all such accrued but unpaid interest on the Loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrower to the Lenders on such Testing Date, it being the intent of the parties hereto that the Loans will not be treated as an “applicable high yield debt obligation” under Sections 163(e)(5) and Section 163(i) of the Code and shall be interpreted consistently with such intent. For these purposes, the “Maximum Accrual” is an amount equal to the product of the Loans’ issue price (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any regularly scheduled date on which interest is required to be paid hereunder and the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Code) closes. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on the Loans is made.

SECTION 2.21. OID. The Borrower and the Lenders agree that: (i) the Loans are debt for federal income tax purposes; (ii) the Loans of each Lender constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), such debt instrument is treated as issued with original issue discount (“OID”) solely as a result of the PIK Interest, and such debt instrument is described in Treasury Regulations Section 1.1272-1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4;

(iii) any calculation by the Borrower regarding the amount of OID for any accrual period on the Loans shall be subject to the review and approval of the Lenders; and (iv) they will adhere to this Agreement for federal income tax purposes and not take any action or file any tax return, report or declaration inconsistent herewith unless otherwise required due to a change in law. The inclusion of this Section 2.21 is not an admission by any Lender that it is subject to United States taxation.

ARTICLE III

Representations and Warranties

On the Closing Date, immediately after giving effect to the Exchange Transactions, the Borrower represents and warrants to each of the Agents and the Lenders that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or in any foreign jurisdiction where an equivalent status exists, enjoys the equivalent status under the laws of such foreign jurisdiction of organization outside of the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Exchange Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by laws of the Borrower or any such Subsidiary Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Party, other than Permitted Liens.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) except to the extent set forth in the applicable Foreign Pledge Agreements, any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Exchange Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) filings and investigation or remediation activities which may be required under applicable environmental laws, (e) such as have been made or obtained and are in full force and effect, (f) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (g) filings or other actions listed on Schedule 3.04.

SECTION 3.05. Financial Statements. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at January 28, 2016, and the related audited consolidated statements of income and cash flows for such fiscal year, reported on by and accompanied by a report from independent public accountants of recognized national standing, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Borrower as at such date and the consolidated results of operations and cash flows of the Borrower for the fiscal year then ended.

SECTION 3.06. Subsidiaries.

(a) Schedule 3.06(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Borrower other than Immaterial Subsidiaries and, as to each such subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such subsidiary.

(b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrower or any of the Subsidiaries, except as set forth on Schedule 3.06(b).

SECTION 3.07. Litigation. There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08. Federal Reserve Regulations.

(a) None of the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.09. Investment Company Act. None of the Borrower and the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.10. [Reserved].

SECTION 3.11. Tax Returns. Except as set forth on Schedule 3.11:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct;

(b) Each of the Borrower and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), except for Taxes, which if not paid or adequately provided for, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Closing Date, with respect to each of the Borrower and the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.12. Employee Benefit Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the Borrower or any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $15.0 million and the aggregate amount of Unfunded Pension Liabilities for all Plans is not in excess of $15.0 million; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) none of the Borrower or the Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Borrower or any Subsidiary to tax; and (vi) none of the Borrower, the Subsidiaries and the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated (or, after the effectiveness of Title II of the Pension Act, that it is in endangered or critical status, or is reasonably expected to be in endangered or critical status, within the meaning of Section 305 of ERISA) or (B) has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan.

(b) Each of the Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending, or to the knowledge of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Plan that could result in liability to the Borrower, any Subsidiaries or the ERISA Affiliates.

(d) Within the last five years, no Plan of the Borrower, any Subsidiaries or the ERISA Affiliates has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, that would reasonably be expected to result in liability to the Borrower, any Subsidiaries or the ERISA Affiliates in excess of $15.0 million, nor has any Plan of the Borrower, any Subsidiaries or the ERISA Affiliates (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of the Borrower, any Subsidiaries or the ERISA Affiliates that has or would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.13. Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of the Subsidiaries; (b)

the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Exchange Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which the Borrower or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.14. Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (or a designated bailee), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other appropriate filings are filed in the appropriate offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property, in each case, prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

SECTION 3.15. Location of Real Property and Leased Premises.

(a) Schedule 3.15 correctly identifies, in all material respects, as of the Closing Date all material Real Property owned in fee by the Borrower or any of its Subsidiaries. As of the Closing Date, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them on such Schedule.

(b) As of the Closing Date, the Borrower and the Subsidiary Loan Parties have in all material respects valid leases in all Real Property being leased by them.

SECTION 3.16. No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.17. Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect and as set forth in Schedule 3.17, (a) the Borrower and each of the Subsidiaries owns, or possesses the right to use, all of the patents, registered trademarks, registered service marks or trade names, registered copyrights or mask works, domain names, applications and registrations for any of the foregoing that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person.

SECTION 3.18. Anti-Money Laundering and Economic Sanctions Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any of its Subsidiaries or its Affiliates and none of the respective officers, directors or agents of such Loan Party, Subsidiary or Affiliate has violated or is in violation of any applicable Anti-Money Laundering Laws. No Loan Party nor any of its Subsidiaries or its Affiliates nor any director, officer, employee, agent, Affiliate or representative of such Loan Party or Subsidiary (each, a “Specified Person”) is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is any Loan Party or any of its Subsidiaries or its Affiliates located, organized or resident in a country or territory that is the subject of Sanctions.

(b) No Specified Person will use any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any person for the purpose of financing the activities of or with any person or in any country or territory that, at the time of funding, is an Embargoed Person.

(c) Except to the extent conducted in accordance with applicable law, no Loan Party nor any of its Subsidiaries and Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

(d) Except as otherwise disclosed in Schedule 3.18, to the Borrower’s knowledge, within the past five years, each of the Loan Parties and its Subsidiaries is in compliance in all material respects with and has not committed any material violation of applicable law or regulation, permit, order or other decision or requirement having the force or effect of law or regulation of any governmental entity concerning the importation of products, the exportation or re-exportation of products (including technology and services), the terms and conduct of international transactions and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930, as amended, and other laws, regulations and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by the U.S. Office of Foreign Assets Control, the anti-boycott laws administered by the U.S. Department of Commerce and the anti-boycott laws administered by the U.S. Department of the Treasury.

SECTION 3.19. FCPA. None of the Borrower and its Subsidiaries nor any director, officer, agent, employee or Affiliate of such Loan Party or Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. The Borrower and its Subsidiaries and their respective Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and the FCPA and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

SECTION 3.20. Insurance. As of the Closing Date, all material insurance maintained by or on behalf of the Borrower and the Subsidiaries is in full force and effect.

SECTION 3.21. Title to Properties; Possession under Leases.

(a) Each of the Borrower and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b) None of the Borrower or the Subsidiaries has defaulted under any leases to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the Borrower’s or

Subsidiaries’ leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.21(b), the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Each of the Borrower and the Subsidiaries owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights, all applications for any of the foregoing and all licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the business of the Borrower, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.21(c).

(d) As of the Closing Date, none of the Borrower and the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

(e) None of the Borrower and the Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

ARTICLE IV

Closing Date

SECTION 4.01. Closing Date. The obligations of the Lenders to make Loans shall become effective on the first date on which:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of each party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received an executed Joinder from each Initial Lender.

(c) The Exchange Transactions have been consummated in accordance with their terms and all conditions precedent thereto have been satisfied or waived.

(d) The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion (or opinions) of Morgan, Lewis & Bockius LLP, special New York counsel for the Borrower, and of Hutchinson, Black & Cook,

LLC, special Colorado counsel for Claire’s Boutiques, Inc., in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents as the Lenders shall reasonably request.

(e) The Administrative Agent shall have received from each party thereto an executed counterpart of (i) a joinder to the First Lien Intercreditor Agreement joining the Administrative Agent thereto, (ii) a joinder to the Second Lien Intercreditor Agreement joining the Administrative Agent thereto and (iii) a joinder to the ABL Intercreditor Agreement joining the Administrative Agent thereto.

(f) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i) a copy of the certificate of formation, including all amendments thereto, of such person, certified by the Secretary or Assistant Secretary of such person;

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of such person dated the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the limited liability company agreement of such person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B) that attached thereto is a true and complete copy of resolutions duly adopted by its managing member authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, if applicable, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C) that the certificate of formation of such person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person, and

(E) as to the absence of any pending proceeding for the dissolution or liquidation of such person;

(iii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

(iv) such other documents as any Agent or the Lenders on the Closing Date may reasonably request (including without limitation, tax identification numbers and addresses).

(g) The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied, together with all attachments contemplated thereby, and the results of intellectual property, tax, judgment and Uniform Commercial Code searches with respect to each Loan Party and their respective property and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Lenders that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

(h) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act.

(i) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(j) No Event of Default or Default shall have occurred and be continuing.

(k) The Administrative Agent shall have received the Fee Letter executed by the Borrower.

For purposes of determining compliance with the conditions specified in this Article IV, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless a Responsible Officer of the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Agent and each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Material Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05; provided that the Borrower may liquidate or dissolve one or more Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution, except that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02. Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.

(b) If any improvements located on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent (acting at the written direction of Required Lenders).

(c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) neither any Agent, the Lenders, nor their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against any Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of the Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of the Subsidiaries to waive, its right of recovery, if any, against each Agent, the Lenders and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Required Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) Within 90 days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-K), for each fiscal year (commencing with the fiscal year ending January 28, 2017), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, subject to exceptions consistent with the presentation of financial information contained in the Notes Offering Memorandum (it being understood that the filing with the SEC of annual reports on Form 10-K of the Borrower and its consolidated Subsidiaries, or delivery by the Borrower of such reports, shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) Within 45 days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of quarterly reports on Form 10-Q), for each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes, and to exceptions consistent with the presentation of financial information contained in the Notes Offering Memorandum (it being understood that the filing with the SEC of quarterly reports on Form 10-Q of the Borrower and its consolidated Subsidiaries, or the delivery by the Borrower of such reports, shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c) (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Borrower shall have used the Cumulative Credit for any purpose during such fiscal period and (iii) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary”; (y) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary and (z) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d) (c) Within 15 days after filed with the SEC, any reports of the Borrower filed on Form 8-K (it being understood that the filing with the SEC of reports on Form 8-K of the Borrower and its subsidiaries, or the delivery by the Borrower of such reports, shall satisfy the requirements of this Section 5.04(d)).

SECTION 5.05. Litigation and Other Notices.

(a) Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(b) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; and

(c) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (acting at the written direction of Required Lenders) or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (acting at the written direction of Required Lenders) or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08. [Reserved].

SECTION 5.09. Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent (acting at the written direction of Required Lenders) may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request (acting at the written direction of Required Lenders), evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (including any owned Real Property (other than owned Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million is acquired by the Borrower or any other Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the

Collateral Agent pursuant to Section 5.09(g) or the Security Documents) will (i) notify the Collateral Agent, in writing, thereof, (ii) if such asset is comprised of Real Property, deliver to Collateral Agent an updated Schedule 1.01B reflecting the addition of such asset, and (iii) cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent (acting at the written direction of Required Lenders) to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (g) below.

(c) As soon as practicable but in no event later than the date of delivery of financial statements immediately following the acquisition of such Real Property pursuant to Section 5.04(a) or (b), notify the Collateral Agent, in writing, of the acquisition of, grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in such owned Real Property of the Borrower or any such Subsidiary Loan Parties as are not covered by the then existing Mortgages, to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $5.0 million pursuant to Mortgages (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent (acting at the written direction of Required Lenders), with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy, and a survey.

(d) If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders, in writing, thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent (acting at the written direction of Required Lenders) shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(e) If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders, in writing, thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent (acting at the written direction of Required Lenders) shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(f) (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s organizational identification number; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Collateral Agent, in writing, if any material portion of the Collateral is damaged or destroyed.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.09 need not be satisfied with respect to (i) any interests in Real Property held by the Borrower or any of its Subsidiaries as a lessee under a lease or that has an individual fair market value in an amount less than $5.0 million, (ii) any vehicle, (iii) perfection of cash, deposit accounts and securities accounts, (iv) any Equity Interests acquired after the Closing Date (other than Equity Interests in the Borrower or, in the case of any person which is a Subsidiary, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (v) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate applicable law or an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Permitted Lien) or (vi) those assets as to which the Required Lenders shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby; provided, that, upon the reasonable request of the Collateral Agent, the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Agent and each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents, the Senior Unsecured Notes, the Senior Subordinated Notes, the Senior Secured First Lien Notes, the Senior Secured Second Lien Notes, the PIK Senior Subordinated Notes, the Existing Credit Agreement, the ABL Facility, the $130 Million Term Loan Facility, the $60 Million Gibraltar Term Loan Facility, the $40 Million Gibraltar Term Loan Facility, the Senior Euro Revolver Agreement and any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Swap Agreements;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any Subsidiary; provided, that (i) Indebtedness of the Borrower or any Subsidiary to any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties shall be subject to Section 6.04(b) and (ii) Indebtedness of the Borrower or any Subsidiary to any Subsidiary that is not a Subsidiary Loan Party shall, to the greatest extent permitted by applicable law, be subordinated to the Obligations to the same extent (if at all) as such Indebtedness is subordinated to the ABL Facility and/or the Existing Credit Agreement, as certified by a Responsible Officer of the Borrower to the Administrative Agent at the time of any such incurrence;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the Borrower of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) Capital Lease Obligations or other obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Leaseback Transaction that are permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(i) (i) Indebtedness of a Subsidiary acquired after the Closing Date or an entity merged into or consolidated or amalgamated with the Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or amalgamation and is not created in contemplation of such event and where such acquisition, merger, consolidation or amalgamation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, that (A) in each case, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the amount of Indebtedness incurred pursuant to this paragraph (i) shall not exceed the greater of $75 million and 2.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(j) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease or improvement, and any Permitted Refinancing Indebtedness in respect thereof; provided, that, if immediately after giving effect to such transaction, the Total Net Secured Leverage Ratio of the Borrower on a Pro Forma Basis would be greater than 5.00:1.00, then the amount of Indebtedness incurred pursuant to this paragraph (i), when combined with the Remaining Present Value of outstanding leases permitted under Section 6.03, shall not exceed the greater of $75 million and 2.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04; provided, further, that any lease arrangements that are not (or, if entered into after the Closing Date, would not have been) Capital Lease Obligations as of the Closing Date but subsequently become Capital Lease Obligations whether as a result of (x) any changes in GAAP or (y) any changes in the terms of such arrangements required in connection with the ordinary course renewal or extension thereof, shall not constitute Capital Lease Obligations hereunder or for any other provision of this Agreement;

(k) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $100 million and 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l) [Reserved];

(m) Guarantees (i) by the Loan Parties of the Indebtedness of the Borrower described in paragraphs (a) and (b) of this Section 6.01, so long as the Guarantee of the Senior Subordinated Notes or any Permitted Refinancing Indebtedness in respect thereof are subordinated substantially on terms as set forth in the Senior Subordinated Notes Indenture with respect to the Senior Subordinated Notes, (ii) by the Borrower or any Subsidiary Loan Party of any Indebtedness or other obligations of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (iii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary and (v) by the Borrower of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(r) to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided, that Guarantees by the Borrower or any Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as the Guarantee of the Senior Subordinated Notes is under the Senior Subordinated Notes Indenture;

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p) [Reserved];

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) (i) Other Indebtedness incurred by the Borrower or any Subsidiary Loan Party; provided that (A) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (B) the Fixed Charge Coverage Ratio of the Borrower for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional

Indebtedness is incurred would have been at least 2.00:1.00 determined on a Pro Forma Basis, as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and (ii) Permitted Refinancing Indebtedness in respect thereof;

(s) Indebtedness of Foreign Subsidiaries (other than Indebtedness owed to the Borrower or another Subsidiary) in an aggregate amount not to exceed at any time outstanding the greater of $50 million and 1.5% of Consolidated Total Assets at the time of such incurrence;

(t) unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u) Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(v) Indebtedness in connection with Permitted Receivables Financings;

(w) [Reserved];

(x) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, of the greater of $25 million or 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(y) Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06;

(z) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder;

(aa) Indebtedness of (x) the Borrower or any Subsidiary incurred to finance an acquisition or (y) Persons that are being acquired by the Borrower or any Subsidiary or merged, consolidated or amalgamated with or into the Borrower or any Subsidiary in accordance with the terms of this Agreement; provided, that after giving effect to such acquisition or merger, consolidation or amalgamation, either (A) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness under Section 6.01(r) or (B) the Fixed Charge Coverage Ratio of the Borrower would be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation; and

(bb) all premium (if any, including tender premiums), defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (aa) above.

For purposes of determining compliance with this Section 6.01:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in clauses (a) through (y) above, the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this Section 6.01; and

(ii) the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien (other than a Permitted Lien (as defined below)) on any property or assets (including stock or other securities of any person, including the Borrower and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof unless the Loans are equally and ratably secured with (or on a senior basis, in the case of obligations subordinated in right of payment to the Loans) the obligations secured until such time as such obligations are no longer secured by a Lien; provided, however, that the provisions of this Section 6.02 shall not apply to the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date securing Indebtedness of the Borrower and the Subsidiaries (i) set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions of such Indebtedness or (ii) permitted under Section 6.01(b) and Liens securing Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness as permitted by Section 6.01; provided, that (i) Liens securing Indebtedness set forth on Schedule 6.02(a) shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) Indebtedness permitted under Section 6.01(b) secured by Liens as of the Closing Date (and Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) may be secured by Liens on after-acquired property or assets to the extent otherwise permitted under this Section 6.02;

(b) any Lien created under the Loan Documents (including, without limitation, Liens created under the Loan Documents securing Obligations in respect of Swap Agreements) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(i); provided, that such Lien (i) does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (d) of the definition of the term “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the Borrower or any Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(j) (limited to the assets subject to such Indebtedness);

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) Liens disclosed by the title insurance policies delivered pursuant to Section 5.09 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;

(p) Liens securing obligations in respect of trade related letters of credit, bank guarantees or similar obligations permitted under Section 6.01(f), (j) or (k) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(q) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) Liens with respect to property or assets, or Equity Interests of any Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary permitted under Section 6.01;

(u) other Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01; provided, that with respect to Liens securing obligations permitted under this Section 6.02(u), at the time of incurrence and after giving pro forma effect to such Indebtedness, the Total Net Secured Leverage Ratio of the Borrower would not exceed 4.75:1.00;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(x) Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z) Liens in respect of Permitted Receivables Financings that extend only to the receivables subject thereto;

(aa) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’

acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(bb) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) Liens in favor of the Borrower or any Subsidiary Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Collateral Agent a subordination agreement in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of Required Lenders);

(dd) Liens on not more than $30 million of deposits securing Swap Agreements;

(ee) [Reserved];

(ff) other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $30 million.

SECTION 6.03. Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in each case, whether or not treated as a “sale-leaseback” under GAAP (a “Sale and Lease Back Transaction”); provided, that a Sale and Lease Back Transaction shall be permitted (a) with respect to property owned (i) by the Borrower or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Foreign Subsidiary regardless of when such property was acquired, and (b) with respect to any property owned by the Borrower or any Domestic Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Sections 6.01(i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(b), would not exceed the greater of $150 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) Investments in connection with the consummation of the Exchange Transactions;

(b) (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of the Borrower or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write downs or write offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net intercompany loans made after the Closing Date to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to (x) the greater of (1) $150 million and (2) 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (b)), plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(b)(y); provided, further, that (x) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries and (y) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business consistent with past practice shall not be included in calculating the limitation in this paragraph at any time;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed the greater of $5 million and 0.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such loan or advance for which financial statements have been delivered pursuant to Section 5.04 in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Holdings (or any Parent Entity) solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Agreements permitted pursuant to Section 6.01;

(h) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (k), (r), (s), (u) and (ff);

(j) other Investments by the Borrower or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed (i) the greater of $150 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (j)) plus, (ii) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(ii); provided that if any Investment pursuant to this clause (j) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date pursuant to another Investment the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 6.04, any Investment in such person outstanding under this Section 6.04(j) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (j) for so long as such person continues to be a Subsidiary of the Borrower;

(k) Investments constituting Permitted Business Acquisitions;

(l) intercompany loans between Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(m);

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower or any of the Subsidiaries as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into, or consolidated or amalgamated with, the Borrower or merged into or consolidated or amalgamated with a Subsidiary after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04 and, (ii) in the case of any acquisition, merger, consolidation or amalgamation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o) acquisitions by the Borrower of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Borrower or the Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of Holdings (or any Parent Entity);

(r) [Reserved];

(s) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(t) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u) [Reserved];

(v) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(x) Investments by the Borrower and the Subsidiaries, including loans and advances to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 of this Agreement);

(y) Investments arising as a result of Permitted Receivables Financings;

(z) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(aa) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(bb) Investments received substantially contemporaneously in exchange for Equity Interests of Holdings or any Parent Entity; provided, that such Investments are not included in any determination of Cumulative Credit; and

(cc) Investments in joint ventures not in excess of the greater of $65 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof); provided that if any Investment pursuant to this clause (cc) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date pursuant to another Investment the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 6.04, any Investment in such person outstanding under this Section 6.04(cc) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (cc) for so long as such person continues to be a Subsidiary of the Borrower.

The amount of Investments that may be made at any time pursuant to Section 6.04(b) or 6.04(j) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division or business unit of any other person unless (i) the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that (x) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary of the Borrower (other than liabilities that are by their terms subordinated to the Loans) that are assumed by the transferee of any such assets, (y) any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of receipt thereof (to the extent of the cash received) and (z) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all others Designated Non-cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed the greater of 3.0% of Consolidated Total Assets and $100 million at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case, shall be deemed to be Cash Equivalents for the purposes of this Section 6.05; and provided, further, that this Section 6.05 shall not prohibit:

(a) (i) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary, (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary of the Borrower into or with the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary into or with any Subsidiary that is a Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Subsidiary Loan Party receives any consideration, (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Borrower) if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge, consolidate or amalgamate into or with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of the Subsidiaries shall have complied with the requirements of Section 5.09;

(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this paragraph (c) shall be made in compliance with Section 6.07 and shall be included in Section 6.05(h);

(d) transfers by any Loan Party of Equity Interests in a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company to a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company; provided, that (i) if the Equity Interests of the transferee have not already been pledged pursuant to a Foreign Pledge Agreement, the pledge of the Equity Interests of such “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company shall be made in accordance with Section 5.09(e) hereof and (ii) the pledge of any Equity Interests so transferred shall be released by the Collateral Agent upon the consummation of such transfer;

(e) Sale and Leaseback Transactions permitted by Section 6.03;

(f) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(h) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (h) pursuant to Section 6.05(c)); provided, that (i) the aggregate gross proceeds (including noncash proceeds) of any or all assets, sold, transferred, leased or otherwise disposed of in reliance under this paragraph (h) shall not exceed, in any fiscal year of the Borrower, the greater of (x) $200 million and (y) 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer, lease, license or other disposition for which financial statements have been delivered pursuant to Section 5.04 and (ii) no Default or Event of Default exists or would result therefrom;

(i) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation (i) involving the Borrower, the Borrower is the surviving corporation, (ii) involving a Domestic Subsidiary, the surviving or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

(j) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(k) sales, leases or other dispositions of inventory of the Borrower and the Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;

(l) Permitted Business Acquisitions and purchases of assets useful in the business of the Borrower and its Subsidiaries made within 18 months following any Asset Sale in an amount not to exceed the proceeds from such Asset Sale;

(m) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings;

(n) any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value in excess of $10 million, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value in excess of $25 million, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower; provided, further, that (A) no Default or Event of Default exists or would result therefrom and (B) the aggregate gross consideration (including exchange assets, other noncash consideration and cash proceeds) of any or all assets exchanged in reliance upon this paragraph (n) shall not exceed, in any fiscal year of the Borrower, the greater of $200 million and 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04; and

(o) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a person (other than the Borrower and the Subsidiaries) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; provided, that the net investment in the Equity Interests of the Subsidiary would be permitted by Section 6.04 if made on the date of such disposition.

SECTION 6.06. Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that:

(a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Borrower or a Subsidiary is permitted under Section 6.04);

(b) (x) the Borrower may make Restricted Payments to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of Holdings or any Parent Entity whether or not consummated, (iii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its existence and its (or any Parent Entity’s indirect) ownership of the Borrower, (iv) payments permitted by Section 6.07(b), and (v) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings, or another Parent Entity) and (y) the Borrower may make Restricted Payments to any direct or indirect parent company of the Borrower that files a consolidated U.S. federal tax return that includes the Borrower and any of its Subsidiaries, in each case in an amount not to exceed the amount that the Borrower and such Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Borrower and such Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group);

(c) the Borrower may make Restricted Payments to Holdings the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings, the Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $30 million, plus (x) the amount of net proceeds contributed to the Borrower that were received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity of Holdings to directors, consultants, officers or employees of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, (y) the amount of net proceeds of any key man life insurance policies received during such calendar year and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings, any Parent Entity, the Borrower or the Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests the fair market value of which shall not exceed the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of Holdings, any Parent Entity, the Borrower or the Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) the Borrower may make Restricted Payments to Holdings in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.06(e); provided, that no Default or Event of Default has occurred and is continuing or would result therefrom;

(f) the Borrower may make Restricted Payments on or following the Closing Date in connection with the consummation of the Exchange Transactions;

(g) the Borrower may make Restricted Payments to allow Holdings or any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h) after a Qualified IPO, the Borrower may make Restricted Payments in an amount equal to 6.0% per annum of the net proceeds received by or contributed to the Borrower from any public offering of Equity Interests of the Borrower, Holdings or any Parent Entity;

(i) the Borrower may make Restricted Payments to Holdings or any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.09; and

(j) the Borrower may make any payment otherwise permitted under Section 6.07(b)(xiv) to the extent such payment is considered a Restricted Payment.

SECTION 6.07. Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests of the Borrower in a transaction involving aggregate consideration in excess of $10 million, unless such transaction is (i) otherwise permitted (or required) under this Agreement, (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate or (iii) with respect to any Affiliate transaction or series of related Affiliate transactions involving aggregate consideration in excess of $25 million, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, approving such Affiliate transaction and set forth in a certificate of a Responsible Officer certifying that such Affiliate transaction complies with clause (i) of this Section 6.07(a).

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings or of the Borrower,

(ii) loans or advances to employees or consultants of Holdings (or any Parent Entity), the Borrower or any of the Subsidiaries in accordance with Section 6.04(e),

(iii) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity),

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrower and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and the Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings or another Parent Entity and assets incidental to the ownership of the Borrower and its Subsidiaries)),

(v) (A) subject to the limitations set forth in Section 6.07(b)(xiv), if applicable, transactions pursuant to the Exchange Transaction Documents and (B) permitted transactions, agreements and arrangements in existence on or following the Closing Date and set forth on Schedule 6.07 or any amendment thereto (to the extent such amendment is not adverse to the Lenders in any material respect, as determined in good faith by the Borrower) or transaction contemplated thereby,

(vi) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii) Restricted Payments permitted under Section 6.06, including payments to Holdings (and any Parent Entity),

(viii) any purchase by Holdings of the Equity Interests of the Borrower,

(ix) payments by the Borrower or any of the Subsidiaries to the Fund or any Fund Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of the Disinterested Directors of the Borrower, in good faith,

(x) transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate,

(xii) [Reserved],

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice,

(xiv) any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees payable to the Fund or any Fund Affiliate (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the greater of $6.0 million and 2.0% of EBITDA for such fiscal year, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A) (1) above originally), plus (B) 2.0% of the value of transactions with respect to which the Fund or any Fund Affiliate provides any transaction, advisory or other services, plus (C) so long as no Event of Default has occurred and is continuing, in the event of a Qualified IPO, the present value of all future amounts payable pursuant to any agreement referred to in clause (A)(1) above in connection with the termination of such agreements with the Fund and its Fund Affiliates (the “Fund Termination Fee”); provided, that if any such payment pursuant to clause (C) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Events of Default are continuing to the extent that no further Event of Default would result therefrom,

(xv) the issuance, sale, transfer of Equity Interests of the Borrower to Holdings and capital contributions by Holdings to the Borrower,

(xvi) following a Borrower Qualified IPO, the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower to the management of the Borrower or any Subsidiary,

(xvii) payments by Holdings (and any Parent Entity), the Borrower and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any such Parent Entity), the Borrower and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,

(xviii) transactions pursuant to any Permitted Receivables Financing,

(xix) payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Board of Directors of Holdings or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xx) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries,

(xxi) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower, provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,

(xxii) transactions permitted by, and complying with, the provisions of (x) Section 6.04(b) and Section 6.05(b) (other than Section 6.05(b)(v)) or (y) Section 6.05(d), or

(xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower in a certificate delivered to the Administrative Agent) for the purpose of improving the consolidated tax efficiency of the Borrower and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 6.08. Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings.

SECTION 6.09. Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, by laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiaries.

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness which is contractually subordinated to the Loans or any Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing or any Preferred Stock or any Disqualified Stock (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings permitted by Section 6.01(j) or (r) (other than Refinancings of Junior Financing in exchange for or with the proceeds of Additional Obligations), (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrower by Holdings from the issuance, sale or exchange by Holdings (or any direct or indirect parent of Holdings) of Equity Interests made within eighteen months prior thereto, (D) the conversion of any Junior Financing to Equity Interests of Holdings or any of its direct or indirect parents, (E) any payment, redemption, repurchase, defeasance, acquisition or retirement or other distribution in respect of the Senior Subordinated Notes, or any Refinancing thereof, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition, retirement or other distribution, except in respect of Senior Subordinated Notes held by the Borrower or its Affiliates; and (F) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the sum of (x) $50 million and (y) the Cumulative Credit which the Borrower elects to apply; or

(ii) Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, any Permitted Receivables Document, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Subsidiary pursuant to the Security Documents, in each case, other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01 or listed in Section 6.01(b) or any agreements related to any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary;

(D) customary provisions in joint venture agreements, similar agreements applicable to joint ventures and other similar agreements entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(j) or 6.01(r) or Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Senior Subordinated Notes Indenture;

(G) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(O) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; or

(R) any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10. Qualified CFC Holding Companies. Permit any Qualified CFC Holding Company to (a) create, incur or assume any Indebtedness or other liability, or create, incur, assume or suffer to exist any Lien on, or sell, transfer or otherwise dispose of, other than in a transaction permitted under Section 6.05, any of the Equity Interests of a Foreign Subsidiary held by such Qualified CFC Holding Company, or any other assets, or (b) engage in any business or activity or acquire or hold any assets other than the Equity Interests of one or more Foreign Subsidiaries of the Borrower and/or one or more other Qualified CFC Holding Companies and the receipt and distribution of dividends and distributions in respect thereof.

SECTION 6.11. Fiscal Year; Accounting. Cause the end of its fiscal year to change to a date other than the Saturday closest to January 31, unless prior written notice of a change is given to the Administrative Agent.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from a Foreign Subsidiary’s failure to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent (acting at the written direction of Required Lenders) to the Borrower;

(f) (i) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf shall cause such Material Indebtedness to become due prior to its scheduled maturity as a result of an event of default thereunder (with all applicable grace periods having expired) or (ii) the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Subsidiaries or (iii) the winding up or liquidation of the Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $35 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment; or

(k) (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA (or, after the effectiveness of Title II of the Pension Act, that it is in endangered or critical status, within the meaning of Section 305 of ERISA) or (v) the Borrower or any Subsidiary or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) (i) any material provision of any Loan Document shall for any reason cease to be or is asserted in writing by the Borrower or any Subsidiary not to be a legal, valid and binding obligation of such person, (ii) any security interest created or purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent (acting at the written direction of Required Lenders) shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by the Borrower or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, acting at the written direction of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (h) or (i) above, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i) or (l) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment.

(a) Each Lender (in its capacity as a Lender) hereby irrevocably designates and appoints (i) the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and (ii) the Collateral Agent as the agent of such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) In furtherance of the foregoing, each Lender (in its capacity as a Lender) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, any Subagent appointed by the Collateral Agent pursuant to Section 8.02 or any agent appointed by the Administrative Agent as permitted hereunder shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though such Subagent or agent) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each Lender (in its capacity as a Lender) irrevocably authorizes the Agents, (i) to release any Lien on any property granted to or held by the Agents under any Loan Document (A) upon payment in full of all Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 9.18 hereof. Upon request by either Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types of items of property, or to release any Guarantor from its obligations under the Loan Documents.

(d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.02. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent selected by it with reasonable care.

SECTION 8.03. Exculpatory Provisions. (a) Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to a Responsible Officer of such Agent in writing by the Borrower or a Lender. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, or (v) the value or the sufficiency of any Collateral.

(b) No Agent shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Borrower.

(c) Each Agent has accepted and is bound by this Agreement and the other Loan Documents executed by such Agent as of the date of this Agreement and, as directed in writing by the Required Lenders, each Agent shall execute additional Loan Documents delivered to it after the date of this Agreement; provided, however, that such additional Loan Documents do not adversely affect the rights, privileges, benefits and immunities of such Agent. Each Agent will not otherwise be bound by, or be held obligated by, the provisions of any loan agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Loan Documents to which such Agent is a party).

(d) No written direction given to any Agent by the Required Lenders or the Borrower or any Loan Party that in the sole judgment of such Agent imposes, purports to impose or might reasonably be expected to impose upon such Agent any obligation or liability not set forth in or arising under this Agreement and the other Loan Documents will be binding upon such Agent unless such Agent elects, at its sole option, to accept such direction.

(e) No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(f) In no event shall any Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) No Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of such Agent.

(h) Delivery of any reports, information and documents to the Agents is for informational purposes only and such Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder.

(i) No Agent shall be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as such Agent or (ii) required to take any enforcement action against any Loan Party or any other obligor outside of the United States.

(j) Beyond the exercise of reasonable care in the custody of the Collateral in its possession, each Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Each Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and no Agent will be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Agent in good faith.

(k) No Agent will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Each Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection or priority of the Liens granted hereunder or in the value of any of the Collateral.

(l) In the event that any Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Agent’s sole discretion may cause such Agent to be considered an “owner or operator” under any applicable environmental laws or otherwise cause such Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, such Agent reserves the right, instead of taking such action, either to resign as Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. No Agent will be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of such Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 8.04. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the Closing Date, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the Closing Date. Each Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided herein) and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders or Required Lenders, as applicable, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or the transactions contemplated hereby or thereby shall require any Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers.

SECTION 8.05. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Subject to Section 8.04, each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such upon demand (and, with regard to any EEA Financial Institution, such amounts shall be deemed due and payable no later than six (6) days after demand therefor) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its Loans hereunder) (determined at the time such indemnity is sought), from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, charges, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, charges, costs, expenses or disbursements to the extent found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other

Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the resignation or removal of any Agent, payment of the Loans and all other amounts payable hereunder and the exercise of Write-Down and Conversion Powers by an EEA Resolution Authority with respect to any Lender that is an EEA Financial Institution.

SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09. Successor Agent. Each Agent may resign in its capacity as such upon 10 days’ notice to the Lenders and the Borrower. If any Agent shall resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent until such time, if any, as the Required Lenders appoint a successor administrative agent or collateral agent, as applicable. After any retiring Agent’s resignation as Administrative Agent or Collateral Agent, as applicable, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents.

SECTION 8.10. [Reserved].

SECTION 8.11. Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(f) Each Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Borrower shall provide to each Agent an incumbency certificate listing authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Borrower whenever a person is to be added or deleted from the listing. If the Borrower elects to give any Agent Instructions using Electronic Means and the Agent in its discretion elects to act upon such Instructions, the Agent’s understanding of such Instructions shall be deemed controlling. The Borrower understands and agrees that the Agents cannot determine the identity of the actual sender of such Instructions and that the Agents shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to such Agent have been sent by such authorized officer. The Borrower shall be responsible for ensuring that only authorized officers transmit such Instructions to the Agents and that the Borrower and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower. No Agent shall be liable for any losses, costs or expenses arising directly or indirectly from such Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Agents, including without limitation the risk of such Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the applicable Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Agents, or another method or system specified by such Agent as available for use in connection with its services hereunder.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder or the termination of this Agreement.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent or, with respect to the Administrative Agent, acknowledgment (such consent or acknowledgment not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course; and

(B) the Administrative Agent; provided, that no acknowledgment of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to the Borrower or an Affiliate of the Borrower made in accordance with Section 9.04(h).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million, unless the Borrower otherwise consents; provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Affiliate of a Lender or Approved Fund;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D) the Assignee shall not be the Borrower or any of Affiliate of the Borrower except in accordance with Section 9.04(h).

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. The Administrative Agent shall have no responsibility to determine whether an assignee is an Approved Fund.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) or the entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each Agent, each other party hereto and the Borrower for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 9.04(h)), the Borrower or any Affiliate of the Borrower may purchase by way of assignment and become an Assignee with respect to Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) upon consummation of any such Permitted Loan Purchase by the Borrower or any of its Subsidiaries, any Loans purchased by such person shall be deemed to be automatically and immediately cancelled and extinguished and the Borrower will promptly notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of the Loans purchased by such person, (B) in connection with any such Permitted Loan Purchase, the Borrower or Affiliate of the Borrower, as applicable, and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to Assignments under this Section 9.04 and (D) no Default or Event of Default would exist immediately after giving effect on a Pro Forma Basis to such Permitted Loan Purchase.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out of pocket expenses (including Other Taxes) incurred by each Agent in connection with the preparation of this Agreement and the other Loan Documents, or by each Agent in connection with the syndication of the Loans or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination and the reasonable fees, disbursements and charges of counsel to the Agents) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Exchange Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Lindquist & Vennum LLP, counsel for the Agents and the reasonable fees, charges and disbursements of such additional counsel as the Agents may require, and (ii) all out of pocket expenses (including Other Taxes) incurred by any Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent (including any special and local counsel).

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), imposed on, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Exchange Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Fund, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the resignation or removal of any Agent, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses with respect to a non-Tax claim.

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 9.05 shall survive the resignation or removal of any Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of any Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the applicable Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on any Loan without the prior written consent of each Lender directly affected thereby,

(ii) decrease the fees of any Lender or Agent without the prior written consent of such Lender or Agent, as applicable,

(iii) extend any date on which payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend the provisions of Section 5.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, or

(vi) release all or substantially all the Collateral or release any of the Borrower or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, any fee letter entered into between the Borrower and any Agent in connection with this Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general and exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court”, and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(b) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(i) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(ii) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 9.15(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(iii) the Administrative Agent and the Lenders may bring any legal action or proceeding against any Loan Party in any jurisdiction in connection with the exercise of any rights under any Security Documents; provided that any Loan Party shall be entitled to assert any claim or defense (including any claim or defense that this Section 9.15(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(iv) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(d) each party hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the applicable Agent, as the case may be, at the address specified in Section 9.01 or at such other address of which each Agent, any such Lender and the Borrower shall have been notified pursuant thereto; and

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (c)) shall limit the right to sue in any other jurisdiction.

SECTION 9.16. Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating the Borrower and any Subsidiary furnished to it by or on behalf of the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in violation of this Section 9.16, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees, accountants, auditors, attorneys and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to other Lenders and to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person is subject to this Section 9.16 or shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16).

SECTION 9.17. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. IN NO EVENT SHALL THE AGENTS HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF BORROWER MATERIALS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

SECTION 9.18. Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) to a person that is not (and is not required to become) a Loan Party and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under its Guarantee shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower to terminate such Subsidiary Loan Party’s obligations under its Guarantee. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations and expense reimbursement claims to the extent no claim therefor has been made) are paid in full.

SECTION 9.19. [Reserved].

SECTION 9.20. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.21. Affiliate Lenders.

(a) Each Lender who is an Affiliate of the Borrower, excluding (x) the Borrower and its Subsidiaries and (y) any Debt Fund Affiliate Lender (each, an “Affiliate Lender”; it being understood that (x) any Loan purchased by the Borrower or its Subsidiaries shall be automatically cancelled and extinguished pursuant to Section 9.04(h) and (y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04(h), subject in the case of Affiliate Lenders, to this Section 9.21), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case prior to a Bankruptcy Event, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionally adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a), it being understood that the Administrative Agent may only act in such capacity prior to the occurrence of a Bankruptcy Event.

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among any Agent or any Lender to which representatives of the Borrower are not then present, (2) receive any information or material prepared by or on behalf of any Agent or any Lender or any communication by or among any Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives or (3) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have represented to the assigning Lender in the applicable Assignment and Acceptance Agreement, and notified the Administrative Agent in writing that it is (or will be, following the consummation of such assignment) an Affiliate Lender.

SECTION 9.22. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges (on its own behalf and on behalf of its Affiliates) and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its respective Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents and the Lenders is and has been acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other Person and (B) none of the Agents or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by applicable law, the Borrower hereby waives and releases any claims that it may have against the Agent or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.24. Intercreditor Agreements. Each Lender hereunder acknowledges that it has received a copy of the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement and the ABL Intercreditor Agreement, agrees that it will be subject to and bound by the provisions of the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement and the ABL Intercreditor Agreement and will take no actions contrary to the provisions of such agreements, and authorizes and instructs the Agents to enter into joinder agreements to the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement and ABL Intercreditor Agreement on behalf of itself and such Lender.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first set forth above.

BORROWER:

CLAIRE’S STORES, INC.

By:

	Name:	Stephen Sernett
	Title:	Secretary

Signature Page to First Lien Term Loan Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:	Meghan H. McCauley
Title:	Assistant Vice President

Signature Page to First Lien Term Loan Credit Agreement

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower:	Claire’s Stores, Inc.

4.	Administrative Agent:	Wilmington Trust, National Association, as administrative agent for the Lenders under the Credit Agreement.

[1]	Select as applicable.

5.	Credit Agreement:	Term Loan Credit Agreement, dated as of September 20, 2016 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Claire’s Stores Inc., a Florida corporation (the “Borrower”), the Lenders party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

6.	Assigned Interest:

Aggregate Amount of Loans	Amount of Loans Assigned	Percentage Assigned of Loans[2]
$	$		%

Effective Date:              , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:
Title:

[Acknowledged:][3]

Wilmington Trust, National Association,
as Administrative Agent

By:

Name:
Title:

[3]	To be added only if the acknowledgment of the Administrative Agent is required pursuant to Section 9.04 of the Credit Agreement.

[Consented to:][4]

[CLAIRE’S STORES, INC.]

By:
Name:
Title:

[4]	To be added only if the consent of the Borrower is required pursuant to Section 9.04 of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it is an eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes each Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT B

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLAIRE’S STORES INC., a Florida corporation (the “Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLAIRE’S STORES INC., a Florida corporation (the “Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLAIRE’S STORES INC., a Florida corporation (the “Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLAIRE’S STORES INC., a Florida corporation (the “Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

Dated and effective as of September 20, 2016,

among

CLAIRE’S STORES, INC.,

as Borrower,

each Subsidiary Loan Party,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

-i-

(continued)

-ii-

GUARANTEE AND COLLATERAL AGREEMENT dated and effective as September 20, 2016 (this “Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Borrower”), each SUBSIDIARY LOAN PARTY and Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Term Loan Credit Agreement dated as of September 20, 2016 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent.

The Lenders have agreed to extend term loans to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of Loans to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such Loans. Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, any right granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(e) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Guarantors” means the Subsidiary Loan Parties.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent (acting at the written direction of Required Lenders).

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating

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to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule II hereto.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” has the meaning assigned to such term in the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” means any Lien permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean the Borrower and each Guarantor.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and permitted assigns of each of the foregoing.

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“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Loan Party” means any Subsidiary that is a party hereto or any Subsidiary that becomes a party hereto pursuant to Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II

GUARANTEE

Section 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the ratable benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand or payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

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Section 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, increase in the Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations);

(vi) any illegality, lack of validity or enforceability of any Obligation;

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any Obligation;

(viii) the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Administrative Agent, any other Secured Party

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or any other person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix) any action permitted or authorized hereunder; or

(x) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety.

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05. Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other

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Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash or immediately available funds the amount of such unpaid Obligation. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this guarantee or any other guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other, Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07. Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Secured Party hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

Section 2.08. Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by any Loan Party are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

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ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a first priority security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule I) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i)(A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Qualified CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, or (D) any issued and outstanding Equity Interests of any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company, (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which a grant of security is not required by reason of Section 5.09(g) of the Credit Agreement, or (iv) any Equity Interests of a Subsidiary (which Subsidiary is set forth on Schedule 1.01A to the Credit Agreement) to the extent that, as of the Closing Date, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule I, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral. (a) Each Pledger agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the

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Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 3.02. If any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent, as agent for the Secured Parties, together with the accompanying stock powers or other documentation required by Section 3.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent, as agent for the Secured Parties.

(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent (acting at the written direction of Required Lenders), to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent (acting at the written direction of Required Lenders) may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent (acting at the written direction of Required Lenders) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

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(d) In the event any Pledged Securities constitute uncertificated securities and the issuer thereof is not a party hereto, the applicable Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of Required Lenders), either (i) cause such issuer to agree to comply with instructions from the Collateral Agent without further consent of any Pledgor or (ii) cause such issuer to register the Collateral Agent as the registered owner of such uncertificated security.

Section 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Borrower or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Borrower or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws

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generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary or any Qualified CFC Holding Company) are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Obligations;

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent (acting at the written direction of Required Lenders);

(i) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent (acting at the written direction of Required Lenders) to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest, subject to Permitted Liens;

(j) the full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date, the type of organization, the jurisdiction of

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organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of each Pledgor is set forth on Schedule VI. Schedule VI sets forth all of the Loan Parties as of the Closing Date;

(k) the chief executive office of each Pledgor is set forth on Schedule VII; and

(l) except as set forth on Schedule VIII, no Pledgor has changed its name, jurisdiction of organization or formation, as applicable, or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or formation, as applicable, or otherwise) within the past five (5) years.

Section 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the written direction of Required Lenders) shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

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(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent (acting at the written direction of Required Lenders) to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the

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Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent (acting at the written direction of Required Lenders) to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a first priority security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

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(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter of Credit Rights;

(xi) all Commercial Tort Claims;

(xii) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the definitions of “Security Interest” and “Article 9 Collateral” shall not include, (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement would not be required to be satisfied by reason of Section 5.09(g) of the Credit Agreement if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 3.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision,

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the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect or (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledger is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request (acting at the written direction of Required Lenders).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Collateral Agent (acting at the written direction of Required Lenders), in its reasonable discretion.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Section 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance

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with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b) The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by such Pledgor for filing in each governmental, municipal or other office specified in Schedule III (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been or will be promptly delivered by such Pledgor for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent (acting at the written direction of Required Lenders), to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

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(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Closing Date except as indicated on Schedule IV.

(f) Except as set forth in Schedule V, as of the Closing Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i) The Intellectual Property Collateral set forth on Schedule II includes all of the Patents (and Patents for which United States applications are pending), domain names, registered Trademarks (and Trademarks for which United States registration applications are pending), registered Copyrights (and Copyrights for which United States registration applications are pending) and material IP Agreements owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in

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any foreign jurisdiction), and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03. Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral (subject only to Permitted Liens), for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent, in writing, if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

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(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent (acting at the written direction of Required Lenders) may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest, the priority of the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent (but the Collateral Agent shall be under no obligation to do so), with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent (acting at the written direction of Required Lenders) of the specific identification of such Article 9 Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent (acting at the written direction of Required Lenders) shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

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(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement and the other provisions hereof.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (such consent to be given or withheld at the written direction of Required Lenders) (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the

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Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent (acting at the written direction of Required Lenders) reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent in writing, of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request (acting at the written direction of Required Lenders) or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of Required Lenders), either (x) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the Collateral Agent or its nominee as the registered owner of such security.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such. Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of Required Lenders).

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Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement: (a) each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark and (iii) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Pledgor shall notify the Collateral Agent promptly, in writing, if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application filed by itself, or through any agent, employee, affiliate, licensee or designee, for any Patent with the United States Patent and Trademark Office and each application filed by itself, or through any agent, employee, affiliate, licensee or designee, for registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent (acting at the written direction of Required Lenders), execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

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(f) Each Pledgor shall exercise its reasonable business judgment consistent with past practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent, in writing, and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent (acting at the written direction of Required Lenders) shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at

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any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (acting at the written direction of Required Lenders) shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent (acting at the written direction of Required Lenders) may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase in cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and

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payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows: FIRST, to the payment of all costs and expenses incurred by any Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by any Agent hereunder or under any other Loan Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, and all other fees, indemnities and other amounts owing or reimbursable to any Agent under any Loan Document in its capacity as such; SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

If, after receipt of any payment which is applied to the payment of all or any part of any Obligations, any Agent, Lender or other Secured Parties is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of

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proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent, Lender or other Secured Party and the Borrower shall be liable to pay to such Agent, the Lenders and the other Secured Parties, and shall indemnify each Agent, the Lenders and the other Secured Parties and shall hold each Agent, the Lenders and the other Secured Parties harmless for the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent, Lender or other Secured Parties in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to such Agents’, the Lenders’ and the other Secured Parties’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this paragraph shall survive the termination of this Agreement.

Section 5.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent (acting at the written direction of Required Lenders), in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

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ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03. Subordination; Subrogation. (a) Each Guarantor hereby subordinates any and all debts, liabilities, receivables, advances and other Obligations owed to such Guarantor by each other Loan Party of whatever nature at any time outstanding (the “Subordinated Obligations”) to the Obligations to the extent and in the manner hereinafter set forth in this Section 6.03:

(i) Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Guarantor may receive payments, receivables or advances from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Obligations have been paid in full in cash or immediately available funds.

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(ii) Prior Payment of Guaranteed Obligations. In any proceeding under the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash or immediately available funds of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, whether or not constituting an allowed claim in such proceeding (Post-Petition Interest)) before such Guarantor receives payment of any Subordinated Obligations.

(iii) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

(iv) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent (acting at the written direction of Required Lenders) is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

(b) Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the guarantee set forth in Article II or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable

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under the guarantee set forth in Article II shall have been paid in full in cash or immediately available funds. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash or immediately available funds of the Obligations and all other amounts payable under the guarantee set forth in Article II, such amount shall be received and held in trust for the ratable benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under the guarantee set forth in Article II, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Obligations or other amounts payable under such guarantee thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Obligations and (ii) all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash or immediately available funds, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment made by such Guarantor pursuant to such guarantee.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02. Security Interest Absolute. All rights of each Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any

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applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to Agents and a counterpart hereof shall have been executed on behalf of the Agents, and thereafter shall be binding upon such party and the Agents and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agents and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor any Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (such consent to be given or withheld at the written direction of the Required Lenders). The Administrative Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement. The Collateral Agent hereunder shall at all times be the same person as the Collateral Agent under the Credit Agreement. Written notice of resignation by any Agent pursuant to the Credit Agreement shall also constitute notice of resignation as such Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent under the Credit Agreement by a successor Administrative Agent or successor Collateral Agent, as applicable, that successor Administrative Agent or successor Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or successor Collateral Agent, as applicable, pursuant hereto.

Section 7.06. Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that each Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify each Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, obligations, liabilities, penalties,

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actions, judgments, suits, costs, expenses or disbursements of any kind, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the resignation or removal of any Agent, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent (acting at the written direction of Required Lenders) may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to

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carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Each Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09. Waivers; Amendment. (a) No failure or delay by any Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

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AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now

34

or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

(b) A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Guarantor; provided that such portion of the Lenders as shall be required by the terms of the Credit Agreement to have consented to such transaction (to the extent such consent is required by the Credit Agreement) shall have consented thereto and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) Upon the transfer by any Loan Party of Equity Interests in a “first tier Foreign Subsidiary or “first tier” Qualified CFC Holding Company to a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company in accordance with Section 6.05(d) of the Credit Agreement, the pledge of Equity Interests so transferred shall be automatically released.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) and (d) of this Section 7.15, each Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, authorization to file UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of such Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that each Agent shall not be required to take any action under this Section 7.15(e) unless such Pledgor shall have delivered to such Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to

35

such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by any Agent.

Section 7.16. Additional Subsidiaries. Upon execution and delivery by each Agent and any Subsidiary that is required to become a party hereto by Section 5.09 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 7.18. Agents. The parties hereto agree that each Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to such Agent under the Credit Agreement in connection with the execution of this Agreement and performance of its obligations hereunder.

Section 7.19 Intercreditor Agreements.

(a) Anything herein to the contrary notwithstanding, the Liens and Security Interest granted to the Collateral Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or any other Loan Document, are subject to the provisions of the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement and this Agreement and the other Loan Documents, the terms of the First Lien Intercreditor Agreement or ABL Intercreditor Agreement, as applicable, shall govern and control and no right, power, or remedy granted to the Administrative Agent hereunder or under any other Loan Document shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in each case in contravention of the First Lien Intercreditor Agreement or ABL Intercreditor Agreement.

36

(b) Any reference in this Agreement or any other Loan Document to a “first priority security interest” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the First Lien Intercreditor Agreement and ABL Intercreditor Agreement.

[Signature Page Follows]

37

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLAIRE’S STORES, INC.

By:
Name:
Title:

CLAIRE’S PUERTO RICO CORP.

By:
Name:
Title:

CBI DISTRIBUTING CORP.

By:
Name:
Title:

CLAIRE’S BOUTIQUES, INC.

By:
Name:
Title:

CLAIRE’S CANADA CORP.

By:
Name:
Title:

BMS DISTRIBUTING CORP.

By:
Name:
Title:

Wilmington Trust, National Association, as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT I

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     , is entered into among                     , a                      (the “New Subsidiary”), and Wilmington Trust, National Association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) under that certain Credit Agreement dated as of 20, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Claire’s Stores, Inc., a Florida corporation, the Lenders party thereto, and the Administrative Agent and the Collateral Agent.

Reference is also made to the Guarantee and Collateral Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), dated as of September 20, 2016, by and among Claire’s Stores, Inc., each Subsidiary Loan Party party thereto, the Administrative Agent and the Collateral Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable.

The New Subsidiary, the Administrative Agent and the Collateral Agent, for the ratable benefit of the Secured Parties, hereby agree as follows:

1. The New Subsidiary agrees to become, and does hereby become, a Subsidiary Loan Party and Guarantor under the Guarantee and Collateral Agreement and agrees to have all of the obligations of a Subsidiary Loan Party and Guarantor and be bound by such Guarantee and Collateral Agreement as if originally a party thereto. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guarantee and Collateral Agreement, including without limitation (a) all of the representations and warranties of the Subsidiary Loan Parties set forth in the Guarantee and Collateral Agreement, (b) all of the covenants set forth in the Guarantee and Collateral Agreement and (c) all of the guaranty obligations set forth in Article II of the Guarantee and Collateral Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 2.07 of the Guarantee and Collateral Agreement, hereby unconditionally guarantees, jointly and severally with the other Guarantors, to the Administrative Agent, the Collateral Agent and the Lenders, as provided in Article II of the Guarantee and Collateral Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), such New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. The New Subsidiary hereby pledges, assigns and grants to the Collateral Agent, its successors and assigns, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Subsidiary’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Obligations.

3. By its execution below, the New Subsidiary represents and warrants as to itself that all of the representations and warranties contained in the Guarantee and Collateral Agreement are true and correct in all respects as of the date hereof. The New Subsidiary represents and warrants that the supplements to the Schedules to the Guarantee and Collateral Agreement attached hereto are, as to the New Subsidiary, true and correct in all respects and such supplements set forth all information required to be scheduled under the Guarantee and Collateral Agreement as to the New Subsidiary. The New Subsidiary shall, subject to the provisions of the Guarantee and Collateral Agreement, take all steps necessary to perfect, in favor of the Collateral Agent, a first priority security interest in and lien against the New Subsidiary’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Collateral Agent (and all other Collateral required to be delivered under the Guarantee and Collateral Agreement), and taking all steps necessary to properly perfect the Collateral Agent’s interest in any uncertificated Pledged Collateral.

4. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents and instruments) as requested by the Collateral Agent (acting at the written direction of the Required Lenders) in accordance with the Credit Agreement.

5. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

[                    ]

Attention:

Email:

6. The New Subsidiary hereby waives acceptance by the Administrative Agent, the Collateral Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

7. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

8. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9. The parties hereto agree that the Administrative Agent and the Collateral Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges respectively afforded to them under the Guarantee and Collateral Agreement in connection with the execution of this Joinder and performance of their obligations hereunder.

[Signature pages follow.]

[INSERT NEW SUBSIDIARY ENTITY NAME]

By:
Name:
Title:

Acknowledged and accepted:
Wilmington Trust, National Association,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

[UPDATED SCHEDULES TO JOINDER AGREEMENT TO BE ATTACHED]

SCHEDULE I

Pledged Interests

A.	Equity Interests

Name of Owner	Name of Issuer	Certificate Number	Class of Stock	Number of Shares or Other Interests
Claire’s Stores, Inc.	Claire’s Puerto Rico Corp.	001	Common	10
Claire’s Stores, Inc.	CBI Distributing Corp.	1	Common	100
Claire’s Boutiques, Inc.	CBI Distributing Corp.	2	Common	80
Claire’s Stores, Inc.	Claire’s Boutiques, Inc.	1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-2	Common	1
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-4	Common	6,500,065
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-6	Common	3,250,000
CBI Distributing Corp.	BMS Distributing Corp.	01	Common	1,000
Claire’s Canada Corp.	CSI Canada LLC	1	Membership Interests	1 Membership Unit
Claire’s Stores, Inc.	Claire’s Swiss Holdings LLC	1	Membership Interests	65 Membership Interests

B.	Debt Obligations

Name of Issuer - Claire’s Stores Canada Corp.

Principal Amount - $63,000,000 CAD

Date of Note - January 31, 2010

Maturity Date - January 31, 2020

SCHEDULE II

Intellectual Property Collateral

A.	Patents

None.

B.	Domain Names

arbeitenmitclaires.de

bijouxone.ch

clair.es

clair.eu

claires.ae

claires.at

claires.be

claires.bg

claires.ch

claires.cl

claires.cn

claires.co.id

claires.co.nz

claires.co.uk

claires.com.ar

claires.com.au

claires.com.br

claires.com.cn

claires.com.gr

claires.com.gt

claires.com.mt

claires.com.my

claires.com.ph

claires.com.pt

claires.com.sg

claires.com.tr

claires.com.ua

claires.com.vn

claires.de

claires.dk

claires.es

claires.au

claires.fi

claires.fr

claires.hk

claires.ie

claires.in

2

claires.it

claires.jp

claires.kr

claires.lu

claires.ly

claires.ma

claires.my

claires.nl

claires.pe

claires.ph

claires.pr

claires.pt

claires.quebec

claires.ro

claires.se

claires.sg

claires.tw

claires.ua

claires.vn

clairesaccessories.be

clairesaccessories.bg

clairesaccessories.cn

clairesaccessories.com.cn

clairesaccessories.com.pt

clairesaccessories.es

clairesaccessories.eu

clairesaccessories.it

clairesaccessories.nl

clairesaccessories.pt

clairesaccessoriesuk.co.uk

clairesaccessoriesuk.org.uk

clairesboutique.cn

claires.boutique.com.cn

clairesboutique.it

clairesboutiques.be

clairesboutiques.cn

clairesboutiques.com.cn

clairesboutiques.com.pt

clairesboutiques.es

clairesboutiques.eu

clairesboutiques.it

clairesboutiques.nl

clairesboutiques.pt

clairescanada.ca

clairescareers.co.uk

clairescareers.eu

3

clairesclub.at

clairesclub.be

clairesclub.ch

clairesclub.co.uk

clairesclub.com.pt

clairesclub.cz

clairesclub.de

clairesclub.es

clairesclub.eu

clairesclub.fr

clairesclub.hu

clairesclub.ie

clairesclub.it

clairesclub.lu

clairesclub.nl

clairesclub.pl

clairesclub.pt

clairesoffers.co.uk

clairesonline.co.uk

clairesonline.eu

clairessa.co.za

clairesstores.ae

clairesstores.cl

clairesstores.cn

clairesstores.co.id

clairesstores.co.nz

clairesstores.co.za

clairesstores.com.ar

clairesstores.com.au

clairesstores.com.br

clairesstores.com.gr

clairesstores.com.gt

clairesstores.com.mt

clairesstores.com.mx

clairesstores.com.ph

clairesstores.com.pl

clairesstores.com.sg

clairesstores.com.ua

clairesstores.com.vn

clairesstores.cz

clairesstores.dk

clairesstores.eu

clairesstores.gr

clairesstores.hu

clairesstores.ly

clairesstores.ma

4

clairesstores.mx

clairesstores.ph

clairesstores.pt

clairesstores.ru

clairesstores.sg

clairesstores.sk

clairesstores.vn

icing.cn

icing.com.mx

icing.com.pt

icing.es

icing.eu

icing.hu

icing.ie

icing.lu

icing.mx

icing.pt

icing.quebec

icingbyclaires.be

icingbyclaires.com.pt

icingbyclaires.es

icingbyclaires.eu

icingbyclaires.nl

icingbyclaires.pt

icingcanada.ca

icingcosmetics.co.uk

icingice.co.uk

icings.at

icings.be

icings.ch

icings.com.pt

icings.cz

icings.de

icings.es

icings.eu

icings.fr

icings.hu

icings.ie

icings.lu

icings.nl

icings.pl

icings.pt

rsi.com.hk

theicing.com.pt

trabajarenclaires.es

werkenbijclaires.nl

5

C.	Trademarks

1.	US Claire’s Marks

Country	Owners[1]	Ownership Percentage		Mark	Classes	Status	Reg. No.
United States of America	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	IT’S AT CLAIRE’S	35	Registered	3817929
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	14	Registered	1925359
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	3	Registered	3319826
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	9	Registered	2908857
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	16	Registered	2908859
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	25	Registered	1891172
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	42	Registered	1890335
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	20	Registered	2967212
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	35	Registered	2974652
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	5	Registered	1929317
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	16	Registered	2978984
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	35	Registered	3190839
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	24	Registered	2900024
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	14	Registered	2996103
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	25	Registered	2925470

[1]	The US Claire’s Marks, including the federal registrations set forth on Schedule III, are jointly owned by CBI Distributing Corp. and CLSIP LLC, with CBI Distributing Corp. owning undivided 82.50% ownership interest in and to the US Claire’s Marks as the majority and controlling owner of the US Claire’s Marks, and CLSIP LLC owning an undivided 17.50% ownership interest in and to the US Claire’s Marks as the minority owner of the US Claire’s Marks. CBI Distributing Corp. is pledging its undivided 82.50% ownership interest in and to the US Claire’s Marks, including the federal registrations set forth on Schedule III. Nothing in the Agreement acts to grant the Collateral Agent or the Secured Parties a security interest in and to the undivided 17.50% ownership interest in and to the US Claire’s Marks owned by CLSIP LLC.

6

Country	Owners[1]	Ownership Percentage		Mark	Classes	Status	Reg. No.
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	26	Registered	2908861
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S	3	Registered	2951866
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S ACCESSORIES	42	Registered	1956047
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S ACCESSORIES	42	Registered	1946557
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S ACCESSORIES and design	35	Registered	2294937
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S BOUTIQUES and design	42	Registered	1514045
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	35	Registered	3343775
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	25	Registered	2908868
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	14	Registered	2908865
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	26	Registered	2908191
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	3	Registered	2908862
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	18	Registered	2908866
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S CLUB	9	Registered	2908863
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S ETC.	42	Registered	2065959
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S ETC.	42	Registered	2064149
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S Logo	35	Registered	3602239
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S Stylized with @ logo	35	Registered	2623039

7

Country	Owners[1]	Ownership Percentage		Mark	Classes	Status	Reg. No.
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	SECRET SANTA CIRCLE	35	Registered	4005371
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	SENSITIVE SOLUTIONS	14	Registered	1951435
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	CLAIRE’S OUTLET	35	Registered	4610591
	CBI Distributing Corp. CLSIP LLC	82.50 17.50	% %	ICING BY CLAIRE’S	35	Registered	3050863

2. Non-US Claire’s Marks
	CBI Distributing Corp.	100%		CLAIRE’S	14	Registered	2672763
	CBI Distributing Corp.	100%		CLAIRE’S	18	Registered	2780180
Argentina	CBI Distributing Corp.	100%		CLAIRE’S	25	Registered	2780181
	CBI Distributing Corp.	100%		CLAIRE’S	26	Registered	2672764
	CBI Distributing Corp.	100%		CLAIRE’S	35	Registered	2780182
Armenia	CBI Distributing Corp.	100%		CLAIRE’S	14, 25, 26, 35	Registered	872750
Australia	CBI Distributing Corp.	100%		CLAIRE’S	14, 25, 26, 35	Registered	872750
Bahrain	CBI Distributing Corp.	100%		CLAIRE’S	35	Registered	45255
Belarus	CBI Distributing Corp.	100%		CLAIRE’S	14, 25, 26, 35	Registered	872750
Belize	CBI Distributing Corp.	100%		CLAIRE’S	35	Registered	4849.07
Botswana	CBI Distributing Corp.	100%		CLAIRE’S	26	Pending
Brazil	CBI Distributing Corp.	100%		CLAIRE’S	35	Registered	819044059
	CBI Distributing Corp.	100%		CLAIRE’S	14	Registered	840527373
	CBI Distributing Corp.	100%		CLAIRE’S	25	Registered	840527403
	CBI Distributing Corp.	100%		CLAIRE’S	26	Registered	840527438
Bulgaria	CBI Distributing Corp.	100%		CLAIRE’S	14, 25, 26, 35	Registered	872750
Canada	CBI Distributing Corp.	100%		BEE WHO YOU WANNA BE		Registered	TMA657373

8

	CBI Distributing Corp.	100%	C SWIRL		Registered	TMA765561
	CBI Distributing Corp.	100%	CLAIRE’S		Registered	TMA446820
	CBI Distributing Corp.	100%	CLAIRE’S		Registered	TMA481401
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES		Registered	TMA450271
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES CLAIRE’S		Registered	TMA537106
	CBI Distributing Corp.	100%	ACCESSORIES		Registered	TMA552904
	CBI Distributing Corp.	100%	CLAIRE’S BOUTIQUES & DESIGN		Registered	TMA432178
	CBI Distributing Corp.	100%	CLAIRE’S CLUB		Registered	TMA667768
	CBI Distributing Corp.	100%	ICING		Registered	TMA711637
	CBI Distributing Corp.	100%	ICING BY CLAIRE’S		Registered	TMA678667
	CBI Distributing Corp.	100%	PRINCIE		Registered	TMA574732
	CBI Distributing Corp.	100%	REFLEXIONS		Registered	TMA332968
	CBI Distributing Corp.	100%	THE ICING		Registered	TMA404349
Chile	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	947879
China (People’s Republic)	CBI Distributing Corp.	100%	CLAIRE’S	16	Registered	10608651
	CBI Distributing Corp.	100%	CLAIRE’S	14, 26	Registered	872750
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	6711303
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	8662114
	CBI Distributing Corp.	100%	CLAIRE’S	3	Registered	10608653
	CBI Distributing Corp.	100%	CLAIRE’S	9	Pending
	CBI Distributing Corp.	100%	CLAIRE’S	18	Registered	10608650
	CBI Distributing Corp.	100%	CLAIRE’S	21	Registered	10608649
	CBI Distributing Corp.	100%	CLAIRE’S	25	Published

9

CBI Distributing Corp.	100%	CLAIRE’S	28	Registered	10608647
CBI Distributing Corp.	100%	ICING	14	Registered	6538116
CBI Distributing Corp.	100%	ICING	35	Registered	6538117
CBI Distributing Corp.	100%	ICING	18	Registered	11358777
CBI Distributing Corp.	100%	ICING	3	Registered	11358778
CBI Distributing Corp.	100%	ICING	25	Registered	5278540
CBI Distributing Corp.	100%	ICING	26	Registered	10715963
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	3	Registered	11231746
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	9	Registered	11231745
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	14	Registered	11231744
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	16	Registered	11231743
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	18	Registered	11231742
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	21	Registered	11231741
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	25	Registered	11231740
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	26	Registered	11231739
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	28	Registered	11231738

10

	CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	35	Registered	11231737
Colombia	CBI Distributing Corp.	100%	CLAIRE’S	42	Registered	192406
	CBI Distributing Corp.	100%	CLAIRE’S		Registered	330360
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	459364
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	462741
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	461450
Costa Rica	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	178034
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	223.014
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	223.016
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	223.017
Dominican Republic	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	211884
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26	Registered	203520
Ecuador	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	282311
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	6714-12
	CBI Distributing Corp.	100%	CLAIRE’S	18	Registered	5292-12
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	5294-12
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	5295-12
Egypt	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	198659
	CBI Distributing Corp.	100%	ICING	14, 25, 26, 35	Pending
El Salvador	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	207Book101
EU (CTM)	CBI Distributing Corp.	100%	CLAIRE’S	14, 18, 26	Registered	6584221
	CBI Distributing Corp.	100%	CLAIRE’S	3, 4, 9, 12, 21, 35	Registered	2846087
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25	Registered	76265

11

	CBI Distributing Corp.	100%	CLAIRE’S	35, 42	Registered	1862200
	CBI Distributing Corp.	100%	CLAIRE’S BOUTIQUES	14, 25, 35, 42	Registered	235333
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	14, 25, 35, 42	Registered	235374
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	14, 25, 35	Registered	428417
	CBI Distributing Corp.	100%	CLAIRE’S CLUB	3, 4, 9, 11, 14, 16, 20, 21, 22, 24, 25, 26	Registered	3140878
	CBI Distributing Corp.	100%	CLAIRE’S COLLECTION	3, 14, 25, 26	Registered	76166
	CBI Distributing Corp.	100%	CLAIRE’S ETC.	14, 25, 35, 42	Registered	235291
	CBI Distributing Corp.	100%	ICING	3, 42	Registered	2789154
	CBI Distributing Corp.	100%	ICING	3, 9, 14, 16, 18, 21, 25, 26, 28, 35	Registered	012599891
	CBI Distributing Corp.	100%	ICING BY CLAIRE’S	35	Registered	6282859
	CBI Distributing Corp.	100%	ICINGS	14, 25, 35	Registered	426312
	CBI Distributing Corp.	100%	THE ICING ACCESSORIES & DESIGN	14, 25, 35	Registered	426270
Georgia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Ghana	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Guatemala	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	156393
Honduras	CBI Distributing Corp.	100%	CLAIRE’S		Registered	11492
Hong Kong	CBI Distributing Corp.	100%	CLAIRE’S	9, 14, 18, 20, 21, 24, 25, 26, 28	Registered	301369701

12

	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	300246276
Iceland	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
India	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	1579528
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	1375799
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	2273273
	CBI Distributing Corp.	100%	CLAIRE’S	28	Registered	2273274
	CBI Distributing Corp.	100%	CLAIRE’S	21	Registered	2273271
	CBI Distributing Corp.	100%	CLAIRE’S	3, 18, 25	Pending
	CBI Distributing Corp.	100%	CLAIRE’S	18, 26	Published
	CBI Distributing Corp.	100%	CLAIRE’S	9	Registered	2273269
Indonesia	CBI Distributing Corp.	100%	CLAIRE’S	14, 26	Registered	IDM000269734
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	IDM000403561
Int’l – Madrid Protocol	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	1263860
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 42	Registered	872750
Israel	Claire’s Boutiques, Inc.	100%	Claire’s & @ logo	35	Registered	142605
Jamaica	CBI Distributing Corp.	100%	CLAIRE’S		Registered	57734
Japan	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	4173259
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	4225283
	CBI Distributing Corp.	100%	Claire’s & @ logo	14	Registered	4316622
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	18	Registered	4173261
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	26	Registered	4227498
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	14	Registered	4173260
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	35	Registered	4068474

13

	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	35	Registered	5254831
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	9, 14, 18, 25	Registered	4384017
	CBI Distributing Corp.	100%	CLAIRE’S in Japanese characters	6, 8, 14, 18, 21, 25, 26	Registered	2661230
	CBI Distributing Corp.	100%	CLAIRE’S stylized	35	Registered	5255217
	CBI Distributing Corp.	100%	CLAIRE’S stylized	3, 8, 10, 14, 18, 21, 25, 26	Registered	4077459
	CBI Distributing Corp.	100%	ICING	35	Registered	140055
Lebanon	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	95458
Lesotho	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Liechtenstein	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Malaysia	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	09000349
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	09000350
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	09000351
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	20122014317
Mexico	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	970492
	CBI Distributing Corp.	100%	CLAIRE’S	42	Registered	521186
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	1457103
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	1349996
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	1295890
Monaco	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Namibia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
New Zealand	CBI Distributing Corp.	100%	Claire’s & “@” logo	14, 35	Registered	806327
Nicaragua	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	0802817

14

Nigeria	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Norway	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	233273
Oman	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Pakistan	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Panama	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	165604
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	211198
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	211197
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	211200
Paraguay	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	375410
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	385020
Peru	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	66528
Philippines	CBI Distributing Corp.	100%	CLAIRE’S	14, 26, 35	Registered	4-2012-008328
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	4-2012-210172
Poland	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	204878
Qatar	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	48479
	CBI Distributing Corp.	100%	ICING	14, 25, 26, 35	Pending
Romania	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Russian Federation	CBI Distributing Corp.	100%	CLAIRE’S	14, 26	Registered	872750
	CBI Distributing Corp.	100%	ICING	14	Registered	1436016141
	CBI Distributing Corp.	100%	ICING	26	Registered	1436016143
	CBI Distributing Corp.	100%	ICING	35	Registered	1436016144
Serbia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	67601
Singapore	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
South Africa	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	2009/05885

15

	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	2009/08556
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	2004/09338
	CBI Distributing Corp.	100%	CLAIRE’S	25	Published
Swaziland	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Published
Switzerland	CBI Distributing Corp.	100%	Claire’s @ logo		Registered	517937
	CBI Distributing Corp.	100%	CLAIRE’S	3, 14, 25, 35	Registered	507253
	CBI Distributing Corp.	100%	CLAIRE’S & @ logo	3, 14, 25, 35	Registered	507888
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	3, 14, 25, 35	Registered	507908
Taiwan	CBI Distributing Corp.	100%	CLAIRE’S	14, 26, 35	Registered	1383039
	CBI Distributing Corp.		CLAIRE’S	3, 9, 14, 16, 18, 21, 25, 26, 28, 35	Registered	1636275
Thailand	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	TM319893
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	TM320726
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	SM68822
Turkey	CBI Distributing Corp.	100%	CLAIRE’S	3, 14, 16, 25, 26, 35	Registered	200331890
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Ukraine	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
	CBI Distributing Corp.	100%	ICING	14	Registered	191737
	CBI Distributing Corp.	100%	ICING	25	Registered	191738
	CBI Distributing Corp.	100%	ICING	26	Registered	191739
	CBI Distributing Corp.	100%	ICING	35	Registered	191740
United Kingdom	CBI Distributing Corp.	100%	ICING	3, 8, 21	Registered	2284683
Uruguay	CBI Distributing Corp.	100%	CLAIRE’S	14, 35	Registered	432942

16

Venezuela	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	P-347986
	CBI Distributing Corp.	100%	CLAIRE’S	18	Published
	CBI Distributing Corp.	100%	CLAIRE’S	26	Published
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	S-061612
Vietnam	CBI Distributing Corp.	100%	CLAIRE’S	3, 14, 26, 35	Registered	163209
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	216702
Zambia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending

D.	Copyrights

Country	Claimant	Title	Reg No.
United States of America	CBI Distributing Corporation	Claire’s product development: Jan. 2003	VAu000584057
	CBI Distributing Corporation	Claire’s gifts to go : 2003 accessory product	VAu000581995
	CBI Distributing Corporation	Claire’s Club (aka Kids Club gifts to go program 2003)	VAu000593275
	CBI Distributing Corporation	Slam book & Sports slam book	VAu000592144
	CBI Distributing Corporation	Claire’s product development 2004	VAu000616999
	CBI Distributing Corporation	Claire’s Club : gifts to go 2004 (aka Claire’s product development 2004)	VAu000634258

E.	IP Licenses

Intellectual Property Agreement, dated as of the date hereof, by and among CLSIP LLC and CBI Distributing Corp.

17

SCHEDULE III

Filing Jurisdictions

GRANTOR	JURISDICTION
Claire’s Stores, Inc.	Florida
Claire’s Puerto Rico Corp.	Delaware
CBI Distributing Corp.	Delaware
Claire’s Boutiques, Inc.	Colorado
Claire’s Canada Corp.	Delaware
BMS Distributing Corp.	Delaware
CSI Canada LLC	Delaware

18

SCHEDULE IV

Commercial Tort Claims

None.

19

SCHEDULE V

Accounts and Inventory Not in the Ordinary Course of Business

None.

20

SCHEDULE VI

Legal Name; Type of Organization; Jurisdiction of Organization; Organizational Identification Number

Name of Loan Party	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

CLAIRE’S STORES, INC.	Corporation	Florida	59-0940416

CLAIRE’S PUERTO RICO CORP.	Corporation	Delaware	66-0496113

CBI DISTRIBUTING CORP.	Corporation	Delaware	65-0135574

CLAIRE’S BOUTIQUES, INC.	Corporation	Colorado	36-2025307

CLAIRE’S CANADA CORP.	Corporation	Delaware	65-0447936

BMS DISTRIBUTING CORP.	Corporation	Delaware	05-0544117

CSI CANADA LLC	Limited Liability Company	Delaware	4782343

21

SCHEDULE VII

Name of Pledgor	Address of Chief Executive Office

CLAIRE’S STORES, INC.	2400 West Central Road, Hoffman Estates, Illinois 60192

CLAIRE’S PUERTO RICO CORP.	2400 West Central Road, Hoffman Estates, Illinois 60192

CBI DISTRIBUTING CORP.	2400 West Central Road, Hoffman Estates, Illinois 60192

CLAIRE’S BOUTIQUES, INC.	2400 West Central Road, Hoffman Estates, Illinois 60192

CLAIRE’S CANADA CORP.	2400 West Central Road, Hoffman Estates, Illinois 60192

BMS DISTRIBUTING CORP.	2400 West Central Road, Hoffman Estates, Illinois 60192

CSI CANADA LLC	2400 West Central Road, Hoffman Estates, Illinois 60192

22

SCHEDULE VIII

Changes to Entities

Pledgor	Date of Change	Description of Change

CLAIRE’S STORES, INC.	3/04/2011	Claire’s Escrow Corporation, a DE entity, merged with and into Claire’s Stores, Inc.

	3/02/2012	Claire’s Escrow II Corporation, a DE entity, merged with and into Claire’s Stores, Inc.

23

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

Reference is made to the Term Loan Credit Agreement (as amended, supplemented or otherwise modified prior to the Closing Date, the “Credit Agreement”), among Claire’s Stores, Inc., a Florida corporation (the “Borrower”), Wilmington Trust, National Association, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties and the lenders from time to time party thereto.

SECTION 1.01. Defined Terms. Capitalized terms not defined herein (including in the caption hereto) shall have the meanings ascribed to them in the Credit Agreement.

SECTION 1.02. Joinder. (a) By execution of this Joinder Agreement (this “Joinder”), the undersigned (the “Joining Party”) shall, on the date on which the conditions set forth below in Section 1.04 have been satisfied (such date, the “Joinder Effective Date”), become a Lender of Loans under the Credit Agreement in an amount of Loans such Joining Party is entitled to receive pursuant to the Exchange Transactions in respect of its Notes (as defined below), which will be set forth on Schedule 2.01 to the Credit Agreement delivered to the Administrative Agent on or prior to the Closing Date and which amount such Joining Party hereby acknowledges to be true and accurate.

(b) The Joining Party, by execution of this Joinder, hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Lender under the Credit Agreement from and after the Effective Date.

SECTION 1.03. Representations and Warranties. By execution of this Joinder, the Joining Party hereby represents and warrants:

(a) [that the Joining Party is an “Eligible Holder” as such term is defined in the Exchange Transaction Documents;]1

(b) that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms;

(c) that it has furnished (or, prior to the Closing Date, will furnish) to the Administrative Agent the Administrative Questionnaire and an executed (i) IRS Form W-9 or (ii) appropriate IRS Form W-8 (including a certificate of incorporation or other governing document in the case of delivery of an appropriate IRS Form W-8);

(d) that it has, independently and without reliance upon any Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder and become party to the Credit Agreement and each other Loan Document as a Lender; and

[1]	Do not include if Borrower has agreed to waive this requirement with respect to the Joining Party as notified by the Borrower to the Administrative Agent.

(e) that set forth on Schedule A hereto, opposite the name of such Joining Party, is the amount of the Borrower’s Notes (as defined in the Exchange Transaction Documents) tendered by such Joining Party in the Exchange Transactions and the individual Voluntary Offer Instruction Number (each, a “VOI Number”) corresponding to the tender of such notes through The Depository Trust Company’s Automated Tender Offer Program (e.g., “ATOP”); provided, that notwithstanding the amount set forth on Schedule A, the amount of Loans the Joining Party is entitled to receive pursuant to the Exchange Transactions in respect of such Joining Party’s Notes will be set forth on Schedule 2.01 to the Credit Agreement.2

SECTION 1.04. Conditions. The Joinder Effective Date is subject to the satisfaction of the following condition precedent on or before the Closing Date: the Administrative Agent shall have executed a counterpart signature page to this Joinder and delivered it to the Joining Party.

SECTION 1.05. Applicable Law. THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.06. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 1.02. Delivery of an executed counterpart to this Joinder by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 1.07. Headings. The Section headings used herein are for convenience of reference only, are not part of this Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder.

SECTION 1.08. Administrative Agent. The parties hereto agree that the Administrative Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to it under the Credit Agreement in connection with the execution of this Joinder and performance of its obligations hereunder.

[Remainder of Page Left Intentionally Blank]

[2]	To be modified if Borrower has agreed to alternative delivery mechanic.

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder as of the date set forth on the signature pages hereto.

JOINING PARTY:	[NAME OF INSTITUTION]

By:
Name:
Title:

Date:

If a second signature is necessary

By:
Name:
Title:

SCHEDULE A

	Amount of 8.875% Senior Secured Second Lien Notes due 2019 Tendered ($)	VOI Number
[NAME OF INSTITUTION]

	Amount of 7.750% Senior Notes due 2020 Tendered ($)	VOI Number
[NAME OF INSTITUTION]

	Amount of 10.500% Senior Subordinated Notes due 2017 Tendered ($)	VOI Number
[NAME OF INSTITUTION]

[Signature Page to Claire’s Stores Joinder Agreement]

BORROWER:	CLAIRE’S STORES, INC.

By:
Name:
Title:

Date:

[Signature Page to Claire’s Stores Joinder Agreement]

Accepted and agreed:

ADMINISTRATIVE AGENT:	Wilmington Trust, National Association,
as Administrative Agent

By:
Name:
Title:

Date:

[Signature Page to Claire’s Stores Joinder Agreement]

EXHIBIT E

[FORM OF]

PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Credit Agreement, dated as of September 20, 2016 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Claire’s Stores, Inc., a Florida corporation (the “Borrower”), the lenders from time to time party thereto (“Lenders”), and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the [                    ]1 agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Section 9.04(h)), the interest described in Schedule 1 hereto in and to the Assignor’s rights and obligations under the Credit Agreement in a principal amount of the Loans as set forth on Schedule 1 hereto (the “Assigned Interest”).

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other obligor or the performance or observance by the Borrower or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Notes held by it evidencing the Assigned Interest. To the extent the Assignor has retained any interest in the Obligations under the Credit Agreement and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Note or Notes for a new Note or Notes payable to the Assignor, in each case, in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

[1]	Specify Borrower or applicable Affiliate of the Borrower.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transaction contemplated hereby; and (b) represents and warrants that it satisfied the requirements, if any, specified in the Credit Agreement that are required to be satisfied in order to make a Permitted Loan Purchase of the Assigned Interest.

4. The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). [Following the execution of this Permitted Loan Purchase Assignment and Acceptance, the Assigned Interest shall be deemed to be automatically and immediately (contributed to the Borrower, if applicable, and) cancelled and extinguished. The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event as if it were a prepayment of such Assigned Interest pursuant to Section 9.04(h) of the Credit Agreement.]2

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date. No payments in respect of the Assigned Interest (which shall be deemed to have been cancelled and extinguished as of the Effective Date) shall be due to the Assignor or the Assignee from and after the Effective Date.

6. As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by electronic means shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.

8. This Permitted Loan Purchase Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

[2]	Include bracketed language in Section 4 if the Assignee is the Borrower or a Subsidiary.

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IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

[INSERT NAME],
as Assignor

By:
Name:
Title:

[INSERT NAME],
as Assignee

By:
Name:
Title:

[Signature Page to the Permitted Loan Purchase Assignment and Acceptance]

SCHEDULE 1

Assigned Interests

Amount of Loans Assigned	Aggregate Amount of Outstanding Loans	Percentage Assigned of Outstanding Loans[3]

[3]	Set forth, to at least 9 decimals, as a percentage of the outstanding Loans of all Lenders under the Credit Agreement.

EXHIBIT F

(See attached)

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of September 20, 2016 and entered into by and among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, not in its individual capacity but solely in its capacity as administrative agent under the ABL Credit Agreement and collateral agent under the ABL Security Documents (in such separate capacities and including its successors and assigns from time to time in such capacities, the “Initial ABL Agent”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely in its capacity as Trustee (in such capacity and including its successors and assigns from time to time, the “Trustee”) and collateral agent under the Indenture (in such capacity and including its successors and assigns in such capacity from time to time, the “Notes Agent”) and the Additional First Lien Agent signatory hereto on the date hereof (the “Initial Additional First Lien Agent”) and each other Additional First Lien Agent from time to time party hereto for the holders of the Additional First Lien Obligations with respect to which it is acting in such capacity, and is acknowledged by Claire’s Stores, Inc., a Florida corporation (the “Company”), Claire’s Inc., a Delaware corporation (“Holdings”), and the subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, each a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”). Capitalized terms used in this Agreement have the meanings assigned to them in Article 1.

RECITALS

A. The Company, Holdings, the ABL Lenders, and the Initial ABL Agent (in its capacity as administrative agent) have entered into that certain ABL Credit Agreement, dated as of August 12, 2016 and effective as of September 20, 2016 (as amended, restated, supplemented, modified, replaced, or Refinanced from time to time, the “Initial ABL Credit Agreement”);

B. The Company has issued (i) 9.00% senior secured first lien notes due 2019 in an aggregate principal amount of $1,125 million (the “9.00% Notes”) under that certain Senior Secured First Lien Notes Indenture, dated as of February 28, 2012, among the Company, each Company Subsidiary, the Trustee and Notes Agent (as amended, restated, supplemented, modified, replaced, or Refinanced from time to time, the “2012 Indenture”) and (ii) 6.125% senior secured first lien notes due 2020 in a principal amount of $210,000,000 (collectively with the 9.00% Notes, the “Initial Notes”) under that certain Senior Secured First Lien Notes Indenture, dated as of March 15, 2013 among the Company, each Company Subsidiary, the Trustee and Notes Agent (as amended, restated, supplemented, modified, replaced, or Refinanced from time to time, the “2013 Indenture”, and the together with the 2012 Indenture, the “Indenture”);

C. The Company on the date hereof will incur the Initial Additional First Lien Obligations and may from time to time following the date hereof issue or incur other Additional First Lien Obligations to the extent permitted by the ABL Credit Agreement, the Indenture and any Additional First Lien Agreements; and

D. In order to induce the ABL Agent and the ABL Lenders to consent to the incurrence of the Notes Obligations, the Initial Additional First Lien Obligations and any other Additional First Lien Obligations by the Grantors and the Liens securing such Notes Obligations, the Initial Additional First Lien Obligations and such Additional First Lien Obligations and in order to induce the Notes Agent, the Noteholders, the Initial Additional First Lien Agent and its Additional First Lien Claimholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, on behalf of the ABL Lenders, the Notes Agent, on behalf of the Noteholders, and the Initial Additional First Lien Agent, on behalf of the its Additional First Lien Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS.

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2012 Indenture” has the meaning assigned to that term in the Recitals.

“2013 Indenture” has the meaning assigned to that term in the Recitals.

“9.00% Notes” has the meaning assigned to that term in the Recitals.

“ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Credit Agreement.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.

“ABL Credit Agreement” means, collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been entered into or established to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause or any Obligations outstanding thereunder, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original

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parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).

“ABL DIP Financing” has the meaning set forth in Section 6.01(a).

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement and the other “Loan Documents” (as defined in the ABL Credit Agreement), and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Credit Agreement, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents. “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:

(a) all Accounts, other than Accounts which constitute identifiable Proceeds which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(b) all Chattel Paper, other than Chattel Paper which constitutes identifiable Proceeds of Notes Priority Collateral;

(c) all (x) Deposit Accounts (other than the Notes Collateral Account and Notes Trust Monies) and money and all cash, checks, other negotiable instruments, funds and

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other evidences of payments held therein (other than the Notes Collateral Account and Notes Trust Monies), and (y) Securities Accounts and Security Entitlements and securities credited thereto (other than the Notes Collateral Account and Notes Trust Monies), and, in each case, all cash, checks and other property held therein or credited thereto, other than in each case identifiable Proceeds of Notes Priority Collateral;

(d) all Inventory;

(e) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (a) through (d) of this definition, all Documents, General Intangibles (other than Equity Interests of Subsidiaries and Intellectual Property), Instruments (including promissory notes) and Commercial Tort Claims; provided that in no event shall any real estate, Equipment, Intellectual Property or Equity Interests of Subsidiaries constitute ABL Priority Collateral;

(f) to the extent relating to any of the items referred to in the preceding clauses (a) through (e) above, all Supporting Obligations and Letter of Credit Rights;

(g) all books and records relating to the items referred to in the preceding clauses (a) through (f) above (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (f)); and

(h) subject to Section 3.05, all Proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts constituting Proceeds of the foregoing.

“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Standstill Period” has the meaning set forth in Section 3.02(a)(i).

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent and each Additional First Lien Agent with the written notice of its election to request access pursuant to Section 3.03(b) and (b) the fifth Business Day after the Applicable First Lien Agent provides the ABL Agent with notice that the Applicable First Lien Agent (or its agent) has obtained possession or control of such parcel and ends on the earliest of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Priority Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Mortgaged Premises, and (ii) the termination of such Enforcement Period.

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“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent, any Additional First Lien Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all now present and future “accounts” (as defined in Article 9 of the UCC).

“Additional First Lien Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional First Lien Obligations pursuant to any Additional First Lien Agreement, which shall include the Initial Additional First Lien Agent.

“Additional First Lien Agreement” means the indenture, credit agreement or other agreement under which any Additional First Lien Obligations are incurred or any commitment to extend credit which would constitute Additional First Lien Obligations, which shall include the Initial Additional First Lien Agreement.

“Additional First Lien Claimholders” means, at any relevant time, the holders of Additional First Lien Obligations at that time.

“Additional First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Additional First Lien Obligations.

“Additional First Lien Default” means an “Event of Default” as defined in any Additional First Lien Agreement.

“Additional First Lien Documents” means each Additional First Lien Agreement, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with such Additional First Lien Agreement, including any intercreditor or joinder agreement among holders of Additional First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Additional First Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Additional First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Additional First Lien Obligations” means (I) the Initial Additional First Lien Obligations and (II) the Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the ABL Credit Agreement, the

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Indenture and the Initial Additional First Lien Agreement to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Note Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional First Lien Agent, for the holders of such Indebtedness, has agreed to be bound by the terms of this Agreement applicable to them pursuant to a Joinder. “Additional First Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Additional First Lien Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Additional First Lien Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Additional First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Agent and the First Lien Agents.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Applicable First Lien Agent” means at any time with respect to any Collateral, the First Lien Agent of the Series of First Lien Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of First Lien Obligations with respect to such Collateral.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day that is a “Business Day” under each of the Indenture, the ABL Credit Agreement and each Additional First Lien Agreement.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights,

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warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Note Claimholder, ABL Claimholder or Additional First Lien Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or First Lien Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“Discharge of ABL Obligations” means:

(a) payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (d) below);

(b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement; and

(d) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the ABL Agent).

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“Discharge of First Lien Obligations” means

(a) payment in full in cash of all First Lien Obligations (other than contingent obligations or contingent indemnification obligations), satisfaction and discharge of the Indenture and any Additional First Lien Agreement or legal or covenant defeasance of the Indenture and any Additional First Lien Agreement (other than obligations that expressly survive such satisfaction and discharge or legal or covenant defeasance);

(b) termination or expiration of all commitments, if any, to extend credit under the First Lien Documents;

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the applicable First Lien Agent) or backstop of all letters of credit issued under the First Lien Documents in compliance with the terms of the First Lien Documents;

(d) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of First Lien Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any First Lien Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the applicable First Lien Agent).

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC).

“Enforcement” means, collectively or individually for one or both of the ABL Agent and the Applicable First Lien Agent, when an ABL Default or First Lien Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Going Out of Business Sale with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the First Lien Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following an ABL Default or a First Lien Default, as applicable, in connection with which the ABL Agent or the Applicable First Lien Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the

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provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent or any “cash dominion event” or mandatory prepayment event under the ABL Loan Documents), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Notes Obligations, any Additional First Lien Obligations or the ABL Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or First Lien Default has occurred and is continuing, by either the ABL Agent or the Applicable First Lien Agent to the other Agents announcing that an Enforcement Period has commenced, specifying the relevant ABL Default or First Lien Default, stating the current balance of the ABL Obligations, the Note Obligations or any Additional First Lien Obligations, as applicable, owing to the party giving such notice, and requesting the current balance of the ABL Obligations, Note Obligations or Additional First Lien Obligations, as applicable, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Applicable First Lien Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Applicable First Lien Agent, the Discharge of First Lien Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) the ABL Agent or the Applicable First Lien Agent (whichever initiated such Enforcement Period) agreeing in writing to terminate the Enforcement Period, or (d) the date on which the ABL Default or the First Lien Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the First Lien Agent, as applicable, or waived in writing.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).

“First Lien Agent” means (a) in the case of the Note Obligations, the Notes Agent, and (b) in the case of any Series of Additional First Lien Obligations or Additional First Lien Claimholders that become subject to this Agreement on or after the date hereof, the Additional First Lien Agent signatory hereto or named for such Series in the applicable Joinder.

“First Lien Claimholders” means the Note Claimholders and the Additional First Lien Claimholders with respect to each Series of Additional First Lien Obligations.

“First Lien Collateral” means, collectively, the Note Collateral and any Additional First Lien Collateral.

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“First Lien Controlling Claimholders” means the Series of First Lien Claimholders whose First Lien Agent is the Applicable First Lien Agent.

“First Lien Default” means a Note Default or any Additional First Lien Default.

“First Lien DIP Financing” has the meaning set forth in Section 6.01(b).

“First Lien Documents” means, collectively, the Note Documents and any Additional First Lien Documents, and the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of March 2, 2012, among Credit Suisse AG, Cayman Islands Branch, as Bank Collateral Agent (as defined therein), The Bank of New York Mellon Trust Company, N.A., as Indenture Agent (as defined therein), each grantor party thereto from time to time, and each additional agent from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“First Lien Obligations” means, collectively, the Note Obligations and any Additional First Lien Obligations.

“First Lien Security Documents” means, collectively, the Note Security Documents and any Additional First Lien Security Documents.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC).

“Going Out of Business Sale” means, following the occurrence and during the continuance of any ABL Default, any sale or liquidation of the ABL Priority Collateral consented to by the ABL Agent for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, each Company Subsidiary, Holdings and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document, a Note Security Document or any Additional First Lien Security Document as a grantor of a security interest (or the equivalent thereof).

“Holdings” has the meaning assigned to that term in the Preamble to this Agreement.

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“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Loan Documents, the Note Documents or any Additional First Lien Document, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Additional First Lien Agreement” means the Second Amended and Restated Credit Agreement, dated as of August 12, 2016 and effective as of September 20, 2016, among the Company, Holdings, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“Initial Additional First Lien Obligations” means the Obligations owing under the Initial Additional First Lien Agreement and shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the Initial Additional First Lien Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Initial Notes” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

“Insolvency or Liquidation Proceeding” means:

(e) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(f) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, in each case, except as permitted under the ABL Credit Agreement, the Indenture and any Additional First Lien Agreement;

(g) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(h) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

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(i) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired “inventory”, as defined in Article 9 of the UCC.

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock held by each of the Company and the Company Subsidiaries.

“Joinder” means the document required to be delivered by an Additional First Lien Agent (other than the Initial Additional First Lien Agent) to the ABL Agent and each First Lien Agent pursuant Section 8.03(b).

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

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“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Note Mortgage, any Additional First Lien Mortgage and/or an ABL Mortgage.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.01), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of ABL Claimholders and First Lien Claimholders.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders and the Notes Agent.

“Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.

“Note Default” means an “Event of Default” as defined in the Indenture.

“Note Documents” means the Indenture, the Notes, the Note Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Noteholders” means the “Holders” as defined in the Indenture.

“Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents. “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

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“Note Security Agreement” means the Collateral Agreement, dated as of March 15, 2013, by and among the Company, the Company Subsidiaries, the Trustee and the Notes Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed, including the Note Security Agreement.

“Note Standstill Period” has the meaning set forth in Section 3.01(a)(i).

“Notes” means, collectively, (a) the Initial Notes or (b) any Additional Notes (as defined in the Indenture). Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Notes Collateral Account” means any deposit account or securities account required to be established pursuant to the First Lien Documents for purposes of holding Notes Priority Collateral pending application as required under the First Lien Documents (it being understood that ABL Priority Collateral deposited in the Notes Collateral Account shall continue to be ABL Priority Collateral).

“Notes Priority Collateral” means all Collateral other than ABL Priority Collateral, including all real estate, Equipment, Intellectual Property and Equity Interests of Subsidiaries.

“Notes Trust Monies” means Notes Priority Collateral required pursuant to the First Lien Documents to be deposited into the Notes Collateral Account.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the First Lien Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents or the First Lien Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations”, as defined in the ABL Credit Agreement, and the “Obligations”, as defined in the Indenture, under the Notes, the Initial Additional First Lien Agreement and any other Additional First Lien Agreement.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

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“Permitted Refinancing Agreements” means, with respect to any of the ABL Credit Agreement, the Notes or any Additional First Lien Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the ABL Credit Agreement, the Notes or any Additional First Lien Agreement, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Notes or any Additional First Lien Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.03(c) or Section 5.03(d), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.04(a).

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Responsible Officer” shall mean, with respect to any Perosn, any executive officer or senior financial officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Secured Parties” means the ABL Claimholders, the Note Claimholders and the Additional First Lien Claimholders.

“Securities” (as defined in Article 9 of the UCC).

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“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Series” means (a) with respect to the First Lien Claimholders, each of the Notes Claimholders (in their capacity as such) and the Additional First Lien Claimholders that become subject to this Agreement that are represented by a common Additional First Lien Agent (in its capacity as such for the Additional First Lien Claimholders), and (b) with respect to any Obligations, the Note Obligations and the Additional First Lien Obligations which pursuant to any Joinder, are to be represented by a common Additional First Lien Agent (in its capacity as such for the Additional First Lien Claimholders).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Use Period” means, with respect to the Notes Priority Collateral, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides each First Lien Agent with an Enforcement Notice and (b) the fifth Business Day after the Applicable First Lien Agent provides the ABL Agent with notice that the Applicable First Lien Agent (or its agent) has obtained possession or control of such Collateral and ends on the earliest of (i) the 270th day after the date (the “Initial Use Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Notes Priority Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Notes Priority Collateral and (ii) the termination of such Enforcement Period.

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Section 1.02 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date;

(i) in the compilation of periods of time hereunder from a specified date to a later specified date; and

(j) and the word “from” means “from and including” and the words “to” and “until” each means “to, but not through or including.”

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ARTICLE II

LIEN PRIORITIES.

Section 2.01 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the First Lien Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the First Lien Documents, the ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of the Note Claimholders, and each Additional First Lien Agent, on behalf of the Series of Additional First Lien Claimholders it represents, hereby agree that:

(a) any Lien of the ABL Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any First Lien Obligations; and

(b) any Lien of the First Lien Agents on the Notes Priority Collateral securing the First Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the First Lien Agents, any other First Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any ABL Obligations.

Section 2.02 Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Note Claimholder, the ABL Agent, on behalf of each ABL Claimholder, and each Additional First Lien Agent, on behalf of each Person that is a related Additional First Lien Claimholder, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the First Lien Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the First Lien Claimholders to secure the payment of the First Lien Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the First Lien Obligations, including the allowability or priority of the First Lien Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of the Note Claimholders, or any Additional First Lien Agent, on behalf of any Additional First Lien Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.01, 3.01, 3.02 and 6.01.

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Section 2.03 No New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations.

To the extent any additional Liens are granted on any asset or property (except as contemplated by Section 2.04) pursuant to this Section 2.03, the priority of such additional Liens shall be determined in accordance with Section 2.01. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of Note Claimholders, and each Additional First Lien Agent, on behalf of each of its Additional First Lien Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Section 2.04 Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral, the Note Collateral and any Additional First Lien Collateral be identical except as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.08, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent, the Notes Agent or any Additional First Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral, the Note Collateral and any Additional First Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the First Lien Documents.

ARTICLE III

EXERCISE OF REMEDIES; ENFORCEMENT.

Section 3.01 Restrictions on the Notes Agent and the Note Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First Lien Agents and the other First Lien Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Note

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Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Agents or any First Lien Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)); provided, however, that the Applicable First Lien Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (i) the date on which a First Lien Agent declared the existence of a First Lien Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all First Lien Obligations of such First Lien Agent, and demanded payment thereof and (ii) the date on which the ABL Agent received the Enforcement Notice from the Applicable First Lien Agent; provided, further, however, that neither the First Lien Agents nor any other First Lien Claimholder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 270-day period, the ABL Agent or the other ABL Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the ABL Collateral (prompt written notice of such exercise to be given to the Notes Agent and each Additional First Lien Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the First Lien Agents and the other First Lien Claimholders may not pursuant to this Section 3.01(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Note Standstill Period”);

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;

(iii) subject to their rights under clause (a)(i) above (and under clause (vi) of Section 3.01(c)), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 3.01(c), irrevocably, absolutely, and unconditionally waive any and all rights the First Lien Agents or the First Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of

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the First Lien Agents or the First Lien Claimholders. Without limiting the generality of the foregoing, the First Lien Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Section 3.01(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the First Lien Security Documents or any other First Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the First Lien Obligations of the First Lien Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the First Lien Agents or any First Lien Claimholder; provided, however, that the Lien securing the First Lien Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.01) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.01. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

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(c) Notwithstanding anything to the contrary contained herein, the First Lien Agents and any First Lien Claimholder may:

(i) file a claim or statement of interest with respect to the First Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Agent or any of the ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the First Lien Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.01(a)(i); and

(vii) take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement.”

The First Lien Agents, on behalf of their respective First Lien Claimholders, agree that no First Lien Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred,

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except as expressly provided in Sections 3.01(a)(i), 6.07 and clause (vi) of Section 3.01(c), the sole right of the First Lien Agents and the First Lien Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the First Lien Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.01.

(d) Except as otherwise specifically set forth in Sections 3.01(a), 3.04 and 3.05 and Article VI, the First Lien Agents and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the First Lien Documents and applicable law; provided, however, that in the event that any First Lien Agent or any First Lien Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the First Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the First Lien Obligations are subject to this Agreement.

(e) Except as provided in Section 5.03(d), nothing in this Agreement shall prohibit the receipt by any First Lien Agent or any other First Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the First Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by such First Lien Agent or any First Lien Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

Section 3.02 Restrictions on the ABL Agent and ABL Claimholders.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Agent and the other ABL Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the ABL Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (i) the date on which the ABL Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already

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due and owing) the payment of the principal amount of all ABL Obligations, and demanded payment thereof and (ii) the date on which each First Lien Agent received the Enforcement Notice from the ABL Agent relating to such action; provided, further, however, that neither the ABL Agent nor the other ABL Claimholders shall exercise any rights or remedies with respect to the Notes Priority Collateral if, notwithstanding the expiration of such 270-day period, any First Lien Agent or the First Lien Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Notes Priority Collateral (prompt written notice of such exercise to be given to the ABL Agent) or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the other ABL Claimholders may not pursuant to this Section 3.02(a)(i) exercise any rights or remedies with respect to the Notes Priority Collateral, the “ABL Standstill Period”); provided, finally, however, that the ABL Agent, independent in all respects of the preceding provisos, may exercise the rights provided for in Section 3.03 (with respect to any Access Period) and Section 3.04 (with respect to any Access Period or Use Period);

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by any First Lien Agent or any other First Lien Claimholder relating to the Notes Priority Collateral or any other exercise by any First Lien Agent or any other First Lien Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Notes Priority Collateral, whether under the First Lien Documents, applicable law, or otherwise, subject in each case to the First Lien Agents’ and the other First Lien Claimholders’ obligations under Sections 3.03, 3.04 and 3.05;

(iii) subject to Section 3.02(c), will not object to the forbearance by any First Lien Agent or the First Lien Claimholders from bringing or pursuing any Enforcement with respect to the Notes Priority Collateral;

(iv) subject to Sections 3.02(c), 3.03, 3.04, and 3.05, irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent and ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which any First Lien Agent or the First Lien Claimholders (a) enforce or collect (or attempt to collect) the First Lien Obligations or (b)realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Agents or First Lien Claimholders is adverse to the interest of the ABL Claimholders. Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

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(v) subject to Sections 3.02(a) and (c) and Sections 3.03, 3.04, and 3.05, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Agents or the First Lien Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the First Lien Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the First Lien Agents or any First Lien Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of First Lien Obligations.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First Lien Agents and the First Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Notes Priority Collateral by the respective Grantors after a First Lien Default) determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder subject to the First Lien Agents’ and the First Lien Claimholders’ obligations under Sections 3.03, 3.04 and 3.05; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the First Lien Obligations in accordance with the First Lien Documents) of such Notes Priority Collateral released or disposed of subject to the relative priorities described in Section 2.01. In exercising rights and remedies with respect to the Notes Priority Collateral, the First Lien Agents and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the First Lien Agents’ and the First Lien Claimholders’ obligations under Sections 3.03, 3.04 and 3.05. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the ABL Agent and any ABL Claimholder may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

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(ii) take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral, or the rights of the First Lien Agents or any of the First Lien Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.03, 3.04 and 3.05, not enforce) its Lien on any of the Notes Priority Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and each First Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by Sections 3.02(a)(i), 3.03, and 3.04; and

(vii) take any action described in clauses (i) through (viii) of the definition of “Enforcement.”

The ABL Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.02(a)(i), 3.03, 3.04 and 3.05 and clause (vi) of this Section 3.02(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.01.

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(d) Except as otherwise specifically set forth in Sections 3.02(a) and 3.05 and Article VI, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(e) Except as provided in Section 5.03(c), nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the First Lien Claimholders may have against the Grantors under the First Lien Documents.

Section 3.03 Collateral Access Rights.

(a) The ABL Agent and each First Lien Agent agree not to commence Enforcement or Going Out of Business Sale until an Enforcement Notice has been given to the other Agents. Subject to the provisions of Sections 3.01 and 3.02, any Agent may join in any judicial proceedings commenced by any other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other ABL Claimholders or the other First Lien Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.01 and Section 2.02.

(b) If the Applicable First Lien Agent, or any agent or representative of the Applicable First Lien Agent, or any receiver, shall, after any First Lien Default, obtain possession or physical control of any of the Mortgaged Premises, the Applicable First Lien Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten (10) Business Days thereafter, notify the Applicable First Lien Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Notes Priority Collateral located on any premises other than a Mortgaged Premises or control over any intangible Notes Priority Collateral, following the delivery to the Applicable First Lien Agent of an Enforcement Notice, then the ABL Agent shall promptly notify the Applicable First Lien Agent in writing that the ABL Agent is exercising its access rights under this Agreement and its

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rights under Section 3.04 under either circumstance. Upon delivery of such notice by the ABL Agent to the Applicable First Lien Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the ABL Agent and the Company and their Subsidiaries, with the consent of the ABL Agent in connection with a Going Out of Business Sale, and their agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale or a “store closing”, Going Out of Business Sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the First Lien Agents or any First Lien Claimholder or liability to the First Lien Agents or any First Lien Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the First Lien Agents and the First Lien Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the First Lien Claimholders and/or to the First Lien Agents hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and the First Lien Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of First Lien Agents to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.03 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in the applicable Access Period or

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Use Period, as the case may be. The First Lien Agents shall not foreclose or otherwise sell or dispose of any of the Notes Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.03 and Section 3.04 of this Agreement and agrees therein to comply with the terms of this Section 3.03. The rights of ABL Agent and the ABL Claimholders under this Section 3.03 and Section 3.04 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the First Lien Agents.

(e) The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.03 and Section 3.04, including, without limitation, an action seeking possession of the applicable ABL Priority Collateral and/or specific performance of this Section 3.03 and Section 3.04.

Section 3.04 Notes Priority Collateral Rights/Access to Information. For the purposes of enabling the ABL Agent to exercise rights and remedies under this Agreement during the Enforcement Period, the First Lien Agents and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees an irrevocable, non-exclusive, royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Notes Priority Collateral) to use all of the Notes Priority Collateral to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the manufacture, packaging, advertising for sale and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory; provided, however, the royalty-free, rent-free license and lease with respect to the applicable Notes Priority Collateral, shall immediately expire upon the end of (1) the Access Period applicable to such Notes Priority Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Notes Priority Collateral not located on any Mortgaged Premises; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

Section 3.05 Set-Off and Tracing of and Priorities in Proceeds. Each First Lien Agent, on behalf of their respective First Lien Claimholders, acknowledges and agrees that, to the extent such First Lien Agent or any such First Lien Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.01. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.01. The ABL Agent, for itself and on behalf of the ABL Claimholders, and each First Lien Agent, for itself and on behalf of its resepective First Lien Claimholders, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the First Lien Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.02, each First Lien Agent and the First Lien Claimholders each

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hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Applicable First Lien Agent, of cash or other Proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

ARTICLE IV

PAYMENTS.

Section 4.01 Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies or other Enforcement or Going Out of Business Sale by any Agent or any ABL Claimholders or First Lien Claimholders, shall be delivered to the ABL Agent and shall be applied or further distributed by the ABL Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Applicable First Lien Agent any ABL Priority Collateral and Proceeds of ABL Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the First Lien Agents to the First Lien Obligations in such order as specified in the First Lien Security Documents or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral as a result of the exercise of remedies or other Enforcement by any Agent or any First Lien Claimholders or ABL Claimholders, shall be delivered to the Applicable First Lien Agent and shall be applied by the First Lien Agents to the First Lien Obligations in such order as specified in the relevant First Lien Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of First Lien Obligations, the Applicable First Lien Agent shall deliver to the ABL Agent any Notes Priority Collateral and Proceeds of Notes Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.

Section 4.02 Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.03) received by any Agent or any First Lien Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the

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Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the First Lien Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any First Lien Claimholders or ABL Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of First Lien Obligations.

Section 4.03 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the First Lien Agents or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the First Lien Obligations to the extent provided for in the First Lien Documents.

Section 4.04 Revolving Nature of ABL Obligations. The Notes Agent, on behalf of the Note Claimholders, and each Additional First Lien Agent, on behalf of the Series of Additional First Lien Claimholders it represents, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

ARTICLE V

OTHER AGREEMENTS.

Section 5.01 Releases.

(a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.01(b) or Section 6.08(a)) or any Going Out of Business Sale, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the ABL Documents (or consented to by the requisite ABL Lenders) or by the First Lien Documents (or consented to by the requisite Noteholders and the requisite holders of any Additional First Lien Obligations), irrespective of whether an ABL Default has occurred and is continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, and of each Additional First Lien Agent, for the benefit of the related Series of Additional First Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, each First Lien Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Notes Agent, on behalf of the Note Claimholders, and each Additional First Lien Agent, on behalf of the related Series of Additional First Lien Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request in writing to effectively confirm such release.

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(ii) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Sections 3.02(b) or Section 6.08(b)), or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the First Lien Documents (or consented to by the requisite Noteholders and the requisite holders of any Additional First Lien Obligations) or by the ABL Documents (or consented to by the requisite ABL Lenders), irrespective of whether a First Lien Default has occurred and is continuing, the First Lien Agent, on behalf of the related Series of First Lien Claimholders it represents, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on the Notes Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.03, 3.04 and 3.05 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further that, to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce First Lien Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to each applicable First Lien Agent or such Grantor such termination statements, releases and other documents as such First Lien Agent or such Grantor may reasonably request to effectively confirm such release.

(b) Until the Discharge of ABL Obligations and Discharge of First Lien Obligations shall occur, the ABL Agent, on behalf of the ABL Claimholders, and each First Lien Agent, on behalf of their respective First Lien Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.01, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of ABL Obligations and Discharge of First Lien Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the First Lien Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.03, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agents, for the benefit of the ABL Claimholders or First Lien Claimholders, as applicable.

Section 5.02 Insurance.

(a) Unless and until the Discharge of ABL Obligations and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, the ABL Agent, on

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behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. Until the Discharge of ABL Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the First Lien Security Documents, to the Applicable First Lien Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Security Documents and then, to the extent the Discharge of First Lien Obligations shall have occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if any First Lien Agent or any First Lien Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.02.

(b) Unless and until the Discharge of First Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Lien Documents, (i) the Applicable First Lien Agent, on behalf of the First Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Notes Priority Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the First Lien Documents shall be paid to the Applicable First Lien Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Documents and thereafter, if the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent there shall have occurred a Discharge of ABL Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Applicable First Lien Agent in accordance with the terms of Section 4.02.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder.

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Section 5.03 Amendments to ABL Loan Documents and Note Documents; Refinancing.

(a) Subject to Sections 5.03(c) and 5.03(d), the ABL Loan Documents and First Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The ABL Obligations may be Refinanced without notice to, or the consent of, the First Lien Agents or the First Lien Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the First Lien Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders and without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the First Lien Documents or the ABL Loan Documents, each as in effect on the date hereof (or, if less restrictive to the Company, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the First Lien Agents and the First Lien Claimholders or the ABL Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and First Lien Obligations.

(b) Subject to Sections 5.03(c) and 5.03(d), the ABL Agent and each First Lien Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and First Lien Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) Without the consent of each First Lien Agent, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is not permitted by the Indenture, the Initial Additional First Lien Agreement and each Additional First Lien Agreement, in each case, as in effect on the date hereof (or, if less restrictive to the ABL Claimholders, on the date of such amendment or modification).

(d) Without the consent of the ABL Agent, each First Lien Agent and the First Lien Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the First Lien Documents, whether in a Refinancing or otherwise, that is not permitted by the ABL Credit Agreement as in effect on the date hereof (or, if less restrictive to the First Lien Claimholders, on the date of such amendment or modification).

(e) So long as the Discharge of ABL Obligations has not occurred, each First Lien Agent agrees that each applicable First Lien Security Document that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the ABL Agent; provided, that the following language shall be revised to specify similar relevant details as set forth below for the Additional First Lien Security Documents related to Additional First Lien Obligations and the ABL Agent shall be deemed to have accepted such language so

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revised): “Notwithstanding anything herein to the contrary, the liens and security interests granted to The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by The Bank of New York Mellon Trust Company, N.A., as Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of September 20, 2016 (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG as the ABL Agent, The Bank of New York Mellon Trust Company, N.A, as Trustee and as Notes Agent, each Additional First Lien Agent (as defined in the Intercreditor Agreement) from time to time party thereto and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(f) So long as the Discharge of First Lien Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the First Lien Agents): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch as Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by Credit Suisse AG, Cayman Islands Branch as Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of September 20, 2016 (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”), among the Collateral Agent, as ABL Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee and as Notes Agent, each Additional First Lien Agent (as defined in the Intercreditor Agreement) from time to time party thereto and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

Section 5.04 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities Accounts and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the First Lien Agents, the collateral agent for the First Lien Claimholders under the First Lien Documents and (ii) gratuitous bailee for the benefit of the other Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the First Lien Documents, respectively, subject to the terms and conditions of this Section 5.04. The First Lien Agents and the First Lien Claimholders hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Company and the Company Subsidiaries. The ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the First Lien Agents and the other First Lien Claimholders under each Account Agreement and that

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any Proceeds received by the ABL Agent under any Account Agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants (x) a security interest in the Pledged Collateral to the First Lien Agents for the benefit of the ABL Claimholders and (y) a security interest in the Pledged Collateral to the ABL Agent for the benefit of the First Lien Claimholders.

(b) No Agent shall have any obligation whatsoever to any other Agent, to any other ABL Claimholder, or to any other First Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.04. The duties or responsibilities of the respective Agents under this Section 5.04 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.04 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of First Lien Obligations, as applicable, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.04 shall have by reason of the ABL Loan Documents, the First Lien Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other First Lien Claimholder.

(d) Upon the Discharge of ABL Obligations or the Discharge of First Lien Obligations, as applicable, the Agent under the ABL Credit Agreement, Note Agreement or Additional First Lien Agreement, as applicable, that has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent (which shall be the Applicable First Lien Agent in the case of the First Lien Agents) to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of First Lien Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees to take all other action reasonably requested by any other Agent in connection with any Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.04(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.01 Finance and Sale Issues.

(a) The Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL

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Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“ABL DIP Financing”) secured by a Lien on ABL Priority Collateral, then any First Lien Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or ABL DIP Financing (including, except as expressly provided below, that the First Lien Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or ABL DIP Financing meets the following requirements: (i) the First Lien Agents and the other First Lien Claimholders retain a Lien on the Collateral and, with respect to the Notes Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Agent is granted adequate protection in the form of a Lien, each First Lien Agent is permitted to seek a Lien (without objection from the ABL Agent or any ABL Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to ABL Priority Collateral, such Lien is junior to the Liens securing such ABL DIP Financing and any other Liens in favor of the ABL Agent), (iii) the terms of the Cash Collateral use or the ABL DIP Financing require that any Lien on the Notes Priority Collateral to secure such ABL DIP Financing is subordinate to the Lien of each First Lien Agent securing the First Lien Obligations with respect thereto and (iv) the terms of such ABL DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. Each First Lien Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and to all adequate assurance Liens granted to the ABL Agent on behalf of the ABL Claimholders and, consistent with the preceding provisions of this Section 6.01, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the ABL DIP Financing rank junior to the Liens securing the ABL Obligations, each First Lien Agent shall be required to subordinate its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing.

(b) The ABL Agent, on behalf of the ABL Claimholders, hereby agrees that, until the Discharge of First Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agents shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting First Lien Priority Collateral or to permit any Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“First Lien DIP Financing”) secured by a Lien on First Lien Priority Collateral, then any ABL Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or First DIP

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Financing (including, except as expressly provided below, that the First Lien Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or First Lien DIP Financing meets the following requirements: (i) the ABL Agent and the other ABL Claimholders retain a Lien on the Collateral and, with respect to the ABL Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the First Lien Agents are granted adequate protection in the form of a Lien, the ABL Agent is permitted to seek a Lien (without objection from the First Lien Agents or any First Lien Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to First Lien Priority Collateral, such Lien is junior to the Liens securing such First Lien DIP Financing and any other Liens in favor of the First Lien Agents), (iii) the terms of the Cash Collateral use or the First Lien DIP Financing require that any Lien on the ABL Priority Collateral to secure such First Lien DIP Financing is subordinate to the Lien of the ABL Agent securing the ABL Obligations with respect thereto and (iv) the terms of such First Lien DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The ABL Agent shall be required to subordinate and will subordinate its Liens in the First Lien Priority Collateral to the Liens securing such First Lien DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and to all adequate assurance Liens granted to the First Lien Agents on behalf of the First Lien Claimholders and, consistent with the preceding provisions of this Section 6.01, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the First Lien DIP Financing rank junior to the Liens securing the First Lien Obligations, the ABL Agent shall be required to subordinate its Liens in the First Lien Priority Collateral to the Liens securing such First Lien DIP Financing.

(c) The Notes Agent, on behalf of itself and the Note Claimholders, and the Additional First Lien Agent, on behalf of itself and the Additional First Lien Claimholders, agrees that no such Person shall provide to such Grantor any First Lien DIP Financing to the extent that such First Lien Agent or any such First Lien Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Agent.

(d) The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that no such Persons shall provide to such Grantor any ABL DIP Financing to the extent that the ABL Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with the Liens of the First Lien Agents.

Section 6.02 Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations, the Notes Agent, on behalf of the other Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in

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respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent (given or not given in its sole and absolute discretion), unless (i) the ABL Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such ABL Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of each First Lien Agent, must be filed for the purpose of preserving such First Lien Agent’s ability to receive residual distributions pursuant to Section 4.01, although the First Lien Claimholders shall otherwise remain subject to the restrictions in Section 3.01 following the granting of any such relief from the automatic stay.

(b) Until the Discharge of First Lien Obligations has occurred, the ABL Agent, on behalf of the other ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.03 and 3.04), without the prior written consent of each First Lien Agent (given or not given in its sole and absolute discretion), unless (i) each First Lien Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Notes Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the ABL Agent, must be filed for the purpose of preserving the ABL Agent’s ability to receive residual distributions pursuant to Section 4.01, although the ABL Agent shall otherwise remain subject to the restrictions in Section 3.02 following the granting of any such relief from the automatic stay.

Section 6.03 Adequate Protection.

(a) The Notes Agent, on behalf of itself and the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) subject to the provisions of Section 6.01, any request by the ABL Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral; or

(ii) any request by the ABL Agent or the other ABL Claimholders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Notes Priority Collateral); or

(iii) any objection by the ABL Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on the ABL Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by the First Lien Agents or the other First Lien Claimholders for relief from the automatic stay with respect to the Notes Priority Collateral; or

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(ii) subject to the provisions of Section 6.01, any request by the First Lien Agents or the First Lien Claimholders for adequate protection with respect to the Notes Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or any objection by the First Lien Agents or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agents or the First Lien Claimholders claiming a lack of adequate protection with respect to the Notes Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.03, and except as provided in Sections 6.01 and 6.07, in any Insolvency or Liquidation Proceeding:

(i) no First Lien Claimholder shall be entitled (and each First Lien Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral (except as expressly set forth in Section 6.01 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion); provided, however, subject to Section 6.01, First Lien Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Claimholders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such Collateral on the same basis as the other Liens of the Notes Agent on ABL Priority Collateral; or

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Agent in its sole and absolute discretion); and

(ii) no ABL Claimholder shall be entitled (and each ABL Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection in respect of Notes Priority Collateral except as may be consented to in writing by the First Lien Agents in their sole and absolute discretion; provided, however, ABL Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the First Lien Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Notes Priority Collateral (and on any Collateral granted as adequate protection for the First Lien Claimholders in respect of their interest in such Notes Priority Collateral) is subordinated to the Liens of the First Lien Agents in such Collateral on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral; or

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(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Notes Priority Collateral (except as may be consented to in writing by the First Lien Agents in their sole and absolute discretion).

(d) With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the First Lien Agents or the First Lien Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

Section 6.04 Avoidance Issues. If any ABL Claimholder or First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the First Lien Obligations, as applicable (a “Recovery”), then such ABL Claimholders or First Lien Claimholders shall be entitled to a reinstatement of ABL Obligations or the First Lien Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.05 Reorganization Securities. Subject to the ability of the ABL Claimholders and the First Lien Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL Obligations and on account of First Lien Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the First Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

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Section 6.06 Post-Petition Interest.

(a) Neither the First Lien Agents nor any First Lien Claimholder shall oppose or seek to challenge:

(i) any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the First Lien Agents on behalf of the First Lien Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.06(a)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.06(a)(i) solely from Proceeds of ABL Priority Collateral;

provided that nothing contained in this Section 6.06(a) prohibits the Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding if such Notes Priority Collateral is the source of payment of post-petition expenses payable to the ABL Agent or any ABL Claimholder.

(b) Neither the ABL Agent nor any other ABL Claimholder shall oppose or seek to challenge:

(i) any claim by the First Lien Agents or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Notes Priority Collateral securing any First Lien Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.06(b)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.06(b)(i) solely from Proceeds of Notes Priority Collateral;

provided that nothing contained in this Section 6.06(b) prohibits the ABL Agent on behalf of the ABL Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition expenses payable to the First Lien Agents or any First Lien Claimholder.

Section 6.07 Separate Grants of Security and Separate Classification. Each First Lien Agent, on behalf of their respective First Lien Claimholders, and the ABL Agent on behalf of the ABL Claimholders, acknowledge and intend that: the grants of Liens pursuant to the ABL

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Security Documents and the First Lien Security Documents constitute two or more separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the First Lien Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the First Lien Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the First Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and First Lien Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.01 and Section 2.02), the ABL Claimholders or the First Lien Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of priority Collateral for each of the ABL Claimholders and the First Lien Claimholders, respectively, before any distribution is made from the applicable pool of priority Collateral in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from the applicable pool of priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.08 Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the ABL Agent’s and the ABL Claimholders’ rights under Section 3.01(b), neither the First Lien Agents nor any other First Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Claimholders, and the First Lien Agents and each other First Lien Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations, the First Lien Agents shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.

(b) Without limiting the First Lien Agents’ and the First Lien Claimholders’ rights under Section 3.02(b), neither the ABL Agent nor any other ABL Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Notes Priority Collateral that is supported by the First Lien Claimholders and made subject to Section 3.03(d), and the ABL Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Notes Priority Collateral supported by the First Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce

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First Lien Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Sections 3.03 and 3.04 shall survive any such sale or disposition.

ARTICLE VII

RELIANCE; WAIVERS; ETC.

Section 7.01 Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf of the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the First Lien Agents or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Notes Agent, on behalf of the Note Claimholders, and each Additional First Lien Agent, on behalf of the related Series of Additional First Lien Claimholders, acknowledges that it and the other First Lien Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other First Lien Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement.

Section 7.02 No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the First Lien Agents and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the First Lien Agents and the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each First Lien Agent, on behalf of their respective First Lien Claimholders, acknowledges and agrees that the ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Agents and the First Lien Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the other ABL Claimholders shall have no duty to the First Lien Agents or any of the other First Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the First Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

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Section 7.03 No Waiver of Lien Priorities.

(a) No right of the Agents, the other ABL Claimholders or the other First Lien Claimholders to enforce any provision of this Agreement or any ABL Loan Document or First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholders or First Lien Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the First Lien Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and First Lien Documents and subject to the provisions of Sections 5.03(a), 5.03 (c), and, as applicable, 5.03(d)), the Agents, the other ABL Claimholders and the other First Lien Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and First Lien Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholder or the First Lien Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the First Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

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Section 7.04 Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the First Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any First Lien Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or First Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any First Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or First Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the First Lien Agents, the First Lien Obligations or any First Lien Claimholder in respect of this Agreement.

ARTICLE VIII

MISCELLANEOUS.

Section 8.01 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any First Lien Document, the provisions of this Agreement shall govern and control.

Section 8.02 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and First Lien Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the ABL Claimholders or the related Series of First Lien Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the related Series of First

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Lien Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, on the date of the Discharge of ABL Obligations, subject to the rights of the ABL Claimholders under Section 6.04; and

(b) with respect to the First Lien Agents, the First Lien Claimholders and the First Lien Obligations, on the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.04.

Section 8.03 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Agents or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

(b) So long as permitted by the ABL Loan Documents and the First Lien Documents then in effect, the Company may from time to time designate Indebtedness and other obligations as Additional First Lien Obligations hereunder by delivering to the ABL Agent and each First Lien Agent (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional First Lien Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional First Lien Obligations complies with the terms of the ABL Loan Documents and the First Lien Documents then outstanding and (D) specifying the name and address of the Additional First Lien Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Additional First Lien Agent identified in such Joinder shall act hereunder for the benefit of all Additional First Lien Claimholders under such Joinder, and each Agent agrees to the appointment, and acceptance of the appointment, of the Applicable First Lien Agent as agent for the holders of such Additional First Lien Obligations as set forth in each Joinder and agrees, on behalf of itself and each Claimholder it represents, to be bound by this Agreement.

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Section 8.04 Information Concerning Financial Condition of the Company and Their Subsidiaries. The ABL Agent and the ABL Claimholders, on the one hand, and the First Lien Agents and the First Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the First Lien Obligations. Neither the ABL Claimholders, on the one hand, nor the First Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the other ABL Claimholders, on the one hand, or the First Lien Agents or any of the other First Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the First Lien Claimholders actually pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the First Lien Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that each First Lien Agent, on behalf of their respective First Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the First Lien Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the First Lien Obligations. Notwithstanding the foregoing provisions of this Section 8.05(a), none of the First Lien Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the First Lien Claimholders.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over to the First Lien Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the First Lien Claimholders; provided, however, that the ABL Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable

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law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the First Lien Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 8.05(b), none of the ABL Claimholders shall have any claim against any of the First Lien Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.

Section 8.06 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE FIRST LIEN CLAIMHOLDERS (IN THE CASE OF THE FIRST LIEN AGENTS) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:

(i) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE FIRST LIEN AGENTS AND THE ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE COMPANY, HOLDINGS OR ANY OF THE COMPANY SUBSIDIARIES, THE COMPANY, HOLDINGS AND THE COMPANY SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE FIRST LIEN CLAIMHOLDERS (OTHER THAN THE FIRST LIEN AGENTS) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.02.

(ii) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(iii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iv) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.07);

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(v) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iv) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(vi) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE FIRST LIEN DOCUMENTS.

(b) EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE FIRST LIEN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07 Notices. All notices permitted or required under this Agreement need be sent only to the First Lien Agents and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other First Lien Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, e-mailed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or e-mail during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.08 Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, and each First Lien Agent, on behalf of their respective First Lien Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the First Lien Agents may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.09 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 8.10 Specific Performance. Each of the ABL Agent and the First Lien Agents may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and each First Lien Agent, on behalf of itself and its respective First Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the First Lien Agents or the other First Lien Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

Section 8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

Section 8.13 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement. The Initial Additional First Lien Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other related Series of Additional First Lien Claimholders to the terms of this Agreement.

Section 8.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other First Lien Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Indenture, each Additional First Lien Agreement and the amendments to ABL Security Documents shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the First Lien Agents, and the other First Lien Claimholders (and their respective successors and assigns) and on the ABL Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other First Lien Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement, the Indenture and each Additional First Lien Agreement.

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Section 8.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement (other Section 8.03(b)) are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the First Lien Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof, except that the Company may enforce Section 8.03(b). Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the First Lien Agents and the other First Lien Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other First Lien Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

Section 8.16 Marshalling of Assets. Each First Lien Notes Agent, on behalf of its Series of First Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any First Lien Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens. The ABL Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the First Lien Agents’ Liens.

Section 8.17 Exclusive Means of Exercising Rights under this Agreement. The Note Claimholders shall be deemed to have irrevocably appointed the Notes Agent, the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent and each Series of Additional First Lien Claimholders shall be deemed to have irrevocably appointed the related Additional First Lien Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the First Lien Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) ABL Claimholders holding Obligations in respect of Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the ABL Loan Documents (including any relating to Hedging Agreements) and any such individual ABL Claimholder may act against such Collateral, and (iii) ABL Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each Noteholder, each holder of Additional First Lien Obligations, group of Noteholders or group of holders of Additional First Lien Obligations, and each ABL Lender or group of ABL Lenders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or otherwise in relation to the Collateral, except solely as provided in the proviso in the preceding sentence.

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Section 8.18 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent, the Initial Additional First Lien Agent, the Company, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the First Lien Claimholders (in the case of the Notes Agent and the Initial Additional First Lien Agent) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

Section 8.19 Capacity of Notes Agent. The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its separate capacity as Trustee and collateral agent under the Indenture and the rights, powers, privileges and protections afforded to it in such capacity under the Indenture shall also apply to The Bank of New York Mellon Trust Company, N.A. as the Notes Agent hereunder. The Note Claimholders have expressly authorized and instructed the Notes Agent to execute and deliver this Agreement.

Section 8.20 Termination. This Agreement shall terminate and be of no further force and effect upon the Discharge of the ABL Obligations or upon the Discharge of the First Lien Obligations, subject to the rights of the ABL Claimholders and the First Lien Claimholders, as applicable, under Section 6.04.

Section 8.21 Certain Additional First Lien Agents.

(a) Notwithstanding anything to the contrary herein contained, including without limitation Section 8.03(b), the Initial Additional First Lien Agent shall, by its signature below, become an “Additional First Lien Agent” hereunder, and the related Series of Additional First Lien Obligations and Additional First Lien Claimholders shall be subject to and bound by the terms of this Agreement. The Initial Additional First Lien Agent, on its behalf and on behalf of the related Additional First Lien Claimholders, hereby agrees to all the terms and provisions of the Agreement applicable to them as an “Additional First Lien Agent” and “Additional First Lien Claimholders”, respectively, hereunder. Each reference to an “Additional First Lien Agent” in the Agreement shall be deemed to include the Initial Additional First Lien Agent.

(b) The Initial Additional First Lien Agent represents and warrants to each other Agent and the Claimholders that (a) it has full power and authority to enter into this Agreement, in its capacity as agent and (b) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity.

(c) All communications and notices under this Agreement to the Initial Additional First Lien Agent shall be given to it at its address set forth below its signature, or to such other address as such Person may hereafter specify.

53

[Signature pages follow.]

54

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as ABL Agent

By:
Name:
Title:

Notice Address:

Credit Suisse
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group
Fax No.: (212) 325-8304

Signature page to ABL Intercreditor Agreement

Notes Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

not in its individual capacity, but solely in its capacity as Trustee and collateral agent under the Indenture and collateral agent under the Note Documents, as Notes Agent

By:
Name:
Title:

Notice Address:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway North
Jacksonville, FL 32256
Fax No.: (904) 645-1921[1]

[1]	Note to draft: Confirm notice address.

Signature page to ABL Intercreditor Agreement

Additional First Lien Agent:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Additional First Lien Agent

By:
Name:
Title:

Address for Notices:
Credit Suisse
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group
Fax No.: (212) 325-8304

Signature page to ABL Intercreditor Agreement

Acknowledged and Agreed to by:

Company:

CLAIRE’S STORES, INC.

By:
Name:	Ron Marshall
Title:	Chief Executive Officer

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

Holdings:

CLAIRE’S INC.

By:
Name:	Ron Marshall
Title:	Chief Executive Officer

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

Signature page to ABL Intercreditor Agreement

Company Subsidiaries:

BMS DISTRIBUTING CORP.

By:
Name:
Title:

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

Signature page to ABL Intercreditor Agreement

CBI DISTRIBUTING CORP.

By:
Name:	Ron Marshall
Title:	Director

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

CLAIRE’S BOUTIQUES, INC.

By:
Name:	Ron Marshall
Title:	Director

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

CLAIRE’S CANADA CORP.

By:
Name:	Ron Marshall
Title:	Director

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

Signature page to ABL Intercreditor Agreement

CLAIRE’S PUERTO RICO CORP.

By:
Name:	Ron Marshall
Title:	Director

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

CSI CANADA LLC

By:
Name:	Stephen Sernett
Title:	Secretary

Notice Address:

Claire’s Stores, Inc.
3 SW 129th Avenue
Suite 400
Attention: Ron Marshall, Chief Executive Officer
Pembroke Pines, FL 33027
Fax No.: (954) 433-3999

Signature page to ABL Intercreditor Agreement

Annex A

To: the ABL Agent, the Notes Agent and each Additional First Lien Agent under the Intercreditor Agreement (in each case, as such terms are defined below)

This JOINDER (this “Joinder”) dated as of [            ], 20[    ] to the Intercreditor Agreement, dated as of September 20, 2016 (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CREDIT SUISSE AG, as ABL Agent for the ABL Claimholders (as defined below) (in such capacity and together with its successors in such capacity, the “ABL Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Agent for the Note Claimholders (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Agent”), each Grantor party thereto and each Additional First Lien Agent from time to time party thereto, is entered into by the undersigned Additional First Lien Agent on behalf of the Series of Additional First Lien Obligations referred to below.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. Pursuant to Section [        ] of the Intercreditor Agreement in order to create a Series of Additional First Lien Obligations, the undersigned Additional First Lien Agent (the “New Additional First Lien Agent”) is executing this Joinder as Additional First Lien Agent on behalf of the Series of Additional First Lien Claimholders it represents with respect to such Additional First Lien Obligations under the Intercreditor Agreement.

C. Pursuant to the terms of the Intercreditor Agreement, [the Grantors have entered into an Additional First Lien Agreement under which the Grantors have incurred Additional First Lien Obligations. [Describe material terms of Additional First Lien Obligations.]]

D. In consideration of the mutual agreements contained in the Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Additional First Lien Agent, on behalf of the Series of Additional First Lien Claimholders it represents, hereby agrees as follows.

i. In accordance with the Intercreditor Agreement, (a) the New Additional First Lien Agent by its signature below becomes an Additional First Lien Agent, under, and the related [Series of Additional First Lien Obligations and Additional First Lien Claimholders] become subject to and bound by, the Intercreditor Agreement with the same force and effect as if originally named therein as an Additional First Lien Agent, and (b) the New Additional First Lien Agent, on its behalf and on behalf of such [Additional First Lien Claimholders], hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to them as an Additional First Lien Agent and Additional First Lien Claimholders, respectively, thereunder. Each reference to an “Additional First Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Additional First Lien Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

ii. The New Additional First Lien Agent represents and warrants to each Agent and the Claimholders that (a) it has full power and authority to enter into this Joinder, in its capacity

Signature page to ABL Intercreditor Agreement

as [agent] [trustee], (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Additional First Lien Agreement relating to such Additional First Lien Obligations provide that, upon the New Additional First Lien Agent’s entry into this Joinder, the [holders] [lenders] of such Additional First Lien Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First Lien Claimholders.

iii. This Joinder shall become effective when the ABL Agent and the Applicable First Lien Agent shall have received a counterpart of this Joinder that bears the signatures of the New Additional First Lien Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

iv. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

v. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

vi. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

vii. All communications and notices hereunder and under the Intercreditor Agreement to the New Additional First Lien Agent shall be given to it at its address set forth below, or to such other address as such New Additional First Lien Agent may hereafter specify.

[Signature pages follow.]

63

IN WITNESS WHEREOF, the New Additional First Lien Agent has duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW ADDITIONAL FIRST LIEN AGENT],
as Additional First Lien Agent

by
Name:
Title:

Address for Notices:

with a copy to:

64

EXHIBIT G

(See attached)

EXECUTION VERSION

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

March 2, 2012,

among

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Bank Collateral Agent under the Credit Agreement,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Indenture Agent under the Indenture,

EACH GRANTOR

and

each Additional Agent from time to time party hereto

		Page

ARTICLE I

Definitions

SECTION 1.01.	Construction; Certain Defined Terms	1

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.	Priority of Claims	7
SECTION 2.02.	Actions With Respect to Shared Collateral; Prohibition on Contesting Liens	8
SECTION 2.03.	No Interference; Payment Over; No New Liens	9
SECTION 2.04.	Automatic Release of Liens; Amendments to Security Documents	10
SECTION 2.05.	Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings	11
SECTION 2.06.	Reinstatement	11
SECTION 2.07.	Insurance	12
SECTION 2.08.	Refinancings	12
SECTION 2.09.	Certain Cash Collateral	12
SECTION 2.10.	Possessory Collateral Agent as Gratuitous Bailee for Perfection	12

ARTICLE III

Existence and Amounts of Liens and Obligations

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01.	Appointment and Authority	13
SECTION 4.02.	Rights as a Secured Party	14
SECTION 4.03.	Exculpatory Provisions	14
SECTION 4.04.	Reliance by Collateral Agents	16
SECTION 4.05.	Delegation of Duties	16
SECTION 4.06.	Non-Reliance on Collateral Agent and other Secured Parties	17
SECTION 4.07.	Indemnity	17

ARTICLE V

Miscellaneous

SECTION 5.01.	Notices	17
SECTION 5.02.	Waivers; Amendment	18
SECTION 5.03.	Parties in Interest	19
SECTION 5.04.	Survival of Agreement	19
SECTION 5.05.	Obligations Absolute	19
SECTION 5.06.	Counterparts	19
SECTION 5.07.	Severability	20

i

(continued)

		Page

SECTION 5.08.	Governing Law	20
SECTION 5.09.	Submission To Jurisdiction Waivers	20
SECTION 5.10.	WAIVER OF JURY TRIAL	20
SECTION 5.11.	Headings	21
SECTION 5.12.	Conflicts	21
SECTION 5.13.	Provisions Solely to Define Relative Rights	21
SECTION 5.14.	Collateral Agents	21
SECTION 5.15.	Integration	21

ANNEX A	JOINDER

ii

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of March 2, 2012 (as amended or supplemented from time to time, this “Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties (as defined below) of the Series with respect to which it is acting in such capacity.

RECITALS

WHEREAS, Claire’s Inc., a Delaware corporation (“Holdings”), Claire’s Stores, Inc., a Florida corporation (the “Company”), the Lenders party thereto from time to time, Credit Suisse AG, as administrative agent and collateral agent for the Lenders are party to a Credit Agreement, dated as of May 29, 2007, pursuant to which, among other things, the lenders party thereto have agreed, subject to the terms and conditions set forth therein and in the other Loan Documents (as defined therein), to make certain loans and financial accommodations to the Company.

WHEREAS, Claire’s Escrow II Corporation, a Delaware corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and collateral agent, are party to that certain Senior Secured First Lien Notes Indenture, dated as of February 28, 2012, as supplemented by that certain Senior Secured First Lien Notes Supplemental Indenture thereto, dated as of March 2, 2012, by and among the Company, the Guarantors thereunder, and the Indenture Agent (together, the “Indenture”), relating to the Company’s $400,000,000 of 9.00% Senior Secured First Lien Notes due 2019 (the “2019 Notes”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Indenture Agent (for itself and on behalf of the Indenture Secured Parties), and each Additional Agent (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

1

(b) It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (w) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (x) the security interest of such Series of Obligations in any of the Collateral securing any other Series is not enforceable, (y) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations or (z) a Guarantee of such Series of Obligations is unenforceable (any such condition, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series, and the rights of the holders of such Series (including, without limitation, the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05(a), any reference to such Obligations or the documents governing such Obligations shall refer to such obligations or such documents as so modified.

(c) Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g. “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the Uniform Commercial Code of any U.S. jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).

(d) Each Security Document is subject to the terms of this Agreement. In the event of a conflict between the terms of any Security Document and this Agreement, the terms of this Agreement will prevail.

(e) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling, in the event of discrepancies. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) under any Additional Agreement, in each case, together with its successors in such capacity.

“Additional Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, or evidencing the incurrence by any Grantor of, Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).

“Additional Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or

2

hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c) but shall not include the Credit Agreement Obligations or the Indenture Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Additional Agent with respect thereto.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Cut-Off Date (and for these purposes, the Cut-Off Date shall be deemed to have not yet occurred at any time that it has been stayed, deemed not to have occurred or rescinded pursuant to the proviso in the definition thereof), the Bank Collateral Agent and (ii) from and after the time referred to in clause (i), the Major Non-Controlling Collateral Agent.

“Bank Collateral Agent” means Credit Suisse AG, in its capacity as Collateral Agent (as defined in the Credit Agreement) together with its successors in such capacity.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Bank Collateral Agent, (ii) in the case of the Indenture Obligations, the Indenture Agent, and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder.

“Company” shall have the meaning assigned to such term in the recitals to this Agreement.

“Controlling Secured Parties” means the Series of Secured Parties whose Collateral Agent is the Applicable Collateral Agent.

“Credit Agreement” means that certain Credit Agreement, dated as of May 29, 2007, among Holdings, the Company, the lenders and other parties thereto from time to time, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders, and the other parties thereto, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

3

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement or the definition designated by the Company as being its equivalent in any Subsequent Credit Agreement.

“Credit Documents” means (i) the “Loan Documents” as defined in the Credit Agreement, (ii) the Indenture, the Notes and the “Security Documents” (as defined in the Indenture) and (iii) any corresponding term(s) in any Additional Agreement. For the avoidance of doubt, the Credit Documents for any Series shall be deemed to include all Security Documents securing such Series.

“Cut-Off Date” means, with respect to any Major Non-Controlling Collateral Agent, the date which is at least 90 days (throughout which 90 day period such Person was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default (under and as defined in the Credit Documents under which such Major Non-Controlling Collateral Agent is the Collateral Agent) and (ii) the Applicable Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Major Non-Controlling Collateral Agent certifying that (x) such an Event of Default has occurred and is continuing and (y) the Obligations of the Series with respect to which such Major Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided the Cut-Off Date shall be stayed and shall not occur and shall be deemed not to have occurred and be rescinded (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time any Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Collateral Agent with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the such Series, if any.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement, the Indenture or an Additional Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Grantors” means Holdings, the Company and any other Person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations.

4

“Guarantee” means any guarantee of the Credit Agreement Obligations, the Indenture Obligations or any Additional Obligations provided under or pursuant to any Credit Document.

“Guarantor” means Holdings and any other Person that has provided a Guarantee.

“Holdings” shall have the meaning assigned to such term in the recitals to this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Indenture Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Agent (as defined in the Indenture) and Trustee (as defined in the Indenture) under the Indenture, in each case, together with its successors in such capacity.

“Indenture Obligations” means the “Notes Obligations” as defined in the Notes Security Agreement.

“Indenture Secured Parties” means the “Indenture Secured Parties” as defined in the Notes Security Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Grantor, or of a substantial part of the property or assets of any Grantor, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor or (iii) the winding up or liquidation of any Grantor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(2) any Grantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (1) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder” means the document required to be delivered by a Collateral Agent to the Applicable Collateral Agent pursuant to (i) clause (ii) of Section 5.02(c) in order to create a Series of Additional Obligations or (ii) Section 2.08.

5

“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest, deposit arrangement or similar encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, the Collateral Agent (other than the Bank Collateral Agent at such time) of the Series of First Lien Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, each Collateral Agent that is not the Applicable Collateral Agent.

“Notes Security Agreement” means that certain Collateral Agreement dated as of March 2, 2012, among the Company, certain subsidiaries of the Company and the Notes Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means the Credit Agreement Obligations, the Indenture Obligations and each Series of Additional Obligations.

“Party” means a party to this Agreement. The term “Parties” means any of them.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any U.S. jurisdiction or the law of any non-U.S. jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.

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“Responsible Officer” of any person shall mean any executive officer or the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Secured Parties” means the Credit Agreement Secured Parties, the Indenture Secured Parties and the Additional Secured Parties with respect to each Series of Additional Obligations.

“Second Lien Intercreditor Agreement” means the Intercreditor Agreement dated March 4, 2011 among Holdings, the Company, the Credit Agreement Collateral Agent and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent under the Second Priority Senior Secured Notes Indenture referenced therein, and any other intercreditor agreement subordinating Liens to the Liens of the Security Documents.

“Security Documents” means each agreement, instrument or other document entered into in favor of any Collateral Agent, or any Collateral Agent and any other Secured Parties, for purposes of securing any Series of Obligations.

“Series” means (a) with respect to the Secured Parties, each of the Credit Agreement Secured Parties (in their capacities as such), the Indenture Secured Parties (in their capacity as such) and the Additional Secured Parties that become subject to this Agreement that are represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties), (b) with respect to any Obligations, each of the Credit Agreement Obligations, the Indenture Obligations and the Additional Obligations which pursuant to any Joinder, are to be represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties).

“Shared Collateral” means, at any time Collateral in which the holders of two or more Series of Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of fewer than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral, cash or other assets, as applicable, shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time, and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise, or any Collateral Agent or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral (including the Second Lien Intercreditor Agreement), then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by any Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied in the following order:

(i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Credit Document or Security Document;

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(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the amounts of such Obligations owed to them on the date of any such distribution and the terms of the applicable Credit Documents;

(iii) THIRD, after the Discharge of the Obligations of each Series, to the Person or Persons legally entitled thereto, as determined by the Applicable Collateral Agent (it being agreed that the Applicable Collateral Agent may rely on the advice of its counsel, or the directions of a court of competent jurisdiction, in making such determination and, in absence of any such court direction, may deem the Company to be such Person).

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(c) It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Credit Documents of each other Series, be Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of each Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code as in effect in any U.S. jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Secured Party hereby agrees that (i) the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(e) Calculations by the Collateral Agents and the other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using the Dollar Equivalent (as defined in the Credit Agreement) of all such amounts.

(f) If Proceeds with respect to any Shared Collateral are allocated pursuant to Section 2.01(a)) to any Series of Secured Parties that lacked a valid and perfected security interest, or was subject to Impairment, with respect to such Shared Collateral (the “Second Series”), such payment shall be deemed to be only as between the Secured Parties hereunder, and shall not relate to, nor affect in any way, the Obligations owed to the Second Series by the Grantors, and the Series of Obligations of the Secured Parties that had a valid and perfected security interest in such Shared Collateral that was not subject to Impairment shall be subrogated to the rights of the Second Series to the extent of such Proceeds.

SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Collateral Agent

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shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Collateral Agent (or any other Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Collateral Agent or other Secured Party (other than the Controlling Secured Parties) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to the Secured Parties; (ii) any Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) any Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens (but subject to Section 2.01(a)), the Applicable Collateral Agent may deal with the Shared Collateral as if the Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any other exercise by the Applicable Collateral Agent of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) Each Collateral Agent and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.

SECTION 2.03. No Interference; Payment Over; No New Liens. (a) Each Secured Party agrees that (i) it will not challenge or question, or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose

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or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct any Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by any Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement), (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and the Applicable Collateral Agent or other Secured Party shall not be liable for any action taken or omitted to be taken by such Applicable Collateral Agent or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.

(b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents. (a) If, at any time, the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith takes action to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. Each Collateral Agent agrees to promptly execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04(a).

(b) Each Secured Party agrees that if the Applicable Collateral Agent enters into any amendment to any Security Document relating to the Series of Obligations for which the Applicable Collateral Agent is acting, the Company may require each other Collateral Agent to enter into corresponding amendments to the Security Documents governing the Series of Obligations for which such Collateral Agent is acting so long as (w) the effect of such amendments are consistent with the effect to the Security Documents for the Series of Obligations for which the Applicable Collateral Agent is acting in all material respects, (y) the effect of such amendment is not to release or subordinate the Liens securing such Series of Obligations or otherwise adverse to the holders of such Series of Obligations in any material respect (except to the extent already permitted by the Credit Documents governing such Series of Obligations) and (z) the Company delivers a certificate of an executive officer of the Company to such Collateral Agent stating that the requirements of this sentence have been satisfied.

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SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of foreign law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Controlling Secured Parties, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection with respect to Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of any Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral securing such Series that is not Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable to such Obligations until all such Obligations shall again have been paid in full in cash.

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SECTION 2.07. Insurance. As among the Secured Parties, following the occurrence of an Event of Default, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral solely to the extent the Secured Parties or holders of any Series of Obligations possess such right under the Credit Documents, and the Applicable Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.

SECTION 2.08. Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof in compliance with Section 5.02(c). The Grantors and the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.

SECTION 2.09. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent (as defined in the Credit Agreement) pursuant to Section 2.05 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Possessory Collateral shall be delivered to the Applicable Collateral Agent, and the Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party with a Lien over such Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10); provided that at any time after the Discharge of Obligations of the Series for which the Applicable Collateral Agent is acting, the Applicable Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Collateral Agent (after giving effect to the Discharge of such Obligations) together with any necessary endorsements reasonably requested by the Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the Applicable Collateral Agent to allow the Applicable Collateral Agent to obtain control of such Possessory Collateral).

(b) Pending delivery to the Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

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ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01. Appointment and Authority. (a) Each of the Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents, delegates, receivers and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Security Documents) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes.

(b) Each Secured Party acknowledges and agrees that, subject to the express terms of this Agreement, the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in any of the Security Documents, without regard to any rights to which the holders of the Secured Obligations would otherwise be entitled as a result of such Secured Obligations. Without limiting the foregoing, each Secured Party agrees that no Collateral Agent or other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or

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any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent for any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Collateral Agent or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession, in each case, except as a result of a breach of this Agreement.

SECTION 4.02. Rights as a Secured Party. (a) The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03. Exculpatory Provisions. (a) No Collateral Agent shall have any duties or obligations under this Agreement except those expressly set forth herein. Without limiting the generality of the foregoing, each Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its affiliates that is communicated to or obtained by the entities serving as a Collateral Agent or any of its affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized

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officer of the Company stating that such action is permitted by the terms of this Agreement. Each Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to such Collateral Agent at the address provided in Section 5.01 by the Collateral Agent of such Obligations or a Grantor;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent;

(vi) shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it;

(vii) need not segregate money held in trust hereunder from other funds except to the extent required by law. No Collateral Agent shall be under liability for interest on any money received by it hereunder except as otherwise agreed in writing; and

(viii) beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and no Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(a) Upon any payment or distribution of assets hereunder, the Collateral Agents and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to any Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

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(b) In the event that, following a foreclosure in respect of any Collateral, the Applicable Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Applicable Collateral Agent’s sole discretion may cause the Applicable Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Applicable Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Applicable Collateral Agent reserves the right, instead of taking such action, to either resign as the Applicable Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(c) The rights and protections of the Collateral Agents set forth herein shall also be applicable to each Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

SECTION 4.04. Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for the Company, a Collateral Agent or counsel of its choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties.

Any Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. Any Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of any Collateral Agent and any such sub-agent.

It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of the Applicable Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Applicable Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Applicable Collateral Agent or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Applicable Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.

In the event that the Applicable Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Applicable Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.

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SECTION 4.06. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon any Collateral Agent or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon any Collateral Agent or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07. Indemnity. The Company, failing which the other Grantors, shall reimburse the Applicable Collateral Agent (which, for purposes of this Section, shall include its officers, directors, employees, agents, delegates, counsel and any receiver appointed under this Agreement) upon request for all properly incurred, reasonable and documented out-of-pocket expenses incurred or made by it in connection with this Agreement. Such expenses shall include the properly incurred, reasonable and documented compensation and expenses, disbursements and advances of the Applicable Collateral Agent’s agents, delegates, counsel, accountants and experts and any receiver appointed by the Applicable Collateral Agent. The Grantors jointly and severally shall indemnify the Applicable Collateral Agent (which for purposes of this Section shall include its officers, directors, employees, agents delegates and counsel and any receiver appointed under this Agreement) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred, reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of the Applicable Collateral Agent’s performance of its duties hereunder and under applicable law, including the costs and expenses of enforcing this Agreement and any Collateral hereunder and defending itself against or investigating any claim. The obligation to pay such amounts shall survive the payment in full or defeasance of the Obligations or the removal or resignation of any such Applicable Collateral Agent. The Applicable Collateral Agent shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve any Grantor of its indemnity obligations hereunder. The Company may defend the claim and such Applicable Collateral Agent shall provide reasonable cooperation in the defense. The Company or the other Grantors, as applicable, shall pay the properly incurred, reasonable and documented fees and expenses of one primary counsel (and, if reasonably necessary, one local counsel in each relevant jurisdiction) for the Applicable Collateral Agent. The Company and the other Grantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Applicable Collateral Agent through such Applicable Collateral Agent’s own willful misconduct or gross negligence. No provision of this Agreement require the Applicable Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction. The provisions of this Section 4.07 shall survive the termination of this Agreement or the resignation or removal of any Applicable Collateral Agent.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Indenture Agent, to it at The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, FL 32256 (Fax No. (904) 645-1921; Attention: Corporate Trust Administration);

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(b) if to the Bank Collateral Agent, to it at Credit Suisse AG, Agency Manager, Eleven Madison Avenue, New York, NY 10010 (Fax No. (212) 322-2291);

(c) if to any Additional Agent, to it at the address set forth in the applicable Joinder; and

(d) if to any of the Grantors, to Claire’s Stores, Inc., 2400 West Central Road, Hoffman Estates, IL 60192 (Fax No. (847) 765-6747; Attention: Chief Financial Officer).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement or any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder) only pursuant to an agreement or agreements in writing entered into by each Collateral Agent. Notwithstanding the foregoing no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of the Company if such termination, waiver, amendment or modification would adversely affect any Grantor. Notwithstanding the foregoing, without the consent of any Secured Party or any other Collateral Agent, (i) the Collateral Agent for any Additional Obligations may become a party hereto in accordance with Section 5.02(c) and (ii) the Applicable Collateral Agent may effect amendments and modifications to this Agreement (which may be in the form of an amendment and restatement) to the extent the Applicable Collateral Agent reasonably deems necessary to incorporate Additional Obligations into this Agreement.

(c) So long as permitted by the Credit Documents then in effect, the Company may from time to time designate Indebtedness and other obligations as Additional Obligations hereunder by delivering to the Applicable Collateral Agent and each Collateral Agent (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such

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designation of such Indebtedness and other obligations as Additional Obligations complies with the terms of the Credit Documents then outstanding and that, after giving effect to the designation of such Additional Obligations, all Obligations will constitute “Senior Lender Claims” (as defined in the Second Lien Intercreditor Agreement, or words of similar import the Second Lien Intercreditor Agreement) and (D) specifying the name and address of the Collateral Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent identified in such Joinder shall act hereunder for the benefit of all Additional Secured Parties under such Joinder, and each Collateral Agent agrees to the appointment, and acceptance of the appointment, of the Applicable Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Joinder and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Obligations Absolute. Except as otherwise provided herein, the Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Credit Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;

(e) the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, other than discharge in full of such Obligations.

SECTION 5.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall

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constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.09. Submission To Jurisdiction Waivers. The Collateral Agent, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be entered and enforced in other jurisdictions by suit on the judgment or in any other manner provided or permitted by law;

(c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.09 any special, exemplary, punitive or consequential damages.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT

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PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.10 and Article V, which provision may be relied upon and enforced by the Company and each Guarantor). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.14. Collateral Agents. It is understood and agreed that (a) Credit Suisse AG, Cayman Islands Branch, is entering into this Agreement in its capacity as collateral agent under the Credit Agreement, and the provisions of Article VIII of the Credit Agreement applicable to Credit Suisse AG, Cayman Islands Branch, as collateral agent thereunder shall also apply to Credit Suisse AG, Cayman Islands Branch, as Bank Collateral Agent hereunder, and (b) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as Trustee pursuant to the Indenture and Collateral Agent pursuant to the Notes Collateral Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Notes Collateral Agreement.

SECTION 5.15. Integration. This Agreement together with the other Credit Documents and the Security Documents represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Bank Collateral Agent

By:

	Name:	ROBERT HETU
	Title:	MANAGING DIRECTOR

By:

	Name:	KEVIN BUDDHDEW
	Title:	ASSOCIATE

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Indenture Agent

By:

	Name:	Craig A. Kaye
	Title:	Vice President

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

CLAIRE’S INC., as Holdings

By:

	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S STORES, INC., as the Company

By:

	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC.
CLAIRE’S PUERTO RICO CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S CANADA CORP.
BMS DISTRIBUTING CORP.

By:

	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CSI CANADA LLC

By:

	Name:	J. Per Brodin
	Title:	Manager

[Signature Page to First Lien Intercreditor Agreement]

Annex A

To: Each Collateral Agent under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)

JOINDER (this “Joinder”) dated as of [●], 201[●] to the First Lien Intercreditor Agreement, dated as of [            ], 2012 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Bank Collateral Agent, the Indenture Agent, the Grantors from time to time party thereto and each Additional Agent from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to [Section 5.02(c) of the First Lien Intercreditor Agreement in order to create a Series of Additional Obligations] [Section 2.08 of the First Lien Intercreditor Agreement with respect to Refinancing indebtedness], the undersigned Additional Agent (the “New Agent”) is executing this Joinder as an Additional Agent on behalf of the Series of Secured Parties it represents [with respect to such Additional Obligations] [holding such Refinancing indebtedness] under the First Lien Intercreditor Agreement.

C. Pursuant to the terms of the First Lien Intercreditor Agreement, [the Grantors have entered into an Additional Agreement under which the Grantors have incurred Additional Obligations. [Describe material terms of Additional Obligations.]] [the Obligations of [describe Series] are being refinanced with Refinancing indebtedness. [Describe material terms of Refinancing indebtedness.]]

D. In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Agent, on behalf of the Series of Secured Parties it represents, hereby agrees as follows.

SECTION 1. In accordance with the First Lien Intercreditor Agreement, (a) the New Agent by its signature below becomes a Collateral Agent under, and the related [Series of Additional Obligations and Additional Secured Parties] [Series of Obligations with respect to the Refinancing indebtedness and Refinancing indebtedness Secured Parties] become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Collateral Agent, and (b) the New Agent, on its behalf and on behalf of such [Additional Secured Parties] [Refinancing indebtedness Secured Parties] hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent thereunder. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Agent represents and warrants to each Collateral Agent and the Secured Parties that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Credit Documents relating to such [Additional Obligations] [Refinancing indebtedness] provide that, upon the New Agent’s entry into this Joinder, the [holders] [lenders] of such [Additional Obligations] [Refinancing indebtedness] will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional Secured Parties.

SECTION 3. This Joinder shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Agent shall be given to it at its address set forth below, or to such other address as such New Agent may hereafter specify.

SECTION 8. The New Agent agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

[Remainder of Page Intentionally Left Blank]

A-2

IN WITNESS WHEREOF, the New Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT,]
as New Agent

By:
Name:
Title:

Address for Notices:

with a copy to:

SIGNATURE PAGE TO JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT

SCHEDULE 1

Assigned Interests

Amount of Loans Assigned	Aggregate Amount of Outstanding Loans	Percentage Assigned of Outstanding Loans[3]

[3]	Set forth, to at least 9 decimals, as a percentage of the outstanding Loans of all Lenders under the Credit Agreement.

EXHIBIT H

(See attached)

EXECUTION COPY

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of March 4, 2011, among (i) CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a Credit Suisse, Cayman Islands Branch), in its capacity as Credit Agreement Agent, and each Other First Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, (ii) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and collateral agent, and each collateral agent for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as Second Priority Agent, and (iii) CLAIRE’S INC., a Delaware corporation (“Holdings”), CLAIRE’S STORES, INC., a Florida corporation (the “Company”), and each Subsidiary of the Company listed on Schedule I hereto or that becomes a party hereto pursuant to Section 8.21 below.

A. The Company is party to the Credit Agreement dated as of May 29, 2007 (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Holdings, the Company, the lenders and other parties party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders. The Obligations pursuant to the Credit Agreement has been designated by the Company as Senior Lender Claims hereunder.

B. The Company is party to the Indenture dated as of March 4, 2011, among Claire’s Escrow Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the Supplemental Indenture dated March 4, 2011 among Claire’s Escrow, the Company, the Company’s Subsidiaries named therein and the Trustee (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Priority Senior Secured Notes Indenture”). The Obligations of the Company and certain of the Company’s Subsidiaries under the Second Priority Senior Secured Notes Indenture, the Notes and the other Noteholder Documents constitute Second Priority Claims hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Closing Date” shall mean March 4, 2011.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the preamble.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “controlled” shall have meanings correlative thereto.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Agreement Agent” shall mean Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent for the Senior Lenders under the Credit Agreement and the other Senior Lender Documents entered into pursuant to the Credit Agreement, together with its successors in such capacity.

“Domestic Subsidiary” shall have the meaning set forth in the Term Credit Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding Senior Lender Claims and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lender Claims that constitute an exchange or replacement for or a refinancing of such

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Obligations or Senior Lender Claims. In the event the Senior Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Lender Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“First Lien Agent” shall mean each of (a) the Credit Agreement Agent and (b) any Other First Priority Lien Obligations Agent.

“First Lien Designated Agent” shall mean such agent or trustee as is designated “First Priority Designated Agent” by Senior Lenders holding a majority in principal amount of the Senior Lender Claims then outstanding; it being understood that as of the date of this Agreement and for so long as any Obligations under the Credit Agreement remain outstanding, the Credit Agreement Agent shall be so designated First Priority Designated Agent.

“Future Second Lien Indebtedness” shall mean Indebtedness or Obligations (other than Noteholder Claims) of the Company and its Subsidiaries that are to be equally and ratably secured with the Noteholder Claims and are so designated by the Company as Future Second Lien Indebtedness in accordance with Section 8.22 hereof; provided, however, that such Future Second Lien Indebtedness is permitted to be so incurred in accordance with any Senior Lender Documents and any Second Priority Documents, as applicable.

“Grantors” shall mean the Company, Holdings and each of the Company’s Subsidiaries that has executed and delivered a Second Priority Collateral Document or a Senior Collateral Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Second Priority Senior Secured Notes Indenture, the Credit Agreement or the Other First Priority Lien Obligations Credit Documents.

“Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Joinder Agreement” shall mean an agreement in form and substance substantially similar to Exhibit A hereto, including with appropriate adjustments as permitted by Section 8.22 hereof.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and

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(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or an financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.

“Noteholder Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.

“Noteholder Collateral Agreement” shall mean the Collateral Agreement dated as of March 4, 2011, among the Company, certain other Grantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent, in respect of the Second Priority Senior Secured Notes Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Noteholder Collateral Documents” shall mean the Noteholder Collateral Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Noteholder Documents” shall mean (a) the Second Priority Senior Secured Notes Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Notes” shall mean the Second Lien Notes and any additional notes issued under the Second Priority Senior Secured Notes Indenture by the Company, to the extent permitted by the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, any other Senior Lender Documents and any Second Priority Document, as applicable.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Lender Document or Second Priority Document include the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Lender or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

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“Officers’ Certificate” shall have the meaning set forth in the Second Priority Senior Secured Notes Indenture.

“Other First Priority Lien Obligations” means all Obligations owing under any Other First Priority Lien Obligations Document; provided, however, for the avoidance of doubt, none of the Obligations under the Credit Agreement or any other Loan Document shall constitute Other First Priority Lien Obligations.

“Other First Priority Lien Obligations Agent” shall mean, with respect to any Other First Priority Lien Obligations Credit Document, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Other First Priority Lien Obligations Credit Document by or on behalf of the holders of such Other First Priority Lien Obligations, and its respective successors in such capacity.

“Other First Priority Lien Obligations Credit Document” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other indebtedness, in each case in respect of which a First Lien Agent has become a party hereto in accordance with Section 8.22 hereof.

“Other First Priority Lien Obligations Documents” means each Other First Priority Lien Obligations Credit Document and each Other First Priority Lien Obligations Security Document related thereto.

“Other First Priority Lien Obligations Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other First Priority Lien Obligations.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of any First Lien Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Lenders” shall mean, with respect to any Senior Lender Documents, those Senior Lenders the approval of which is required to approve an amendment or modification

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of, termination or waiver of any provision of or consent to any departure from such Senior Lender Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Lender Documents).

“Second Lien Notes” shall mean the Company’s 8.875% Senior Secured Second Lien Notes due 2019, issued pursuant to the Second Priority Senior Secured Notes Indenture and any notes issued by the Company in exchange for, and as contemplated by, the Second Lien Notes and the related registration rights agreement with substantially identical terms as the Second Lien Notes.

“Second Priority Agents” shall mean (a) the Trustee as agent for the Indenture Secured Parties and (b) the collateral agent for any Future Second Lien Indebtedness (including the Trustee).

“Second Priority Claims” shall mean the Noteholder Claims and all other Obligations in respect of, or arising under, the Second Priority Documents, including all fees and expenses of the collateral agent for any Future Second Lien Indebtedness.

“Second Priority Collateral” shall mean the Noteholder Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Priority Claim.

“Second Priority Collateral Agreements” shall mean the Noteholder Collateral Agreement and any comparable agreement with respect to any Future Second Lien Indebtedness.

“Second Priority Collateral Documents” shall mean the Noteholder Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” by Second Priority Secured Parties holding a majority in principal amount of the Second Priority Claims then outstanding; it being understood that as of the date of this Agreement and for so long as any Obligations under the Second Priority Senior Secured Notes Indenture remain outstanding, the Trustee shall be so designated Second Priority Designated Agent.

“Second Priority Documents” shall mean the Noteholder Documents and any other document or instrument evidencing or governing any Future Second Lien Indebtedness.

“Second Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean the Indenture Secured Parties and all other Persons holding any Second Priority Claims, including the collateral agent for any Future Second Lien Indebtedness.

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“Second Priority Senior Secured Notes Indenture” shall have the meaning set forth in the recitals.

“Secured Hedge Agreements” shall mean each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Senior Lender or an agent or an Affiliate of a Senior Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Senior Lender or an agent or an Affiliate of a Senior Lender at the time such Swap Agreement is entered into.

“Senior Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of May 29, 2007, among the Company, Holdings, the other Grantors party thereto, and Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the secured parties referred to therein.

“Senior Collateral Documents” shall mean the Senior Collateral Agreement, the Other First Priority Lien Obligations Security Documents and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Senior Lender Cash Management Obligations” shall mean, with respect to any Grantor, the due and punctual payment and performance of all obligations of such Grantor in respect of overdrafts and related liabilities owed to a Senior Lender under the Credit Agreement or any of its Affiliates (or any other Person designated by the Company as a provider of cash management services and entitled to the benefit of the Senior Collateral Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, Automated Clearing House services and other cash management arrangements).

“Senior Lender Claims” shall mean all Obligations arising under the Credit Agreement, the Other First Priority Lien Obligations Credit Documents and any other Senior Lender Documents, whether or not such Obligations constitute Indebtedness, including, without limitation, (a) Obligations arising under Secured Hedge Agreements, (b) Senior Lender Cash Management Obligations and (c) Obligations under any credit agreement that is an exchange or replacement for or an extension, increase or refinancing of any other Senior Lender Claims. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Documents whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Senior Lender Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.

“Senior Lender Documents” shall mean the Loan Documents, the Other First Priority Lien Obligations Documents, the Senior Collateral Documents and each of the other

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agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation or Senior Lender Cash Management Obligation) providing for, evidencing or securing any Senior Lender Claim, including, without limitation, any Obligation under the Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Indebtedness arising under any such document.

“Senior Lender Hedging Obligations” shall mean any Obligations under Secured Hedge Agreements.

“Senior Lenders” shall mean the Persons holding Senior Lender Claims, including the First Lien Agents.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Credit Agreement.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Company or any of the Subsidiaries shall be a Swap Agreement.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the Second Priority Senior Secured Notes Indenture and as collateral agent under the Noteholder Collateral Documents, and its successors in such capacity.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to any First Lien Agent or Senior Lenders on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Second Priority Documents or the Senior Lender Documents, (iii) whether any First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of the Trustee or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2. Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each First Lien Agent, for itself and on behalf of each Senior Lender in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of any First Lien Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.3. No New Liens. So long as the Discharge of Senior Lender Claims has not occurred and subject to Section 6, each Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall

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not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, then such Second Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the First Lien Agents as security for the Senior Lender Claims (subject to the lien priority and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien and in any event take such actions as may be requested by any First Lien Agent to assign or release such Liens to the First Lien Agents (and/or each of its designee) as security for the applicable Senior Lender Claims.

2.4. Perfection of Liens. Neither the First Lien Agents nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. Neither the Second Priority Agents nor the Second Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the First Lien Agents and the Senior Lenders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Second Priority Secured Parties and shall not impose on the First Lien Agents, the Second Priority Agents, the Second Priority Secured Parties or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5. Waiver of Marshalling. Until the Discharge of Senior Lender Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or

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proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other collateral by any First Lien Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by any First Lien Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, each First Lien Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of either First Lien Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral and (C) each Second Priority Agent may file any pleadings, objections, motions or agreements which assert rights available to unsecured creditors of the Company or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law. In exercising rights and remedies with respect to the Senior Lender Collateral, each First Lien Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Lender Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable

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Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Agent or Senior Lenders with respect to the Common Collateral or any other collateral under the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Agent or Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or Senior Lenders is adverse to the interests of the Second Priority Secured Parties.

(d) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and any First Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.

3.3. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lenders, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Lenders cannot demonstrate damage and/or can be made whole by the awarding of damages.

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SECTION 4. Payments.

4.1. Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Agents to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.7 hereof, each of the First Lien Agents shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent ratably to the Second Priority Claims in such order as specified in the Second Priority Documents.

4.2. Payments Over. Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Lender Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the First Priority Designated Agent (and/or its designees) for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agents are each hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is (A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under each Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Senior Lender Document and Second Priority Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) any Credit Agreement or the Other First Priority Lien Obligations Credit Documents to the extent that any of the First Lien Agents has consented to such sale, transfer or disposition; or

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(B) or otherwise released as permitted by each Credit Agreement and the Other First Priority Lien Obligations Credit Documents,

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Lender Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from any First Lien Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents delivered to it confirming such release on customary terms at the expense of the Company. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.

(b) Each Second Priority Agent, until Discharge of Senior Lender Claims, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints each First Lien Agent and any officer or agent of such First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in such First Lien Agent’s own name, from time to time in such First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Lender Claims pursuant to the Senior Lender Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

5.2. Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, each First Lien Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other

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collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First Lien Agents for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to any First Lien Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Second Priority Collateral Documents.

(a) So long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agents, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language to similar effect approved by the First Lien Agents):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [applicable Second Priority Agent] pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Guarantee and Collateral Agreement dated as of May 29, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the Company and the other “Pledgors” referred to therein, in favor of Credit Suisse, AG Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as collateral agent for the benefit of the secured parties referred to therein, [and to the liens and security interests granted to [Other First Priority Lien Obligations Collateral Agent] pursuant to [Other First Priority Lien Obligations Security Document] (as amended, supplemented or otherwise modified from time to time)], and (ii) the exercise of any right or remedy by the [applicable Second Priority Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of March 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Credit Suisse AG, Cayman Islands Branch, in its capacity as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, Holdings, the Company and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the First Lien Agents or the Senior Lenders enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First Lien Agents, the Senior Lenders, the Company or any other Grantor thereunder (including the

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release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent, any Second Priority Senior Secured Party, the Company or any other Grantor; provided, that such amendment, waiver or consent does not materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of the Company or such Grantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The relevant First Lien Agent may give written notice of such amendment, waiver or consent to each Second Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).

(c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Lender Claims has occurred, no Second Priority Collateral Document shall be entered into unless the collateral covered thereby is also subject to a perfected first-priority interest in favor of the First Lien Agents for the benefit of the Senior Lenders pursuant to the Senior Collateral Documents.

5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Grantor that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5. First Lien Agents as Gratuitous Bailees for Perfection.

(a) Each First Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the

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Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8- 106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) In the event that any First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such First Lien Agent agrees to hold such Liens as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, any First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Lien Agents shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agents under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

(e) The First Lien Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the First Lien Agents from all claims and liabilities arising pursuant to the First Lien Agents’ role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(f) Upon the Discharge of Senior Lender Claims, the relevant First Lien Agent shall deliver to the Second Priority Designated Agent the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of such First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Agents for loss or damage suffered by any First Lien Agent as a result of such transfer except for loss or damage suffered by any First Lien Agent as a result of its own willful misconduct, gross negligence or bad faith. The First Lien Agents have no obligation to follow instructions from any Second Priority Agent in contravention of this Agreement.

(g) Neither the First Lien Agents nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Agents or the Senior Lenders under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

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5.6. Second Priority Designated Agent as Gratuitous Bailee for Perfection.

(a) Upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(b) In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold such Liens as gratuitous bailee for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(c) The Second Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second Priority Agents to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the other Second Priority Agents for purposes of perfecting the Lien held by the applicable Second Priority Secured Parties.

(d) The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Priority Agents (or the Second Priority Secured Parties for which such other Second Priority Agents are agents) and the other Second Priority Agents hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee with respect to the Common Collateral.

(e) In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together

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with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein. The Company shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Second Priority Designated Agent for loss or damage suffered by the Second Priority Designated Agent as a result of such transfer except for loss or damage suffered by the Second Priority Designated Agent as a result of its own willful misconduct, gross negligence or bad faith. The Second Priority Designated Agent has no obligation to follow instructions from the successor Second Priority Designated Agent in contravention of this Agreement.

5.7. Release Upon Discharge of Senior Lender Claims: No Release If Event of Default; Reinstatement.

(a) Except as otherwise provided in clause (b) and (c) of this Section 5.7, upon the Discharge of Senior Lender Claims and the concurrent release of the Liens securing Senior Lender Claims, the Liens in favor of the Second Priority Secured Parties shall automatically be released and discharged.

(b) Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Second Priority Senior Secured Notes Indenture or any other Second Priority Document, as applicable) exists on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Second Priority Collateral securing the Second Priority Claims relating to such Event of Default will not be released, except to the extent such Second Priority Collateral or any portion thereof was disposed of in order to repay Senior Lender Claims secured by such Second Priority Collateral, and thereafter the applicable Second Priority Agent will have the right to foreclose upon such Second Priority Collateral (but in such event, the Liens on such Second Priority Collateral securing the applicable Second Priority Claims will be released when such Event of Default and all other Events of Default under the Second Priority Senior Secured Notes Indenture or any other Second Priority Document, as applicable, cease to exist).

(c) If, at any time after the Discharge of Senior Lender Claims has occurred, the Company incurs and designates any Senior Lender Claims, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Senior Lender Claims shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First Lien Agents of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of any new First Lien Agent), each Second Priority Agent shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new First Lien Agent shall reasonably request in writing in order to provide the new First Lien Agent the rights of the First Lien Agents contemplated hereby and (ii) to the extent then held by any Second Priority Agent, deliver to either First Lien Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged Collateral).

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SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by any First Lien Agent or any holder of Senior Lender Claims, (c) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) any order relating to a sale of assets of any Grantor for which any First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement.

6.2. Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of all First Lien Agents.

6.3. Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by any First Lien Agent or Senior Lenders for adequate protection or (b) any objection by any First Lien Agent or Senior Lenders to any motion, relief, action or proceeding based on such First Lien Agent’s or the Senior Lenders’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the

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form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4. Avoidance Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Lender Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6. Waivers. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

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SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the Senior Lenders to the execution and delivery of the Second Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after May 29, 2007 by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any credit decision or other decisions made by any First Lien Agent or any Senior Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2. No Warranties or Liability. Neither any First Lien Agent nor any Senior Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First Lien Agent nor any Senior Lender shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agents and the Senior Lenders, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lender Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct

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or otherwise, of the terms of the Credit Agreement or any other Senior Lender Document or of the terms of the Second Priority Senior Secured Notes Indenture or any other Second Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second Priority Document, the provisions of this Agreement shall govern.

8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to each Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or any First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are adversely affected. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Second Priority Agent, any First Lien Agent, any Senior Lender or any Second Priority Secured Party to (i) add other parties holding Future Second Lien

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Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness, (ii) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) to the extent such Obligations are not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness and (iii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under this Agreement. Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an Officers’ Certificate delivered to such party, the First Lien Agents and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents, the Second Priority Senior Secured Notes Indenture, any other Second Priority Document governing Future Second Lien Indebtedness, the Second Priority Collateral Documents or this Agreement.

8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. Neither any First Lien Agent nor any Senior Lender shall have any obligation to the Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agent and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agents or the Senior Lenders with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. Neither any Second Priority Agent nor any Second Priority Secured Party shall have any obligation to any First Lien Agent or any Senior Lender to keep any First Lien Agent or any Senior Lender informed of, and the First Lien Agents and the Senior Lenders shall not be entitled to rely on the Second Priority Agents or the Second Priority Secured Parties with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. The First Lien Agents, the Senior Lenders, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Lien Agent, any Senior Lender, any

24

Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8. Notices. All notices to the Second Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee, the First Lien Agents or any Second Priority Agent as provided in the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the other relevant Senior Lender Documents or the other relevant Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or

25

electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First Lien Agents hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9. Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and each applicable First Lien Agent, on behalf of itself and each Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to each other First Lien Agent and Second Priority Agent, the Second Priority Secured Parties and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as each other First Lien Agent and Second Priority Agent, the Second Priority Secured Parties or the Senior Lenders may reasonably request, at the expense of the Company, to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agents, the Senior Lenders, the Second Priority Agents, the Second Priority Secured Parties, Holdings, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.

8.12. Specific Performance. Each First Lien Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by either First Lien Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Agents represent and warrant that this Agreement is binding upon the Senior Lenders. The Trustee represents and warrants that this Agreement is binding upon the Indenture Secured Parties.

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8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. First Lien Agents and Second Priority Agents. It is understood and agreed that (a) Credit Suisse AG, Cayman Islands Branch, is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to Credit Suisse AG, Cayman Islands Branch, as administrative agent thereunder shall also apply to Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Agent hereunder, and (b) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as Trustee pursuant to the Indenture and Collateral Agent pursuant to the Noteholder Collateral Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Noteholder Collateral Agreement.

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Documents or Second Priority Documents entered into in connection with the Credit Agreement, tthe Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Document or Second Priority Document or permit Holdings, the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate Holdings, the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents or any other Senior Lender Document entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents.

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8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Second Priority Senior Secured Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Second Priority Senior Secured Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Second Priority Senior Secured Notes Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Credit Agreement and the Other First Priority Lien Obligations Credit Documents, to approve such amendment or modification.

8.21. Supplements. Upon the execution by any Subsidiary of the Company of a supplement hereto in form and substance satisfactory to the First Lien Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.

8.22. Joinder Requirements. The Company may designate additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness only if the incurrence of such obligations is permitted under each of the Credit Agreement, the Second Priority Senior Secured Notes Indenture and this Agreement. If so permitted, the Company shall (i) notify each First Lien Agent and Second Priority Agent in writing of such designation and (ii) cause the applicable Other First Priority Lien Obligations Administrative Agent and the applicable Other First Priority Lien Obligations Collateral Agent or the administrative agent or trustee and collateral agent for such Future Second Lien Indebtedness to execute and deliver to each First Lien Agent and Second Priority Agent, a Joinder Agreement substantially in the form of Exhibit A hereto (with appropriate adjustments in the case of Future Second Lien Indebtedness). Notwithstanding anything to the contrary set forth in this Section 8.22 or in Section 8.3 hereof, any First Lien Agent and/or any Second Priority Agent may, and, at the request of the Company, shall, in each case, without the consent of any other First Lien Agent or Second Priority Agent, any Senior Lender or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness. Any such amendment may, among other things, (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness, (ii) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) to the extent such Obligations are not prohibited by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness,

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(iii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under the foregoing Agreement prior to the incurrence of such Future Second Lien Indebtedness, and (iv) in the case of Obligations arising under Other First Priority Lien Obligations Credit Documents, (a) establish that the Lien on the Common Collateral securing such Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second Priority Claims and any Future Second Lien Indebtedness and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any other Senior Lender Claims, and (b) provide to the holders of such Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Senior Lender Claims under the foregoing Agreement prior to the incurrence of such Obligations. Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an officers’ certificate delivered to such party, the First Lien Agents and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents, the Second Priority Senior Secured Notes Indenture, any other Second Priority Document governing Future Second Lien Indebtedness or the Second Priority Collateral Documents.

8.23. Intercreditor Agreements. Each party hereto agrees that the Senior Lenders (as among themselves) and the Second-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Lenders or the Second-Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case maybe, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Lenders, the First Lien Agent acting on behalf of such Senior Lenders agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Lenders holding Senior Lender Claims under the Credit Agreement, such intercreditor agreement (or similar arrangement) is permitted under the Credit Agreement or the Required Lenders otherwise authorize the applicable First Lien Agent to enter into any such intercreditor agreement (or similar arrangement). Notwithstanding the

29

preceding clauses (B) and (C), to the extent that the applicable First Lien Agent is not authorized to enter into any such intercreditor agreement (or similar arrangement) or does not agree to enter into such intercreditor agreement (or similar arrangement), such intercreditor agreement (or similar arrangement) shall not be binding upon the applicable First Lien Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a Credit Suisse, Cayman Islands Branch),
as Credit Agreement Agent

By:

Name:	Christopher Reo Day
Title:	Vice President

By:

Name:	Sanja Gazahi
Title:	Associate

Address:	Eleven Madison Avenue
New York, NY 10010
Attention:	Agency Group
Telecopier:	(212) 325-8304

Intercreditor Agreement Signature Page

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:

Name:	Geraldine Creswell
Title:	Vice President

Address:	10161 Centurion Parkway, N. Jacksonville, Florida 32256
Attention:	Corporate Trust Administrator
Telecopier:	904-645-1921

[Intercreditor Agreement]

CLAIRE’S INC.

By:

	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S STORES, INC.

By:

	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC.
CLAIRE’S PUERTO RICO CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S CANADA CORP.
BMS DISTRIBUTING CORP.

By:

	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CSI CANADA LLC.

By:

	Name:	J. Per Brodin
	Title:	Manager

[Intercreditor Agreement]

SCHEDULE I

CLAIRE’S BOUTIQUES, INC.

CSI CANADA LLC

CLAIRE’S PUERTO RICO CORP.

CBI DISTRIBUTING CORP.

CLAIRE’S CANADA CORP.

BMS DISTRIBUTING CORP.

EXHIBIT A

Joinder Agreement

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of [                    ] [    ], [        ], among [                    ] (the “New Agent”), as an Other First Priority Lien Obligations Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee, and CLAIRE’S STORES, INC. (on behalf of itself and its subsidiaries), and any other First Lien Agent and other Second Priority Agent from time to time a party hereto.

This Agreement is supplemental to that certain Intercreditor Agreement, dated as of March 4, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between [                    ]. This Agreement has been entered into to record the accession of the New Agent as Other First Priority Lien Obligations Agent under the Intercreditor Agreement.

Definitions

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

SECTION 1.

Accession

1.1. The New Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Agent.

1.2. The New Agent confirm that its address details for notices pursuant to the Intercreditor Agreement are as follows: [                    ].

1.3. Each party to this Agreement (other than the New Agent) confirms the acceptance of the New Agent as an Other First Priority Lien Obligations Agent for purposes of the Intercreditor Agreement.

1.4. [                    ] is acting in the capacity of Other First Priority Lien Obligations

Agent solely for the Secured Parties under [                    ].

Intercreditor Agreement Signature Page

SECTION 2.

Miscellaneous

2.1. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

2.2. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS]

Schedules to First Lien Term Loan

SCHEDULE 1.01A

Excluded Subsidiaries

1.	CLSIP LLC

2.	CLSIP Holdings LLC

SCHEDULE 1.01B

Mortgaged Properties

None.

SCHEDULE 1.01C

Immaterial Subsidiaries

Claire’s Austria Gmbh

Claire’s Belgium B.V.B.A.

Claire’s Netherlands B.V.

Claire’s Puerto Rico Corp.

Claire’s Poland Sp. Z o.o.

Claire’s Hungary Kft.

Claire’s Czech Republic s.r.o.

RSI International Ltd.

BMS Fashion Corp.

Claire’s Stores (Shanghai) Limited

Claire’s Stores Hong Kong Limited

Claire’s Italy S.R.L.

CSI Canada LLC

Claire’s European Services Limited

Claire’s Luxembourg S.a.r.l.

SCHEDULE 1.01D

Unrestricted Subsidiaries

1.	CLSIP LLC

2.	CLSIP Holdings LLC

SCHEDULE 2.01

Initial Lenders

Lender	Commitment in $

SC Credit Opportunities Mandate LLC	94,336.92

Brigade Opportunistic Credit LBG Fund Ltd.	579,031.11

Big River Group Fund SPC Limited - Bond Segregated Portfolio	48,977.28

Brigade Leveraged Capital Structures Fund Ltd.	1,968,135.30

Brigade Credit Fund II Ltd.	1,546,958.52

Texas Absolute Credit Opportunities Strategy LP	80,353.35

Brigade Opportunistic Credit Fund - ICIP, Ltd.	179,768.88

Brigade Opportunistic Credit Fund 16 LLC	113,607.81

Saba Capital Series LLC Series 1	62,750.77

Brigade Distressed Value Master Fund Ltd.	257,756.85

The Coca-Cola Company Master Retirement Trust	202,031.28

U.S. High Yield Bond Fund	43,898.67

Elliot International, L.P.	6,242,862.37

The Liverpool Limited Partnership	2,937,845.21

SEI Institutional Investments Trust-High Yield Bond Fund	223,041.42

SEI Institutional Managed Trust-High Yield Bond Fund	163,767.78

Blue Falcon Limited	50,438.25

Delta Master Trust	163,419.93

JPMorgan Chase Retirement Plan	44,524.80

AllianceBernstein Multi-Manager Alternative Strategies Fund	8,000.55

Goldman Sachs Trust II - Goldman Sachs Multi Manager Alternatives Fund	136,148.49

Los Angeles County Employees Retirement Association	342,632.25

Goldman Sachs Funds II SICAV - Goldman Sachs Global Multi-Manager Alternatives Portfolio	22,888.53

FedEx Corporation Employees’ Pension Trust	157,506.48

Tasman Fund LP	387,713.61

Future Directions Credit Opportunities Fund	56,629.98

SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund	85,431.96

Solus Opportunities Fund 5 LP	8,000.55

VII Peaks Co-Optivist Income BDC II, Inc.	125,327.40

Sola Ltd.	211,492.80

Ultra Master Ltd.	16,001.10

VII Peaks Co-Optivist B Fund II, LLC	13,705.29

VII Peaks Co-Optivist R-Fund I, LLC	904.41

State Street Global Advisors	297,342.18

Morgan Stanley + Co LLC	139.14

Saba Capital Leveraged Master Fund, Ltd	22,644.54

Saba Capital Master Fund II, Ltd	165,651.25

Saba Capital Master Fund, Ltd	35,227.74

FFI Fund Ltd.	547,848.00

Ares Special Situations Fund III, L.P.	344,709.44

Ares Special Situations Fund IV, L.P.	2,304,874.80

FYI Ltd.	104,352.00

Claire’s Inc.*	2,552,884.72

AAA Co-Invest VI BC, LTD.*	205,428.78

AAA Co-Invest VI (EHS-BC), LLC*	108,686.43

Apollo Overseas Partners (Delaware 892) VI, L.P.*	241,077.90

Apollo Investment Fund VI, L.P.*	859,377.77

Apollo Overseas Partners (Germany) VI, L.P.*	4,027.12

Apollo Overseas Partners VI, L.P.*	236,227.06

Apollo Overseas Partners (Delaware) VI, L.P.*	97,886.44

Euro VI (BC) S.à r.l. *	6,228,303.47

TOTAL COMMITMENT:	$30,932,578.61

Lenders with a * denotes an Affiliate Lender

2

SCHEDULE 3.01

Organization and Good Standing

None.

8

SCHEDULE 3.04

Government Approvals

None.

SCHEDULE 3.06(a)

Subsidiaries

Name	Jurisdiction	Owner of Equity Interests
Claire’s Stores, Inc.	Florida	100% Claire’s Inc.
CBI Distributing Corp.	Delaware	56% Claire’s Stores, Inc.
44% Claire’s Boutiques, Inc.
Claire’s Boutiques, Inc.	Colorado	100% Claire’s Stores, Inc.
Claire’s Canada Corp.	Delaware	100% Claire’s Stores, Inc.
Claire’s Fashion Property Corp.	Cayman	100% CSI Luxembourg S.a.r.l.
Claire’s Holding Gmbh	Switzerland	100% Claire’s Holdings S.a.r.l.
Claire’s Stores Canada Corp.	Canada	100% Claire’s Canada Corp.
BMS Distributing Corp.	Delaware	100% CBI Distributing Corp.
Claire’s Accessories UK Ltd	United Kingdom	100% Claire’s Holding Gmbh
CSI Luxembourg S.a.r.l.	Luxembourg	100% Claire’s Holding Gmbh
Claire’s Switzerland Gmbh	Switzerland	100% Claire’s Holding Gmbh
Claire’s Accessories Spain, S.L.	Spain	100% Claire’s Accessories UK Ltd
Claire’s France S.A.S.	France	100% Claire’s Accessories UK Ltd
Claire’s Swiss Holdings LLC	Delaware	100% Claire’s Stores, Inc.
Claire’s (Gibraltar) Holdings Limited	Gibraltar	100% Claire’s Swiss Holdings LLC
Claire’s (Gibraltar) Intermediate Holdings Limited	Gibraltar	100 % Claire’s (Gibraltar) Holdings Limited
Claire’s Holdings S.a.r.l.	Luxembourg	100% Claire’s (Gibraltar)
Intermediate Holdings Limited
Claire’s Germany GmbH	Germany	100% Claire’s Holding Gmbh
WhiteClaire’s Accessorrios Portugal Unipessoal LDA	Portugal	100% Claire’s Holding Gmbh
Claire’s European Distribution Limited	United Kingdom	100% Claire’s Holding S.a.r.l.
Claire’s China Services	China	100% BMS Fashion Corp.
Claire’s Italy S.R.L.	Italy	100% Claire’s Accessories UK, Ltd.

* This list excludes Immaterial Subsidiaries listed on Schedule 1.01D

SCHEDULE 3.06(b)

Subscriptions

1.	Holdings and the Fund entered into a stockholders agreement dated as of May 29, 2007, by and among Holdings and the Stockholders (as defined herein) that are parties thereto (the “Stockholders Agreement”), that sets forth applicable provisions relating to the management and ownership of Holdings and its subsidiaries, including the right of an affiliate of Tri-Artisan Capital Partners, LLC (the member of one of the Fund’s affiliated funds) to appoint one of the members of Holdings board of directors and the right of the Fund to appoint the remaining members of Holding’s board of directors. In addition, the Stockholders Agreement contains customary information rights, drag along rights, tag along rights, preemptive rights, registration rights and restrictions on the transfer of Holding’s common stock.

2.	Amended and Restated Incentive Plan filed as Exhibit 10.1 to Form 8-K filed on May 20, 2011, as such Plan may be amended from time to time.

11

SCHEDULE 3.11

Taxes

None.

12

SCHEDULE 3.15

Material Real Estate

None.

13

SCHEDULE 3.17

Intellectual Property

None.

SCHEDULE 3.18

Anti-Money Laundering Laws

None.

SCHEDULE 3.21(b)

Possession under Leases

None.

SCHEDULE 3.21(c)

Intellectual Property

None.

17

SCHEDULE 6.01

Indebtedness

Foreign Subsidiaries have bank credit facilities totaling approximately $2.3 million. These facilities have been arranged in accordance with customary lending practices in their respective countries of operation. As of April 30, 2016, Foreign Subsidiaries had a reduction of $2.1 million for outstanding bank guarantees, which reduces the borrowing availability to $0.2 million as of that date.

18

SCHEDULE 6.02(a)

Liens

1.	Lien by General Electric Capital Corporation against Claire’s Boutiques, Inc. evidenced by initial filing number 2010F002745.

2.	Lien by CBL-Friendly Center CMBS, LLC against Claire’s Boutiques, Inc. evidenced by initial filing number 20102066248.

3.	Lien by Xerox Corporation against Claire’s Boutiques, Inc. evidenced by initial filing number 2011F035438.

4.	Lien by Silverlake Sorrento East, LLC against Claire’s Boutiques, Inc. evidenced by initial filing number 20132048600.

5.	Lien by IBM Credit LLC against CBI Distributing Corp. evidenced by initial filing number 2013 3151850.

6.	Lien by IBM Credit LLC against CBI Distributing Corp. evidenced by initial filing number 2013 3173284.

SCHEDULE 6.04

Investments

Key money deposits in the amount of $53,000,000 for leases in France.

SCHEDULE 6.07

Transactions with Affiliates

1.	Reference is made to related party transaction disclosures in the Borrower’s Form 10-Ks and Form 10-Qs filed with the U.S. Securities and Exchange Commission.

2.	Reference is made to the Stockholders Agreement listed on Schedule 3.06(b).

SCHEDULE 9.01

Notice Information

Administrative Agent or Collateral Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention of: Meghan McCauley

Telephone No.: (612) 217-5647

Facsimile No.: (612) 217-5651

E-mail: mmccauley@wilmingtontrust.com

with a copy to:

Lindquist & Vennum LLP

4200 IDS Center

80 South 8th Street

Minneapolis, MN 55402

Attention of: Mark C. Dietzen

Telephone No.: (612) 371-2452

Facsimile No.: (612) 371-3207

E-mail: mdietzen@lindquist.com

Borrower and Other Loan Parties:

Claire’s Stores, Inc.

3 SW 129th Avenue

Suite 400

Attention: Ron Marshall, Chief Executive Officer

Pembroke Pines, FL 33027

Fax No.: (954) 433-3999

Website: http://www.clairestores.com/phoenix.zhtml?c=68915&p=irol-sec